EXHIBIT 10.1
CONSENT AND SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
CONSENT AND SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of October 27, 2026 (this "Consent and Amendment"), by and among Carlyle Credit Solutions, Inc. ("Existing Parent", "Existing Seller" and "Existing Servicer"), Carlyle Credit Solutions SPV LLC (the "Company"), CARS Lux Finance SPV S.à r.l., a private limited liability company (société à responsabilité limitée), with registered office at 2, avenue Charles de Gaulle, L-1653 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Company (Registre de Commerce et des Sociétés, Luxembourg) under number B284543 (the "Investment Subsidiary"), the Lenders party hereto, U.S. Bank Trust Company, National Association, in its capacities as collateral agent ("Collateral Agent") and collateral administrator ("Collateral Administrator"), U.S. Bank National Association, in its capacity as securities intermediary ("Securities Intermediary") and JPMorgan Chase Bank, National Association, as administrative agent (in such capacity, together with any successor administrative agent, the "Administrative Agent"). Capitalized terms used in this Consent and Amendment but not otherwise defined have the meanings given to them in the Credit Agreement (as defined below).
PRELIMINARY STATEMENTS:
WHEREAS, reference is hereby made to the Amended and Restated Loan and Security Agreement dated as of June 2, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, Existing Servicer, Investment Subsidiary, Collateral Agent, Securities Intermediary, Collateral Administrator, the Lenders party thereto from time to time and the Administrative Agent;
WHEREAS, prior to the Merger Effective Date (as defined below), Existing Parent owns and shall own, all of the equity interests of the Company and acts as Servicer under the Credit Agreement;
WHEREAS, prior to the date hereof, Existing Parent entered into that certain Agreement and Plan of Reorganization, dated as of September 8, 2026 (as amended from time to time, the "Merger Agreement"), by and among Existing Parent, New Carlyle Credit Solutions, a Delaware statutory trust ("New Parent") and for the limited purposes set forth therein, Carlyle Global Credit Investment Management L.L.C., a Delaware limited liability company and the investment adviser to Existing Parent, pursuant to which Existing Parent will merge with and into New Parent, with New Parent surviving the merger, all upon the terms and conditions set forth in the Merger Agreement (the foregoing transactions, collectively with any transactions contemplated by the Merger Agreement are referred to herein as the "Merger");
WHEREAS, (i) Existing Parent desires to implement the Merger and (ii) New Parent will assume all of Existing Parent's rights and obligations as Parent, Servicer and Seller under the Credit Agreement and the other Loan Documents by operation of law (the "Assumption");

WHEREAS, on or after the Merger Effective Date, New Parent will change its legal name to "Carlyle Credit Solutions" (the "Name Change", and together with the Merger and the Assumption, collectively, the "Merger Transactions");
WHEREAS, in connection with the Merger Transactions, the Company, Investment Subsidiary, Existing Servicer, Lenders and Administrative Agent desire to amend the Credit Agreement in accordance with Section 10.05 thereof; and
WHEREAS, the Administrative Agent and the Lenders are willing to consent to the Merger Transactions, and are willing to agree to the proposed amendments set forth herein, in each case, subject to the terms and conditions hereof.
NOW, THEREFORE, in consideration of the foregoing, of mutual promises of the parties and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby consent as follows:
SECTION 1.Consents and Limited Waivers to Credit Agreement. Effective as of the Sixth Amendment Effective Date (as defined below), the Administrative Agent and the Lenders hereby irrevocably consent to:
(a)the Merger Transactions (and irrevocably waive any prohibitions or other limitations within the Loan Documents solely with respect to the Merger Transactions);
(b)the assumption by New Parent of all of Existing Servicer's rights, duties and obligations under the Credit Agreement and each other Loan Document in connection with the Merger Transactions; and
(c)the assumption by New Parent of all of Existing Parent's rights, duties and obligations under the Credit Agreement and each other Loan Document in connection with Merger Transactions.
(d)The parties hereto acknowledge that the consents set forth in this Consent and Amendment are limited in effect and shall apply only as expressly set forth in this Consent and Amendment and shall not constitute a consent, waiver, modification, approval or amendment of any other provision of the Credit Agreement or any other Loan Document.
SECTION 2.Amendments to Credit Agreement. Effective as of the Sixth Amendment Effective Date, the Credit Agreement is hereby amended in accordance with Section 10.05 thereof to (a) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Credit Agreement attached as Exhibit A hereto and (b) add new Exhibit B thereto in the form attached as Exhibit B to this Consent and Amendment. Exhibit A hereto constitutes the conformed copy of the Credit Agreement including amendments made pursuant to this Consent and Amendment.
SECTION 3.Conditions to Sixth Amendment Effective Date. The consents, waivers and amendments as set forth in Sections 1 and 2 of this Consent and Amendment shall become effective on the date (the "Sixth Amendment Effective Date") when, and only when this Consent
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and Amendment shall have been executed and delivered by the Company, Existing Parent, Existing Servicer and Existing Seller, the Administrative Agent, the Lenders, the Collateral Agent, the Securities Intermediary and the Collateral Administrator.
SECTION 4.Covenants. The Company shall, no later than one (1) Business Days after the Sixth Amendment Effective Date (or such later date as agreed by the Administrative Agent in its sole discretion), provide to the Administrative Agent, (A) an opinion of counsel for the Company with respect to the enforceability of the Credit Agreement, as amended by this Consent and Amendment, in form and substance reasonably satisfactory to the Administrative Agent and (B) such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers or other directors or other documents of the Company and the Investment Subsidiary as the Administrative Agent may reasonably require in connection with this Consent and Amendment. The Company hereby acknowledges and agrees that breach of this Section 4 shall be an Event of Default under the Credit Agreement.
SECTION 5.Reaffirmation by New Parent.
(a)With effect upon the consummation of the Merger (the date on which the Merger shall be consummated, the "Merger Effective Date"):
(i)New Parent shall become Servicer under the Credit Agreement with the same force and effect as if originally named therein as Servicer and all references in the Credit Agreement and the other Loan Documents to the term "Servicer" shall be deemed to be references to New Parent in such capacity;
(ii)New Parent shall become Parent under the Credit Agreement and the other Loan Documents with the same force and effect as if originally named therein as Parent and all references in the Credit Agreement and other Loan Documents to the term "Parent" shall be deemed to be references to New Parent in such capacity; and
(iii)New Parent shall become Seller under the Sale Agreement and the other Loan Documents with the same force and effect as if originally named therein as Seller and all references in the Sale Agreement, the Credit Agreement and the other Loan Documents to the term "Seller" shall be deemed to be references to New Parent in such capacity.
SECTION 6.Fees and Expenses. The Company hereby reaffirms its obligations pursuant to Section 10.04 of the Credit Agreement to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with this Consent and Amendment.
SECTION 7.Amendment, Modification and Waiver. This Consent and Amendment may not be amended, modified or waived except in accordance with Section 10.05 of the Credit Agreement.
SECTION 8.Entire Agreement. This Consent and Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Consent and Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and
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remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall on the Sixth Amendment Effective Date and thereafter be deemed to be a reference to the Credit Agreement as amended hereby. This Consent and Amendment shall not constitute a novation of any amount owing under the Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Credit Agreement and the other Loan Documents shall, to the extent not paid or exchanged on or prior to the Sixth Amendment Effective Date, continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith.
SECTION 9.GOVERNING LAW. THIS CONSENT AND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS CONSENT AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 10.Counterparts. This Consent and Amendment may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. The words "delivery," "execution," "execute," "signed," "signature," and words of like import in or related to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures which shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 11.No Liability of Collateral Agent, Collateral Administrator or Securities Intermediary. The Collateral Agent, the Collateral Administrator and the Securities Intermediary assume no responsibility for the correctness of the recitals contained herein, and the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Consent and Amendment and makes no representation with respect thereto. In entering into this Consent and Amendment, the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall be entitled to the benefit of every provision of the Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent, the Collateral Administrator and the Securities Intermediary, including their right to be compensated, reimbursed and indemnified in accordance with the terms thereof. The Administrative Agent, by its signature hereto, authorizes and directs the Collateral Agent, the Collateral Administrator and the Securities Intermediary to acknowledge and agree this Consent and Amendment
[Remainder of Page Intentionally Blank]
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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Consent and Amendment as of the date first written above.
CARLYLE CREDIT SOLUTIONS, INC.,
as Existing Parent, Existing Seller and Existing Servicer
By:
Name:
Title:

CARLYLE CREDIT SOLUTIONS SPV LLC,
as Company
By:
Name:
Title:

CARS LUX FINANCE SPV S.À R.L.,
as Investment Subsidiary
By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Consent and Sixth Amendment to Loan and Security Agreement]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:    __________________________________
    Name: Mercedes Capozucca
    Title: Vice President
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender
By:    __________________________________
    Name: Mercedes Capozucca
    Title: Vice President
[Signature Page to Consent and Sixth Amendment to Loan and Security Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

By:    __________________________________
    Name:
    Title:

U.S. BANK NATIONAL ASSOCIATION,
as Securities Intermediary

By:    __________________________________
    Name:
    Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Administrator

By:    __________________________________
    Name:
    Title:

:
[Signature Page to Consent and Sixth Amendment to Loan and Security Agreement]

Exhibit A
[See Attached]

Exhibit B
[See Attached]

Form of Reaffirmation Agreement and Joinder to Loan and Security Agreement
This REAFFIRMATION AGREEMENT AND JOINDER TO LOAN AND SECURITY AGREEMENT (this "Reaffirmation Agreement"), dated as of [•], by and among Carlyle Credit Solutions, a Delaware statutory trust ("New Parent", "New Seller" and "New Servicer"), Carlyle Credit Solutions SPV LLC (the "Company"), CARS Lux Finance SPV S.À R.L. (the "Investment Subsidiary") and JPMorgan Chase Bank, National Association, as administrative agent (in such capacity, together with any successor administrative agent, the "Administrative Agent"). Capitalized terms used in this Reaffirmation Agreement but not otherwise defined have the meanings given to them in the Credit Agreement (as defined below).
WHEREAS, reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of June 2, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, Investment Subsidiary, Existing Servicer (as defined in the Consent and Amendment), U.S. Bank Trust Company, National Association, in its capacities as collateral agent ("Collateral Agent") and collateral administrator ("Collateral Administrator"), U.S. Bank National Association in its capacity as securities intermediary ("Securities Intermediary"), the Lenders party thereto from time to time and the Administrative Agent;
WHEREAS, on October 27, 2026, the Company, Investment Subsidiary, Existing Servicer, Collateral Agent, Securities Intermediary, Collateral Administrator, the Lenders party thereto from time to time and the Administrative Agent entered into that certain Consent and Sixth Amendment to Loan and Security Agreement (the "Consent and Amendment"), pursuant to which, among other things, the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator and the Lenders party thereto consented to the Merger Transactions (as defined in the Consent and Amendment) and the parties agreed to amend the Credit Agreement effective as of the Sixth Amendment Effective Date;
WHEREAS, in connection with the Merger, New Parent has become the owner of all the equity interests of the Company; and
WHEREAS, the parties hereto desire that New Parent reaffirm its obligations as a party to the Credit Agreement and the other Loan Documents to which Existing Parent is a party.
NOW THEREFORE, in consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Joinder of New Parent to Credit Agreement and other Loan Documents. By execution of this Reaffirmation Agreement, the New Parent hereby agrees that, from and after the date hereof, the New Parent shall be a party to the Credit Agreement and shall be bound, as party thereto, by all applicable provisions thereof in the capacities of Seller, Servicer and Parent, and shall comply with and be subject to all terms, conditions, covenants, agreements and obligations set forth therein and applicable to the New Parent. New Parent hereby agrees that from and after the date hereof, each reference to "Parent", "Seller" and "Servicer" in any Loan Document shall be a reference to New Parent in such capacity.

2.Reaffirmation. New Parent hereby reaffirms its obligations as successor by operation of law to Existing Parent under the Credit Agreement and each other Loan Document as the "Parent", in its capacity as parent company of the Company, as the "Seller" and as the "Servicer". Without limiting the generality of the foregoing, New Parent hereby assumes, and agrees to be bound by, all of the terms and provisions of the Credit Agreement and each other Loan Document applicable to the "Parent", the "Seller", and the "Servicer" and to perform and observe all of the obligations, covenants and agreements of the Parent, the Seller and the Servicer under the Credit Agreement and each other Loan Document, in each case, as if New Parent were an original signatory thereto.
3.Counterparts. This Reaffirmation Agreement may be executed in any number of counterparts by facsimile or other written form of communication or electronic transmission (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Collateral Agent or Collateral Administrator), each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Reaffirmation Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Reaffirmation Agreement. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable Person.
4.GOVERNING LAW.    THIS REAFFIRMATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Reaffirmation Agreement to be duly executed and delivered as of the date first above written.
CARLYLE CREDIT SOLUTIONS, as New Parent, New Servicer and New Seller

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:    __________________________________
    Name: James Greenfield
    Title: Managing Director

Exhibit A
Conformed through Sixth Amendment to Amended and Restated Loan and Security Agreement, dated as of October 27, 2026

AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
dated as of
June 2, 2021
among
CARLYLE CREDIT SOLUTIONS SPV LLC
The Lenders Party Hereto
The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent
and
CARLYLE CREDIT SOLUTIONS, INC.,
as Servicer

Table of Contents
Page
ARTICLE I
THE PORTFOLIO INVESTMENTS
SECTION 1.01.    Purchases of Portfolio Investments    29
SECTION 1.02.    Procedures for Purchases and Related Advances    29
SECTION 1.03.    Conditions to Purchases.     29
SECTION 1.04.    Sales of Portfolio Investments    30
SECTION 1.05.    Certain Assumptions relating to Portfolio Investments    32
SECTION 1.06.    Currency Equivalents    32
ARTICLE II
THE ADVANCES
SECTION 2.01.    Financing Commitments    33
SECTION 2.02.    [Reserved]    33
SECTION 2.03.    Advances; Use of Proceeds    33
SECTION 2.04.    Conditions to Amended and Restated Effective Date    35
SECTION 2.05.    Conditions to Advances    36
ARTICLE III
ADDITIONAL TERMS APPLICABLE TO THE ADVANCES
SECTION 3.01.    The Advances    37
SECTION 3.02.    [Reserved]    41
SECTION 3.03.    Taxes    41
ARTICLE IV
COLLECTIONS AND PAYMENTS
SECTION 4.01.    Interest Proceeds    44
SECTION 4.02.    Principal Proceeds    45
SECTION 4.03.    Principal and Interest Payments; Prepayments; Commitment Fee    45
SECTION 4.04.    MV Cure Account    47
SECTION 4.05.    Priority of Payments    47
SECTION 4.06.    Payments Generally    48
SECTION 4.07.    Termination or Reduction of Financing Commitments    49
ARTICLE V
THE SERVICER
SECTION 5.01.    Appointment and Duties of the Servicer    50
SECTION 5.02.    Servicer Representations as to Eligibility Criteria; Etc    50
SECTION 5.03.    Indemnification; Limitation of Liability    51

ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS
SECTION 6.01.    Representations and Warranties    51
SECTION 6.02.    Covenants of the Company and the Servicer    55
SECTION 6.03.    Amendments of Portfolio Investments, Etc    61
ARTICLE VII
EVENTS OF DEFAULT
ARTICLE VIII
COLLATERAL ACCOUNTS; COLLATERAL SECURITY
SECTION 8.01.    The Collateral Accounts    64
SECTION 8.02.    Collateral Security; Pledge; Delivery    65
ARTICLE IX
THE AGENTS
SECTION 9.01.    Appointment of Administrative Agent and Collateral Agent    68
SECTION 9.02.    Additional Provisions Relating to the Collateral Agent and the Collateral Administrator    73
ARTICLE X
MISCELLANEOUS
SECTION 10.01.    Non-Petition; Limited Recourse    75
SECTION 10.02.    Notices    76
SECTION 10.03.    No Waiver    76
SECTION 10.04.    Expenses; Indemnity; Damage Waiver; Right of Setoff    76
SECTION 10.05.    Amendments    77
SECTION 10.06.    Successors; Assignments    78
SECTION 10.07.    Governing Law; Submission to Jurisdiction; Etc    80
SECTION 10.08.    Interest Rate Limitation    80
SECTION 10.09.    PATRIOT Act    80
SECTION 10.10.    Counterparts    80
SECTION 10.11.    Headings    81
SECTION 10.12.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.    81
SECTION 10.13.    Confidentiality.    82

Schedules
Schedule 1    Transaction Schedule
Schedule 2    Contents of Notice of Acquisition
Schedule 3    Eligibility Criteria
Schedule 4    Concentration Limitations
Schedule 5    Initial Portfolio Investments
Schedule 6    Moody's Industry Classifications
Schedule 7    Form of Partial Deferrable Obligations Notifications

Exhibits
Exhibit A    Form of Request for Advance
Exhibit B    Form of Reaffirmation Agreement

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of June 2, 2021 (this "Agreement") among CARLYLE CREDIT SOLUTIONS SPV LLC (formerly known as TCG BDC II SPV LLC), as borrower (the "Company"); CARLYLE CREDIT SOLUTIONS, INC. (formerly known as TCG BDC II, INC.) as servicer; the Lenders party hereto; U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor to U.S. Bank National Association), in its capacities as collateral agent (in such capacity, the "Collateral Agent") and collateral administrator (in such capacity, the "Collateral Administrator"); U.S. BANK NATIONAL ASSOCIATION, as securities intermediary (in such capacity, the "Securities Intermediary"); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").
Pursuant to Section 10.05, the parties to the Loan and Security Agreement, dated the Original Effective Date (the "Original Agreement"), hereby agree to amend and restate the Original Agreement and the Original Agreement is hereby amended and restated as set forth in this Agreement.
The Servicer and the Loan Parties wish for the Loan Parties to acquire and finance certain corporate loans (the "Portfolio Investments"), all on and subject to the terms and conditions set forth herein; provided that, notwithstanding anything herein to the contrary, the Portfolio Investments held by the Investment Subsidiary will be deemed to not be Portfolio Investments hereunder until the Luxembourg Security Effective Date.
Furthermore, the Company entered into (i) a Sale Agreement, dated the Original Effective Date (the "Sale Agreement"), between the Company and Parent (in such capacity, the "Seller") and (ii) a Master Participation Agreement, dated the Original Effective Date (the "Master Participation Agreement") between the Company and the Seller, pursuant to which the Company shall from time to time acquire Portfolio Investments (including, in the case of Initial Portfolio Investments, by grant of a Participation Interest pursuant to that Master Participation Agreement) from the Seller, and to Purchase additional Portfolio Investments from time to time.
On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association ("JPMCB") and its respective successors and permitted assigns (together with JPMCB, the "Lenders") have agreed to make advances to the Company ("Advances") hereunder to the extent specified on the transaction schedule attached as Schedule 1 hereto (the "Transaction Schedule").
Accordingly, the parties hereto agree as follows:
Certain Defined Terms
"Account Control Agreement" means, collectively, the Borrower Account Control Agreement and the Investment Subsidiary Account Control Agreement, in each case as amended in accordance with the terms of this Agreement.
"Additional Distribution Date" has the meaning set forth in Section 4.05.
"Adjusted Applicable Margin" means the stated Applicable Margin for Advances set forth on the Transaction Schedule plus 2% per annum.
"Administrative Agent" has the meaning set forth in the introductory section of this Agreement.
"Advances" has the meaning set forth in the introductory section of this Agreement.

"Adverse Proceeding" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Loan Party) at law or in equity, or before or by any Governmental Authority, whether pending, active or, to any Loan Party's or the Servicer's knowledge, threatened against or affecting any Loan Party or the Servicer or their respective property that would reasonably be expected to result in a Material Adverse Effect.
"Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person but, which shall not, with respect to the Loan Parties, include the obligors under any Portfolio Investment. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided that for purposes of determining whether any Portfolio Investment satisfies the Eligibility Criteria and as used in Schedule 4 regarding Concentration Limitations, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common financial sponsor; provided, further, that for purposes of Sections 6.02(a)(xvii) and 6.02(b)(iv), the term "Affiliate" shall not include any portfolio company of the Servicer, the Seller or the Parent, as applicable, that is not consolidated on the financial statements of the Servicer, the Seller or the Parent, as applicable.
"Agent" has the meaning set forth in Section 9.01.
"Agent Business Day" means any day on which commercial banks settle payments in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be Houston, Texas).
"Agreement" has the meaning set forth in the introductory paragraph hereto.
"Amended and Restated Effective Date" has the meaning set forth in Section 2.04.
"Amendment" has the meaning set forth in Section 6.03.
"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to any Loan Party from time to time concerning or relating to bribery or corruption.
"Applicable Law" means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.
"Applicable SONIA Adjustment" means, with respect to any Advance in GBP, at the election of the Servicer on behalf of the Loan Parties in the related Request for Advance, 0.0326% (the "One Month SONIA Adjustment") or (ii) 0.1193% (the "Three Month SONIA Adjustment").
"AUD" means Australian Dollars.
"AUD Screen Rate" means, for each Calculation Period relating to an Advance in AUD, the average bid reference rate administered by the ASX Benchmarks Pty Limited (or any other Person that takes over the administration of such rate) for Australian dollar bills of exchange with a tenor equal to one month or three months, as applicable, as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Sydney, Australia time) two (2) Business Days prior to the commencement of such Calculation Period. If such rate is not available at such time for any reason, then the AUD Screen Rate for such Calculation Period shall be deemed to be the rate (which shall not be less than zero) at which

AUD deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered in the Sydney interbank market in immediately available funds at such time (as determined by the Administrative Agent in its commercially reasonable discretion). Notwithstanding anything in the foregoing to the contrary, if the AUD Screen Rate as calculated for any purpose under this Agreement is below zero percent, the AUD Screen Rate will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.
"Bankruptcy Event" means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
"Base Advances" means all Advances.
"Base Rate" means, for any day,(i) with respect to USD denominated Advances, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.5%, (ii) with respect to CAD denominated Advances, the Canadian Prime Rate and (iii) with respect to any AUD, Euro or GBP denominated Advances, the annual rate of interest announced from time to time by the Administrative Agent (or an affiliate thereof) as being its reference rate then in effect for determining interest rates on commercial loans made by it in Australia (with respect to Advances denominated in AUD), the United Kingdom (with respect to Advances denominated in GBP) or the Euro Zone (with respect to Advances denominated in Euros). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, the Canadian Prime Rate or a rate specified in clause (iii) above shall be effective from and including the effective date of such change. In the event that the applicable Base Rate is below zero percent at any time during the term of this Agreement, it shall be deemed to be zero percent until it exceeds zero percent again.
"Base Rate Advance" means, on any date of determination, any Advance denominated in any Currency that bears interest at the applicable Base Rate plus the Applicable Margin for Advances (or the Adjusted Applicable Margin, as applicable).
"Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.
"Borrower Account Control Agreement" means the Amended and Restated Securities Account Control Agreement, dated as of October 25, 2019, among the Company, the Administrative Agent, the Collateral Agent and the Securities Intermediary, as amended from time to time.
"Borrowing Base Test" means a test that will be satisfied on any date of determination if the following is true:

Net Advance Rate ≤ AR
Net Asset Value

Where:

AR =60%.

"Business Day" means any day on which commercial banks are open in each of New York City and the city in which the corporate trust office of the Collateral Agent is located; provided that (i) with respect to any SONIA related provisions herein or the payment, calculation or conversion of amounts denominated in GBP, "Business Day" shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England, (ii) with respect to any provisions herein relating to the setting of EURIBOR or the payment, calculation or conversion of amounts denominated in Euros, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England or which is not a TARGET2 Settlement Day, (iii) with respect to any CAD related provisions herein or the payment, calculation or conversion of amounts denominated in CAD, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Toronto, Canada, (iv) with respect to any AUD related provisions herein or the payment, calculation or conversion of amounts denominated in AUD, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Sydney, Australia, (v) with respect to any CHF related provisions herein or the payment, calculation or conversion of amounts denominated in CHF, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Zürich, Switzerland, (vi) with respect to any NOK related provisions herein or the payment, calculation or conversion of amounts denominated in NOK, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Oslo, Norway, (vii) with respect to any SEK related provisions herein or the payment, calculation or conversion of amounts denominated in SEK, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Stockholm, Sweden, (viii) with respect to any DKK related provisions herein or the payment, calculation or conversion of amounts denominated in DKK, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Copenhagen, Denmark, and (ix) with respect to any action required to be taken by or with respect to the Investment Subsidiary under any Loan Document, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be closed in Luxembourg.
"CAD" means Canadian dollars.
"Calculation Period" means the quarterly period from and including the date on which the first Advance is made hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and each successive quarterly period from and including a Calculation Period Start Date to but excluding the immediately succeeding Calculation Period Start Date (or, in the case of the last Calculation Period, if the last Calculation Period does not end on the last calendar day of March, June, September or December, the period from and including the related Calculation Period Start Date to but excluding the Maturity Date).
"Calculation Period Start Date" means the third Business Day of January, April, July and October of each year, commencing in July 2019.
"Canadian Prime Rate" means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate published by Bloomberg Financial Markets Commodities News (or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as reasonably determined by the Administrative Agent from time to time) at 10:15 a.m. Toronto time on such day and (ii) Term CORRA, plus 1% per annum. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or Term CORRA shall be effective from and including the effective date of such change in the PRIMCAN Index or Term CORRA, respectively.
"Cash Equivalents" means:

(a)    in respect of each USD Collateral Account, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least "A-1" from S&P or at least "P-1" from Moody's; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least "A-1" from S&P or at least "P-1" from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody's; and
(b)    in respect of each Permitted Non-USD Currency Account in respect of Euro, AUD, GBP, CAD, CHF, NOK, SEK and DKK, any high grade cash equivalent security or obligation issued by the Euro Zone, Canada, England, Australia, Switzerland, Norway, Sweden, Denmark or any agency or political subdivision thereof, the Collateral Agent or any of its Affiliates or another obligor acceptable to the Administrative Agent that is identified to the Servicer and the Administrative Agent as an available investment in the applicable Permitted Non-USD Currency by the Securities Intermediary, selected by the Servicer in a written notice (including via email) to the Administrative Agent, the Collateral Agent and the Securities Intermediary and consented to by the Administrative Agent in a written notice (including via email) to the Servicer, the Collateral Agent and the Securities Intermediary.
"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) shall be deemed to have occurred after the date of this Agreement for purposes of this definition, regardless of the date adopted, issued, promulgated or implemented.
"Change of Control" means an event or series of events by which (A) the Parent or its Affiliates, collectively, (i) shall cease to possess, directly or indirectly, the right to elect or appoint (through contract, ownership of voting securities, or otherwise) managers that at all times have a majority of the votes of the board of managers (or similar governing body) of either Loan Party or to direct the management policies and decisions of either Loan Party or (ii) shall cease, directly or indirectly, to own and control legally and beneficially all of the equity interests of either Loan Party, (B) on and after the Luxembourg Security Effective Date, the Borrower shall cease to directly own and control legally and beneficially all of the equity interests of the Investment Subsidiary or (C) Carlyle Investment Management L.L.C. or its Affiliates shall cease to be the investment advisor of the Parent.
"Charges" has the meaning set forth in Section 10.08.
"CHF" means Swiss franc.
"CME Term SOFR Administrator" means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).

"Code" means the Internal Revenue Code of 1986, as amended.
"Collateral" has the meaning set forth in Section 8.02(a).
"Collateral Accounts" has the meaning set forth in Section 8.01(a).
"Collateral Administrator" has the meaning set forth in the introductory section of this Agreement.
"Collateral Agent" has the meaning set forth in the introductory section of this Agreement.
"Collateral Principal Amount" means on any date of determination (A) the aggregate principal balance of the Portfolio Investments, excluding the unfunded balance of any Delayed Funding Term Loan or Revolving Loan, as of such date plus (B) the amounts on deposit in the Collateral Accounts (which, for the avoidance of doubt, excludes any amounts in the Investment Subsidiary Accounts prior to the Luxembourg Security Effective Date) (in each case, including cash and Eligible Investments) representing Principal Proceeds as of such date and the amounts on deposit in the Unfunded Exposure Account and each Permitted Non-USD Currency Unfunded Exposure Account (in each case, including cash and Eligible Investments) as of such date minus (C) the aggregate principal balance of all Ineligible Investments as of such date.
"Collection Account" means the Interest Collection Account and the Principal Collection Account, collectively.
"Company" has the meaning set forth in the introductory section of this Agreement.
"Company Collateral" has the meaning set forth in Section 8.02(a).
"Company LLC Agreement" means that certain Amended and Restated Limited Liability Company Agreement of the Company dated as of April 1, 2019 entered into by Parent, as the sole equity member, and Donald J. Puglisi, as the Special Member (as defined therein).
"Concentration Limitation Excess" means, on any date of determination, without duplication, all or the portion of the principal amount of any Portfolio Investment (other than any Ineligible Investment) that exceeds any Concentration Limitation as of such date; provided that the Servicer shall select in its sole discretion which Portfolio Investment(s) constitute part of the Concentration Limitation Excess; provided further that with respect to any Delayed Funding Term Loan or Revolving Loan, the Servicer shall select any term Portfolio Investment from the same obligor and/or any funded portion of the aggregate commitment amount of such Delayed Funding Term Loan or Revolving Loan before selecting any unfunded portion of such aggregate commitment amount; provided further that if the Servicer does not so select any Portfolio Investment(s), the applicable portion of the Portfolio Investment(s) determined by the Administrative Agent shall make up the Concentration Limitation Excess.
"Concentration Limitations" has the meaning set forth in Schedule 4.
"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
"CORRA" means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
"Credit Risk Party" has the meaning set forth in Article VII.
"Currency" means USD and each Permitted Non-USD Currency.

"Currency Shortfall" has the meaning specified in Section 4.06(b).
"Custodial Account" means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule to which Portfolio Investments, Eligible Investments and other financial assets may be credited, and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.
"Daily Simple SONIA" means, for each day during any Calculation Period, SONIA, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in consultation with the Company in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SONIA" for business loans, as determined for such day at approximately 11:00 a.m., London time, on the immediately preceding Business Day. If such rate is not available at such time for any reason, then Daily Simple SONIA for such day shall be the rate (which shall not be less than zero) at which GBP deposits in an amount corresponding to the amount of such Advance are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market. Notwithstanding anything in the foregoing to the contrary, if Daily Simple SONIA as calculated for any purpose under this Agreement is below zero percent, Daily Simple SONIA will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.
"Default" has the meaning set forth in Section 1.03.
"Defaulting Lender" means any Lender that (a) has failed, within five calendar days of the date required to be funded or paid, to (i) fund any portion of its Advances or (ii) pay over to the Company any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Company, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Company’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.
"Delayed Funding Term Loan" means any Loan that (a) requires the holder thereof to make one or more future advances to the obligor under the underlying instruments relating thereto, (b) specifies a maximum amount that can be borrowed on or prior to one or more fixed dates, and (c) does not permit the re-borrowing of any amount previously repaid by the obligor thereunder; but, for the avoidance of doubt, any such Loan will be a Delayed Funding Term Loan only until all commitments by the holders thereof to make such future advances to the obligor thereon expire or are terminated or reduced to zero.
"Deliver" (and its correlative forms) means the taking of the following steps by the applicable Loan Party or the Servicer:
(1)    except as provided in clauses (3) or (4) below, in the case of Portfolio Investments and Eligible Investments and amounts on deposit in the Collateral Accounts, by (x) causing the Securities Intermediary to indicate by book entry that a financial asset comprised thereof has been credited to the applicable Collateral Account and (y) causing the Securities Intermediary to agree, pursuant to the Borrower Account Control Agreement and, on and after the

Luxembourg Security Effective Date, the Investment Subsidiary Account Control Agreement, that it will comply with entitlement orders originated by the Collateral Agent with respect to each such security entitlement without further consent by such Loan Party;
(2)     [Reserved];
(3)    in the case of Portfolio Investments consisting of money or instruments (the "New York Collateral") that do not constitute a financial asset forming the basis of a security entitlement delivered to the Collateral Agent pursuant to clause (1) above, by causing (x) the Collateral Agent to obtain possession of such New York Collateral in the State of New York, or (y) a Person other than the Company and a securities intermediary (A)(I) to obtain possession of such New York Collateral in the State of New York, and (II) to then authenticate a record acknowledging that it holds possession of such New York Collateral for the benefit of the Collateral Agent or (B)(I) to authenticate a record acknowledging that it will take possession of such New York Collateral for the benefit of the Collateral Agent and (II) to then acquire possession of such New York Collateral in the State of New York;
(4)    in the case of any account which constitutes a "deposit account" under Article 9 of the UCC, by causing the Securities Intermediary to continuously identify in its books and records the security interest of the Collateral Agent in such account and, except as may be expressly provided herein to the contrary, establishing control within the meaning of Section 9-104 of the UCC over such account in favor of the Collateral Agent in the manner set forth in the Borrower Account Control Agreement and, on and after the Luxembourg Security Effective Date, the Investment Subsidiary Account Control Agreement;
(5)    in all cases, including general intangibles, by filing or causing the filing of a financing statement with respect to such Collateral with the Delaware Secretary of State; and
(6)    in all cases by otherwise ensuring that (i) all steps, if any, required under applicable Law in the United States and Luxembourg or reasonably requested by the Administrative Agent to ensure that this Agreement creates a valid, first priority Lien (subject only to Permitted Liens) on such Collateral in favor of Collateral Agent, shall have been taken, and that such Lien shall have been perfected by filing and, to the extent applicable, possession or control and (ii) obtaining all applicable consents to the pledge of the Collateral in accordance with the Loan Documents.
"Designated Email Notification Address" means BDCPMTeam@carlyle.com; provided that, so long as no Event of Default shall have occurred and be continuing and no Market Value Event shall have occurred, the Company may, upon at least five (5) Business Day's written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate any other email address as the Designated Email Notification Address.
"Designated Independent Dealer" means J.P. Morgan Securities LLC; provided that, so long as no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, the Servicer may, upon at least five (5) Business Day's written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate another Independent Dealer as the Designated Independent Dealer.
"Designated MV" has the meaning set forth in the definition of the term "Market Value."
"Designated MV Asset" means, as of any date of determination, (i) any Non-Traded Portfolio Investment that has a Designated MV, which Designated MV has been reduced by more than 5% (expressed as a percentage of par) during the six month period immediately preceding such date of determination or (ii) if the weighted average of the Market Values of all Non-Traded Portfolio

Investments that have Designated MV on such date of determination is 10% (expressed as a percentage of par) or more below the weighted average of the Market Values of such Non-Traded Portfolio Investments initially assigned thereto by the Administrative Agent, all Non-Traded Portfolio Investments that have a Designated MV.
"DKK" means Danish kroner.
"Dollar Equivalent" means, with respect to any Advance denominated in a Permitted Non-USD Currency, the amount of USD that would be required to purchase the amount of such Permitted Non-USD Currency of such Advance using the reciprocal foreign exchange rates obtained as described in the definition of the term Spot Rate.
"Effective Date Letter" means that certain letter agreement, dated as of the Original Effective Date, between the Company and the Administrative Agent, as amended by the Effective Date Letter Amendment and the Second Effective Date Letter Amendment and as further amended, modified or restated in accordance with its terms.
"Effective Date Letter Amendment" means that certain letter agreement, dated as of the Amended and Restated Effective Date, between the Company and the Administrative Agent.
"Eligibility Criteria" has the meaning set forth in Section 1.03.
"Eligible Investments" has the meaning set forth in Section 4.01.
"ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.
"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412, 430 or 431 of the Code).
"ERISA Event" means that (1) the Company has underlying assets which constitute "plan assets" within the meaning of the Plan Asset Rules or (2) the Company sponsors, maintains, contributes to, is required to contribute to or has any material liability (including, in the case of contribution and liability, on account of any ERISA Affiliate) with respect to any Plan.
"Euro" or "€" means the lawful currency of Participating Member States.
"EURIBOR" means, for each Calculation Period relating to an Advance in Euros, the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) displayed on Reuters Screen EURIBOR01 on the Bloomberg Financial Markets Commodities News (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as reasonably determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the Euro in the Euro Zone) at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Calculation Period, as the rate for Euro deposits with a maturity of three months. If such rate is not available at such time for any reason, then EURIBOR for such Calculation Period shall be the rate (which shall not be less than zero) at which Euro deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered by the principal Brussels office of the Administrative Agent in immediately available funds in the Euro Zone interbank market at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Calculation Period. Notwithstanding anything in the foregoing to the contrary, if EURIBOR as calculated for any purpose under this Agreement is below zero percent, EURIBOR will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.
"Event of Default" has the meaning set forth in Article VII.

"Excess Interest Proceeds" means (i) on any Interest Payment Date, the excess of (1) amounts then on deposit in the Collateral Accounts (which, for the avoidance of doubt, excludes any amounts in the Investment Subsidiary Accounts prior to the Luxembourg Security Effective Date) representing Interest Proceeds over (2) the amount actually paid on such Interest Payment Date pursuant to Sections 4.05(a) and (b) and (ii) at any other time of determination, the excess of (1) amounts then on deposit in the Collateral Accounts (which, for the avoidance of doubt, excludes any amounts in the Investment Subsidiary Accounts prior to the Luxembourg Security Effective Date) representing Interest Proceeds over (2) the projected amount required to be paid pursuant to Section 4.05(a) and (b) on the next Interest Payment Date, the next Additional Distribution Date or the Maturity Date, as applicable, in each case, as determined by the Company in good faith and in a commercially reasonable manner.
"Excluded Account" means one or more bank accounts established and maintained with The Bank of New York Mellon SA / NV, Luxembourg Branch in the name of the Investment Subsidiary, as designated by the Investment Subsidiary and confirmed in writing by the Administrative Agent. For the avoidance of doubt, no Loan Party shall deposit (or cause to be deposited) any Principal Proceeds, Interest Proceeds or other amounts received with respect to any Portfolio Investment into the Excluded Account (excluding, for the avoidance of doubt, amounts distributed in accordance with the Priority of Payments).
"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, Luxembourg or U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Financing Commitment or Advance pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Financing Commitment or Advance or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party's failure to comply with Section 3.03(f), and (d) Taxes imposed under FATCA, and (e) Taxes imposed in relation to Luxembourg law dated 23 December 2005 introducing a final withholding tax on interest payable to Luxembourg resident individual beneficial owners of the payment, as amended from time to time.
"Existing Intercompany Convertible Note Facility" means the Convertible Loan Notes Facility Agreement made on October 23, 2024, and effective as of October 29, 2024, by and between the Parent and the Investment Subsidiary.
"FATCA" means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and intergovernmental agreements thereunder, similar or related non-U.S. law that corresponds to Sections 1471 to 1474 of the Code, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted pursuant to such intergovernmental agreement.
"Federal Funds Effective Rate" means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.
"Fifth Amendment" means the Fifth Amendment and Joinder to Amended and Restated Loan and Security Agreement, dated as of the Fifth Amendment Effective Date, by and between the

Borrower, the Servicer, the Investment Subsidiary, the Collateral Agent, the Securities Intermediary, the Collateral Administrator, the Administrative Agent and the Lenders.
"Fifth Amendment Effective Date" means August 26, 2025.
"Financing Commitment" means, with respect to each Lender, the commitment of such Lender to provide Advances to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender's name on the Transaction Schedule or in the assignment and assumption pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 10.06 of this Agreement.
"First Amendment Effective Date Letter" means the First Amendment Effective Date Letter, dated as of December 28, 2021, by and between the Administrative Agent and the Company.
"First Scheduled Financing Commitment Increase" means, subject to the satisfaction of the Scheduled Financing Commitment Increase Conditions, the increase in the Financing Commitment by U.S.$100,000,000 to occur on the First Scheduled Financing Commitment Increase Date.
"First Scheduled Financing Commitment Increase Date" means December 12, 2025 (or such earlier date as agreed to by the Administrative Agent and the Company (or the Servicer on its behalf), each in their sole discretion, upon fifteen (15) Business Days’ prior notice of such proposed date from the Servicer to the Administrative Agent (with a copy to the Collateral Agent)).
"Foreign Lender" means a Lender that is not a U.S. Person.
"Fourth Amendment Effective Date" means December 12, 2024.
"Fourth Amendment Effective Date Letter" means the Fourth Amendment Effective Date Letter, dated as of the Fourth Amendment Effective Date, by and between the Administrative Agent and the Company.
"GAAP" means generally accepted accounting principles in the effect from time to time in the United States, as applied from time to time by the Company.
"GBP" and "£" mean British Pounds.
"Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
"Indebtedness" as applied to any Person, means, without duplication, as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business; (iv) that portion of obligations with respect to capital leases that is properly classified as a liability of such Person on a balance sheet; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt, lease obligations or similar obligations to repay money of others guaranteed by such Person or for which such Person acts as surety and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss. Notwithstanding the foregoing, "Indebtedness" shall not include a commitment arising in the ordinary course of business to purchase a future Portfolio Investment in accordance with the terms of this Agreement.
"Indemnified Person" has the meaning specified in Section 5.03.
"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Loan Parties under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.
"Indemnitee" has the meaning set forth in Section 10.04(b).
"Independent Dealer" means any of the following (as such list may be revised from time to time by mutual agreement of the Company and the Administrative Agent): Bank of America/Merrill Lynch, Barclays Bank, BNP Paribas, Citibank, Deutsche Bank, Goldman Sachs, Morgan Stanley, UBS, Wells Fargo and any Affiliate of any of the foregoing, but in no event including the Company or any Affiliate of the Company.
"Ineligible Investment" means any Portfolio Investment that fails, at any time, to satisfy the Eligibility Criteria; provided that with respect to any Portfolio Investment for which the Administrative Agent has waived one or more of the criteria set forth on Schedule 3, the Eligibility Criteria in respect of such Portfolio Investment shall be deemed not to include such waived criteria at any time after such waiver and such Portfolio Investment shall not be considered an "Ineligible Investment" by reason of its failure to meet such waived criteria; provided further that any Portfolio Investment (other than an Initial Portfolio Investment) which has not been approved by the Administrative Agent pursuant to Section 1.02 on or prior to its Trade Date will be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved; provided, further, that any Participation Interest that has not been elevated to an absolute assignment on or prior to the 60th calendar day following the Original Effective Date shall constitute an Ineligible Investment until the date on which such elevation has occurred.
"Ineligible Person" has the meaning set forth in the Effective Date Letter.
"Information" means (i) the Loan Documents and the details of the provisions thereof and (ii) all information received from the Company or any Affiliate thereof relating to any Loan Party or its business or any obligor in respect of any Portfolio Investment in connection with the transactions contemplated by this Agreement.
"Initial Parent" means Carlyle Credit Solutions, Inc., a Maryland corporation.
"Initial Portfolio Investments" means the Portfolio Investments listed in Schedule 5.
"Insolvency Regulation" means the Regulation (EU) 2015/848 of the European Parliament and the Council of 20 May 2015 on insolvency proceedings (recast).
"Intercompany Loans" means one or more interest free loans or convertible loan notes granted by the Parent to the Investment Subsidiary under the Existing Intercompany Convertible Note Facility and validly assigned by the Parent to the Company on or prior to the Fifth Amendment Effective Date.
"Interest Collection Account" means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of Interest Proceeds denominated in USD and any successor accounts established in connection with the resignation or removal of the Securities Intermediary. For the avoidance of doubt, the "IS Interest Collection Account" identified on the Transaction Schedule shall be an Interest Collection Account for all purposes hereunder.
"Interest Payment Date" has the meaning set forth in Section 4.03(b).

"Interest Proceeds" means all payments of interest received in respect of the Portfolio Investments and Eligible Investments acquired with the proceeds of Portfolio Investments (in each case other than accrued interest purchased using Principal Proceeds, but including proceeds received from the sale of interest accrued after the date on which the applicable Loan Party acquired the related Portfolio Investment), all other payments on the Eligible Investments acquired with the proceeds of Portfolio Investments (for the avoidance of doubt, such other payments shall not include principal payments (including, without limitation, prepayments, repayments or sale proceeds) with respect to Eligible Investments acquired with Principal Proceeds) and all payments of fees, dividends and other similar amounts received in respect of the Portfolio Investments or deposited into any of the Collateral Accounts (including closing fees, commitment fees, facility fees, late payment fees, amendment fees, waiver fees, prepayment fees and premiums, ticking fees, delayed compensation, customary syndication or other up-front fees and customary administrative agency or similar fees); provided, however, that for the avoidance of doubt, Interest Proceeds shall not include amounts or Eligible Investments in the MV Cure Account, any Unfunded Exposure Account or any Permitted Non-USD Currency Unfunded Exposure Account or any proceeds therefrom.
"Investment" means (a) the purchase of any debt or equity security of any other Person, or (b) the making of any Loan or advance to any other Person, or (c) becoming obligated with respect to a contingent obligation in respect of obligations of any other Person.
"Investment Subsidiary" means CARS Lux Finance SPV S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Grand Duchy of Luxembourg, having its registered office at 2, avenue Charles de Gaulle, L-1653 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Register of Commerce and Companies (RCS Luxembourg) under number B284543.
"Investment Subsidiary Account Control Agreement" means the Securities Account Control Agreement, dated as of the Luxembourg Security Effective Date, among the Investment Subsidiary, the Administrative Agent, the Collateral Agent and the Securities Intermediary, as amended from time to time.
"Investment Subsidiary Accounts" means each account held by the Investment Subsidiary with the Securities Intermediary as set forth on the Transaction Schedule (each of which shall, for the avoidance of doubt, be subject to the Investment Subsidiary Account Control Agreement on and after the Luxembourg Security Effective Date).
"Investment Subsidiary Assets" means, collectively, the Portfolio Investments, Eligible Investments and other financial assets owned by the Investment Subsidiary from time to time.
"Investment Subsidiary Collateral" has the meaning set forth in Section 8.02(a).
"Investment Subsidiary Documents" means each of (a) the Investment Subsidiary Sale Agreement, (b) the Investment Subsidiary Guaranty, (c) each Luxembourg Security Document, and (d) the Luxembourg Certificate.
"Investment Subsidiary Guaranty" means that certain Guaranty (as amended from time to time), dated as of the Luxembourg Security Effective Date, entered into by the Investment Subsidiary in favor of the Collateral Agent on behalf of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent.
"Investment Subsidiary Sale Agreement" means that certain Sale Agreement dated on or prior to the Luxembourg Security Effective Date between the Investment Subsidiary and the Parent, in form and substance reasonably satisfactory to the Administrative Agent.

"IRS" means the United States Internal Revenue Service.
"JPMCB" has the meaning set forth in the introductory section of this Agreement.
"Lender Participant" has the meaning set forth in Section 10.06(c).
"Lenders" has the meaning set forth in the introductory section of this Agreement.
"Liabilities" has the meaning set forth in Section 5.03.
"Lien" means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.
"Loan" means any obligation for the payment or repayment of borrowed money that is documented by a term and/or revolving loan agreement or other similar credit agreement (or a Participation Interest therein).
"Loan Documents" means this Agreement, the Sale Agreement, the Master Participation Agreement, the Borrower Account Control Agreement, the Investment Subsidiary Account Control Agreement, the Effective Date Letter, the First Amendment Effective Date Letter, the Third Amendment Effective Date Letter, the Fourth Amendment Effective Date Letter, the Sixth Amendment Effective Date Letter, the Investment Subsidiary Guaranty, the Luxembourg Security Documents, the Investment Subsidiary Sale Agreement and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification.
"Loan Party" means each of the Company and the Investment Subsidiary.
"Luxembourg Business Preservation Law" means the Luxembourg law of 7 August 2023 on business preservation and modernisation of bankruptcy law (loi du 7 août 2023 relative à la préservation des entreprises et portant modernisation du droit de la faillite).
"Luxembourg Certificate" means a Luxembourg manager's certificate issued by an authorized signatory of the Investment Subsidiary to the Administrative Agent (or its counsel) on the Luxembourg Security Effective Date in respect of each of the following as being true, accurate, correct and up-to-date, as applicable:
(a)    a copy of the articles of association of the Investment Subsidiary;
(b)    a copy of the board resolutions of the board of managers of the Investment Subsidiary authorizing the entry into the Fifth Amendment and any other related documents;
(c)    a specimen signature of each person authorised by the resolution referred to in in clause (ii) above;
(d)    an electronic excerpt (extrait) issued by the RCS dated on the date of this Amendment in relation to the Investment Subsidiary;
(e)    a certificate as to the non registration of a court decision or administrative dissolution without liquidation (certificat de non inscription d’une décision judiciaire ou de dissolution administrative sans liquidation) issued by the insolvency register (Registre de l’insolvabilité) (Reginsol) held and maintained by the RCS, pertaining to the Investment Subsidiary and dated the date of this Agreement;

(f)    a certificate that that the Investment Subsidiary (A) is not subject to bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), reprieve from payment (sursis de paiement), administrative dissolution without liquidation (dissolution administrative sans liquidation), conciliation (conciliation), general settlement with creditors including mutual agreement (accord amiable) pursuant to the Luxembourg law of 7 August 2023 on business preservation and modernisation of bankruptcy law (loi du 7 août 2023 relative à la préservation des entreprises et portant modernisation du droit de la faillite) (Luxembourg Business Preservation Law), reorganisation or similar laws affecting the rights of creditors generally (B) it is not, on the Fifth Amendment Effective Date, and will not be, as a result of its entry into the Loan Documents to which it is a party, in a state of cessation of payments (cessation de payments) and has not lost, and will not lose as a result of its entry into the Loan Documents to which it is a party, its commercial creditworthiness (ébranlement de credit), (C) has not requested the commencement of a judicial reorganisation (réorganisation judiciaire) pursuant to the Luxembourg Business Preservation Law by virtue of collective agreement (accord collectif) or transfer by court order (transfer par decision de justice), (D) no application has been made by it or, as far as it is aware, by any other person for the appointment of a commissaire, juge commissaire, liquidateur, curateur, mandataire de justice, administrateur provisoire, concilateur d'entreprise or similar officer pursuant to any voluntary or judicial insolvency, winding up, liquidation or similar proceedings, (E) to the best of its knowledge, no petition for the opening of such proceedings has been presented by it or by any other person entitled to do so, (F) no discussion has started with the Minister of Economy (Ministre ayant l’Économie dans ses attributions) or the Minister for Small and Medium Sized Enterprises (Ministre ayant les Classes moyennes dans ses attributions) in respect of financial difficulties which could jeopardise all or part of the relevant Lender Party's business under the Luxembourg Business Preservation Law, (G) any borrowing, guaranty or security interest, as appropriate, provided under any Loan Document, as applicable, will not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded;
(g)    a copy of the shareholders' register pertaining to the Investment Subsidiary; and
(h)    a certification that the Investment Subsidiary is in compliance with all the requirements of the Luxembourg law of 31 May 1999 regarding the domiciliation of companies, as amended, to the extent applicable, and all related regulations.
"Luxembourg Security Documents" means each of the following agreements, dated on or about the Luxembourg Security Effective Date, in form and substance satisfactory to the Administrative Agent: (i) the New York law governed Investment Subsidiary Account Control Agreement whereby the Investment Subsidiary pledges in favor of the Collateral Agent each bank account located in the United States, (ii) the Luxembourg law governed receivables pledge agreement over claims owed by the Investment Subsidiary to be granted by the Company in favor of the Collateral Agent, (iii) the Luxembourg law governed share pledge agreement over the shares in the Investment Subsidiary to be granted by the Company in favor of the Collateral Agent and (iv) the Luxembourg law governed notes pledge agreement over the notes issued by the Investment Subsidiary to be granted by the Company in favor of the Collateral Agent.
"Luxembourg Security Effective Date" means the date on which the Administrative Agent confirms in writing to the Company and the Collateral Agent that it has received (a) each Investment Subsidiary Document, duly executed by each party thereto, (b) written opinions of counsel for the Loan Parties satisfactory in form and substance to the Administrative Agent covering certain non-consolidation, capacity and authority, security interest, and enforceability matters with respect to the Investment Subsidiary and the Luxembourg Security Documents, (c) evidence satisfactory to the Administrative Agent that (i) the Investment Subsidiary has appointed an independent manager to serve on its board of managers, (ii) the Company directly owns and controls legally and beneficially all of the equity interests of the Investment Subsidiary, (iii) the Parent has assigned all of its right, title and interest in, to and under the Existing Intercompany Convertible Note Facility to the Borrower, and (iv) the Parent has transferred all of its right, title and interest in, to and under the Intercompany Loans owed to it by the Investment Subsidiary to the Borrower.
"Margin Stock" has the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve Board.

"Market Value" means, on any date of determination, (i) with respect to any Portfolio Investment other than a Non-Traded Portfolio Investment, the average indicative bid-side price (expressed as a percentage) determined by LoanX/Markit Group Limited (or, if the Administrative Agent determines in its sole discretion that such bid price is not available or is not indicative of the actual current market value, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner and (ii) with respect to any Non-Traded Portfolio Investment, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner (any such market value so determined by the Administrative Agent with respect to a Non-Traded Portfolio Investment, the "Designated MV" of such Portfolio Investment)).
So long as no Market Value Event has occurred or Event of Default has occurred and is continuing, the Servicer shall have the right to initiate a dispute of the Market Value of Designated MV Assets as set forth below; provided that the Servicer provides the valuation set forth below no later than 12:00 p.m. New York City time on the Business Day immediately following the related date of determination.
If the Servicer disputes the determination of the Designated MV of any Designated MV Asset, the Servicer may engage a Nationally Recognized Valuation Provider, at the expense of the Company, to provide a valuation of the applicable Designated MV Asset(s) and submit evidence of such valuation(s) to the Administrative Agent; provided that the Servicer may not dispute the Designated MV of Designated MV Assets during any twelve (12) calendar month period with an aggregate principal balance of more than 35% of the average aggregate principal balance of all Designated MV Assets on each day during such period (or, if a dispute occurs prior to the twelve (12) calendar month period of the date of this Agreement, 35% of the average aggregate principal balance of all Designated MV Assets on each day since the date of this Agreement).
The market value of any Portfolio Investment determined in accordance with the immediately preceding paragraph will be the Market Value for the applicable Portfolio Investment from and after the Business Day following receipt of notice of such valuation by the Administrative Agent until the Administrative Agent has made a good faith and commercially reasonable determination that the Market Value of such Portfolio Investment has changed, in which case the Administrative Agent may determine another Market Value (in accordance with the definition of Market Value).
Notwithstanding anything to the contrary herein, (A) the Market Value for any Portfolio Investment shall not be greater than the par amount thereof, (B) the Market Value of any Ineligible Investment shall be deemed to be zero and (C) no valuation provided by a Nationally Recognized Valuation Provider shall be effective unless it is in form and substance reasonably acceptable to the Administrative Agent in its sole discretion and takes into account factors commonly used by market participants in conducting valuation processes, including without limitation (i) industry and comparable company analysis, (ii) market yield assumptions, (iii) credit fundamentals, cyclical nature, and outlook of the business of the Portfolio Investment's obligor; and (iv) historical material debt-financed acquisitions consummated by the Portfolio Investment's obligor; provided that any valuation that is materially consistent in form and scope with the valuations delivered to the Administrative Agent by the Company or the Servicer prior to the Original Amendment Date (or any such valuation as modified to comply with changes in applicable law, market practice or accounting guidelines), as determined by the Administrative Agent in its sole discretion, shall be deemed to be acceptable to the Administrative Agent for purposes of this clause (C).
The Administrative Agent shall notify the Company, the Servicer and the Collateral Administrator in writing of the then-current Market Value of each Portfolio Investment in the Portfolio on a monthly basis (not later than the 15th day of each calendar month, commencing in April 2019) or upon the reasonable request of the Servicer (but no more frequently than 3 requests per calendar month). Any notification from the Administrative Agent to the Company that the events set forth in clause (A)(i) of the definition of the term Market Value Event have occurred and are continuing shall be accompanied by a written statement showing the then-current Market Value of each Portfolio Investment.
"Market Value Cure" means, on any date of determination, (i) with the consent of the Administrative Agent, the contribution by the Parent of additional Portfolio Investments and the Delivery thereof by the applicable Loan Party to the Collateral Agent pursuant to the terms hereof, (ii) the contribution by the Parent of USD to the Company and the Delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof (which amounts shall be deposited in the MV Cure Account), (iii) the sale by any Loan Party of one or more Portfolio Investments in accordance with the requirements of this Agreement and the Delivery of the proceeds thereof to the Collateral Agent pursuant to the terms hereof (which amounts shall be deposited in the MV Cure Account), (iv) the prepayment by the Company of an aggregate principal amount of Advances (together with accrued and unpaid interest thereon) or (v) any combination of the foregoing clauses (i), (ii), (iii) and (iv), in each case during the Market Value Cure Period, at the option of the Servicer, and in an amount such that immediately after giving effect to all such actions the Net Advances are less than the product of (a) the Net Asset Value and (b) the Market Value Cure Trigger; provided that, any Portfolio Investment contributed to a Loan Party in connection with the foregoing must meet all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and the Concentration Limitations shall be satisfied (or, if not satisfied, maintained or improved) after such contribution. In connection with any Market Value Cure, a Portfolio Investment shall be deemed to have been contributed to a Loan Party if there has been a valid, binding and enforceable contract for the assignment of such Portfolio Investment to such Loan Party and, in the reasonable judgment of the Servicer, such assignment will settle, in the case of a Loan, within fifteen (15) Business Days thereof and, in the case of any other Portfolio Investment, within three (3) Business Days thereof. The Servicer shall use its commercially reasonable efforts to effect any such assignment within such time period.
For the purposes of any request for approval of the Administrative Agent pursuant to clause (i) in the immediately preceding paragraph, if the Company notifies the Administrative Agent upon the occurrence of a Market Value Trigger Event of the Parent’s intention to contribute a Portfolio Investment to the Company to cure such event and requests the related consent thereto, the Administrative Agent shall use commercially reasonable efforts to respond to such request no later than one (1) Business Day after such notice is received; provided that the inability or failure of the Administrative Agent to respond to such request within such timeframe shall not be a breach of any obligation of the Administrative Agent or the Lenders under this Agreement nor excuse the Servicer or the Company from any of their respective obligations under this Agreement.
"Market Value Cure Failure" means the failure by the Company to effect a Market Value Cure as set forth in the definition of such term.
"Market Value Cure Period" means the period commencing on the Business Day on which the Servicer receives notice from the Administrative Agent (which if received after 2:00 p.m., New York City time, on any Business Day, shall be deemed to have been received on the next succeeding Business Day) of the occurrence of a Market Value Trigger Event and ending at the close of business in New York two (2) Business Days thereafter; provided that the Market Value Cure Period may be extended for a specified MV Cure Extension Period if (i) the Company has delivered to the Administrative Agent with a copy to the Collateral Agent and the Collateral Administrator an MV Cure Extension Request satisfactory to the Administrative Agent in its sole discretion to extend the Market Value Cure Period by such specified MV Cure Extension Period and (ii) upon request of the Administrative Agent (which request may be a standing request) on each Business Day in such MV Cure Extension Period, the Company has delivered an MV Cure Plan Status Confirmation to the Administrative Agent; provided, further, that, if on any date during the MV Cure Extension Period, the Administrative Agent notifies the Company or the Servicer that the Administrative Agent has a reasonable doubt that the related MV Cure Plan will be consummated during the MV Cure Extension

Period (determined in its sole discretion), a Market Value Cure Failure will be deemed to have occurred on such date.
"Market Value Cure Trigger" has the meaning set forth in the Transaction Schedule.
"Market Value Event" means (A) the occurrence of both of the following events (i) a Market Value Trigger Event and (ii) a Market Value Cure Failure or (B) if in connection with any Market Value Cure, a Portfolio Investment sold, contributed or deemed to have been contributed to the Company shall fail to settle within (i) in the case of a Loan, fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (ii) in the case of any other Portfolio Investment, three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof.
"Market Value Trigger" has the meaning set forth in the Transaction Schedule.
"Market Value Trigger Event" means an event that shall have occurred if the Administrative Agent has determined and notified the Servicer in writing as of any date that the Net Advances exceed the product of (a) the Net Asset Value and (b) the Market Value Trigger.
"Master Participation Agreement" has the meaning set forth in the introductory section of this Agreement.
"Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of any Loan Party, the Seller or the Servicer, (b) the ability of any Loan Party, the Seller or the Servicer to perform its obligations under this Agreement or any of the other Loan Documents or (c) the rights of or benefits available to the Agents, the Collateral Administrator, the Securities Intermediary or the Lenders under this Agreement or any of the other Loan Documents.
"Material Amendment" means any amendment, modification or supplement to this Agreement that (i) increases the Financing Commitment of any Lender, (ii) reduces the principal amount of any Advance or reduces the rate of interest thereon, or reduces any fees payable to a Lender hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment, or postpones the scheduled date of expiration of any Financing Commitment, (iv) changes any provision in a manner that would alter the pro rata sharing of payments required hereby or (v) changes any of the provisions of this definition or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder.
"Maturity Date" means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated and (4) the date after a Market Value Event on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company.
"Maturity Extension Request" means a written request by the Company to the Administrative Agent (with a copy to the Collateral Agent) to extend the Scheduled Termination Date to the one year anniversary of the Scheduled Termination Date in effect immediately prior to the date of such written request; provided that (x) the Company may not make more than one Maturity Extension Request and (y) the Maturity Extension Request may not be made if an Event of Default has occurred and is continuing, a Market Value Event has occurred or, without limitation to the foregoing, the Maturity Date has otherwise occurred.
"Maximum Rate" has the meaning set forth in Section 10.08.

"Merger" has the meaning set forth in the Sixth Amendment.
"Merger Effective Date" has the meaning set forth in the Sixth Amendment.
"Merger Effective Date Officer's Certificate" means a Certificate of a Responsible Officer of New Parent, in form and substance reasonably acceptable to the Administrative Agent, with appropriate insertions and attachments, including (i) copies of resolutions of the Board of Trustees of New Parent, approving and authorizing the Merger and the related transactions (including the assumption by New Parent of Initial Parent's obligations under the Loan Documents), (ii) incumbency certifications with respect to certain officers of New Parent, (iii) the certificate of trust of New Parent, certified by the Secretary of State of the State of Delaware, (iv) the amended and restated declaration of trust of New Parent, certified by a Responsible Officer as being in full force and effect on the Merger Effective Date, and (v) a good standing certificate for New Parent from the State of Delaware.
"Merger Effective Date Legal Opinions" means executed legal opinions of Richards Layton or Latham & Watkins LLP, as applicable, as legal counsel to New Parent with respect to (i) customary corporate matters relating to New Parent's execution and delivery of the Reaffirmation Agreement and the enforceability of the this Agreement with respect to the New Parent and (ii) customary bring-down non-consolidation matters, in each case, in form and substance reasonably satisfactory to the Administrative Agent.
"Mezzanine Obligation" means a Portfolio Investment which is unsecured, subordinated debt of the applicable obligor.
"Minimum Funding Amount" means, on any date of determination, the amount set forth in the table below; provided that following the Third Scheduled Financing Commitment Increase, the Minimum Funding Amount shall increase by (i) during the period commencing on the Third Scheduled Financing Commitment Increase Date and ending on (but excluding) the date that is one (1) calendar month thereafter, 0% of the increase in the Financing Commitment resulting from the Third Scheduled Financing Commitment Increase, (ii) during the period commencing on the date that is one (1) calendar month after the Third Scheduled Financing Commitment Increase Date and ending on (but excluding) the date that is two (2) calendar months after the Third Scheduled Financing Commitment Increase Date, 25% of the increase in the Financing Commitment resulting from the Third Scheduled Financing Commitment Increase, (iii) during the period commencing on the date that is two (2) calendar months after the Third Scheduled Financing Commitment Increase Date and ending on (but excluding) the date that is three (3) calendar months after the Third Scheduled Financing Commitment Increase Date, 50% of the increase in the Financing Commitment resulting from the Third Scheduled Financing Commitment Increase and (iv) during the period commencing on the date that is three (3) calendar months after the Third Scheduled Financing Commitment Increase Date and thereafter, 75% of the increase in the Financing Commitment resulting from the Third Scheduled Financing Commitment Increase:

Period Start Date	Period End Date	Minimum Funding Amount (U.S.$ or % of Financing Commitments)
October 29, 2024	March 31, 2025	0.00
April 1, 2025	May 14, 2025	75,000,000
May 15, 2025	June 30, 2025	150,000,000
July 1, 2025	January 11, 2026	225,000,000
January 12, 2026	February 11, 2026	250,000,000

Period Start Date	Period End Date	Minimum Funding Amount (U.S.$ or % of Financing Commitments)
February 12, 2026	March 11, 2025	275,000,000
March 12, 2026	July 11, 2026	300,000,000
July 12, 2026	August 11, 2026	325,000,000
August 12, 2026	September 11, 2026	350,000,000
September 12, 2026	October 26, 2026	375,000,000
October 27, 2026	November 26, 2026	375,000,000
November 27, 2026	December 26, 2026	400,000,000
December 27, 2026	January 26, 2027	425,000,000
January 27, 2027	The last day of the Reinvestment Period	450,000,000 plus the amount set forth in the proviso above
"MV Cure Account" means the account established by the Securities Intermediary and set forth on the Transaction Schedule, and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.
"MV Cure Extension Period" means a period of up to 11 Business Days requested by the Company in an MV Cure Extension Request.
"MV Cure Extension Request" means a written request from the Company to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) satisfactory to the Administrative Agent in its sole discretion requesting to extend the Market Value Cure Period by an MV Cure Extension Period and proposing a MV Cure Plan, together with any supporting documentation as may be requested by the Administrative Agent in its reasonable discretion.
"MV Cure Plan" means a proposal by a senior officer of the Servicer on behalf of the Company of steps which the Company, the Servicer and/or the Parent propose to take to effect a Market Value Cure, which plan may include a contribution of capital and/or one or more additional Portfolio Investments from the Parent.
"MV Cure Plan Status Confirmation" means a status update provided by a senior officer of the Servicer on behalf of the Company on each Business Day during the MV Cure Extension Period regarding the progress of the stated MV Cure Plan, together with any further information or supporting documentation reasonably requested by the Administrative Agent in connection with achieving a Market Value Cure.
"Nationally Recognized Valuation Provider" means (i) Lincoln International LLC (f/k/a Lincoln Partners LLC), (ii) Valuation Research Corporation and (iii) Alvarez & Marsal; provided that any independent entity providing professional asset valuation services may be added to this definition by the Company (with the consent of the Administrative Agent) or added to this definition by the Administrative Agent from time to time by notice thereof to the Company and the Servicer; provided, further, that the Administrative Agent may remove any provider from this definition by written notice to the Company and the Servicer so long as, after giving effect to such removal, there are at least three providers designated pursuant to this definition.
"Net Advances" means the principal amount of the outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) minus the amounts then on deposit in the Collateral Accounts (which, for the avoidance of doubt, excludes any amounts in the Investment Subsidiary Accounts prior to the Luxembourg Security Effective Date) (including, in each case, cash and Eligible Investments) representing Principal Proceeds, other than Principal Proceeds that have been designated to settle any outstanding Purchase Commitments which have traded but not settled.
"Net Asset Value" means, on any date of determination, the sum of (A) the sum of the product for each Portfolio Investment (including those in respect of which there is an outstanding Purchase Commitment that has not yet settled (except as set forth in clause (2) below)), other than, for any Loan, the unfunded commitment amount of a Delayed Funding Term Loan or a Revolving Loan of (x) the Market Value of such Portfolio Investment multiplied by (y) the funded principal amount of such Portfolio Investment plus (B) the amounts then on deposit in the Unfunded Exposure Account and each Permitted Non-USD Currency Unfunded Exposure Account (including, in each case, cash and Eligible Investments); provided that, for the avoidance of doubt, (1) the Concentration Limitation Excess, (2) any Portfolio Investment which has traded but not settled (x) in the case of a Loan, within fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (y) in the case of any other Portfolio Investment, within three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (3) any Ineligible Investments will be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes.
"Net Leverage Ratio" means, with respect to the last four full fiscal quarters with respect to any Portfolio Investment (other than a Recurring Revenue Loan), the meaning of "Net Leverage Ratio" (for such applicable lien or level within the capital structure) or any comparable definition in the underlying instruments for each such Portfolio Investment, and in any case that "Net Leverage Ratio" or such comparable definition is not defined in such underlying instruments, the ratio obtained by dividing (i) the indebtedness of the Portfolio Investment obligor and any parent that is obligated pursuant to the underlying instruments for such Portfolio Investment (determined on a consolidated basis without duplication in accordance with GAAP), minus the unrestricted cash of such Portfolio Investment obligor or such parent as of such date (up to an amount agreed to by the Administrative Agent in its sole discretion) by (ii) EBITDA, in each case, as calculated by the Servicer in good faith and in a commercially reasonable manner using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Portfolio Investment obligor as per the requirements of the applicable underlying instruments.
"New Parent" means Carlyle Credit Solutions (f/k/a New Carlyle Credit Solutions), a Delaware statutory trust.
"New York Collateral" has the meaning set forth in the definition of Deliver.
"NOK" means Norwegian kroner.
"Non-Call Period" means the period beginning on, and including, the Original Effective Date and ending on, but excluding, October 15, 2028; provided that, if the Scheduled Termination Date is extended upon a Maturity Extension Request during such period, the "Non-Call Period" shall end on October 15, 2029.
"Non-Call Termination Event" means, at any time, that (i) the Company has properly delivered at least ten (10) Notices of Acquisition over the course of the prior twelve calendar month period relating to proposed Portfolio Investments having credit characteristics similar to the Initial Portfolio Investments, (ii) each Notice of Acquisition has satisfied the Eligibility Criteria and approval process set forth in this Agreement (other than any requirement to obtain the consent of the Administrative Agent), and (iii) the Administrative Agent has rejected at least five (5) of such requests

(other than any request relating to the acquisition of a Specified Investment); provided that submissions for re-approval pursuant to clause 11 and clause 16 of the Eligibility Criteria shall be disregarded for the purposes of this definition.
"Non-Traded Portfolio Investment" means any Portfolio Investment that, on the applicable date of determination, has less than three bids available through LoanX/Markit Group Limited.
"Notice of Acquisition" has the meaning set forth in Section 1.02(a).
"Original Amendment Date" means October 25, 2019.
"Original Effective Date" means April 1, 2019.
"Other Connection Taxes" means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).
"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except (i) any such Taxes that are Other Connection Taxes imposed with respect to an assignment and (ii) any Luxembourg registration duties (droits d’enregistrement) payable as a result of a registration with the Administration de l’Enregistrement, des Domaines et de la TVA or other action where such registration or action is not necessary to enforce the rights of the Lender under any Loan Document.
"Parent" means (i) prior to the Merger Effective Date, Initial Parent and (ii) on and after the Merger Effective Date, New Parent.
"Participant Register" has the meaning specified in Section 10.06(d).
"Participating Member State" means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
"Participation Interest" means a participation interest in a Loan.
"PATRIOT Act" has the meaning set forth in Section 2.04(f).
"Permitted Distribution" means, on any Business Day, distributions of Interest Proceeds and/or Principal Proceeds (at the discretion of the Company or the Investment Subsidiary, as applicable) to the Parent or the Company (or other permitted equity holders of the Company or the Investment Subsidiary, as applicable); provided that amounts may be distributed pursuant to this definition (a) in the case of Interest Proceeds, only to the extent of available Excess Interest Proceeds and (b) in the case of Principal Proceeds, only during the Reinvestment Period unless otherwise consented to by the Administrative Agent in writing (which may be in the form of an advance consent specifying conditions to such consent)) and, in each case, only so long as (i) no Default or Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (ii) no Market Value Event shall have occurred (or would occur after giving effect to such Permitted Distribution), (iii) the Borrowing Base Test is satisfied (and will be satisfied after giving effect to such Permitted Distribution), (iv) the Company gives at least two (2) Business Days' prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (v) not more than eight (or such greater number consented to by the Administrative Agent in writing (including via email) in its sole discretion) Permitted Distributions are made in any single Calculation Period, (vi) each Permitted Distribution shall be in an amount not less than U.S.$2,000,000 and (vii) the Company and the Administrative Agent confirm in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Distribution set forth herein are satisfied. Nothing in this definition shall limit the right or ability of the Company to make a Permitted RIC Distribution at any time.
"Permitted Lien" means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen's, warehousemen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Loan Documents, (d) judgment Liens not constituting an Event of Default hereunder, (e) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash, Cash Equivalents and securities on deposit in or credited to one or more accounts maintained by a custodian or bank, in each case granted in the ordinary course of business in favor of the bank or custodian with which such accounts are maintained, securing amounts owing to such bank or custodian with respect to cash management, operating account arrangements, netting arrangements or other amounts owing in connection with the maintenance or operation of any bank or securities account, (f) with respect to any collateral underlying a Portfolio Investment, the Lien in favor of the applicable Loan Party and liens permitted under the related underlying instruments, (g) as to agented Portfolio Investments, Liens in favor of the agent under the related underlying instruments and (h) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business; provided that such Liens (x) attach only to the securities (or proceeds) being purchased or sold and (y) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing.
"Permitted Non-USD Currency" means AUD, Euros, CAD, GBP, CHF, NOK, SEK and/or DKK.
"Permitted Non-USD Currency Account Opening Notice" means, with respect to any Sixth Amendment Permitted Non-USD Currency Account, a notice by the Securities Intermediary to the Loan Parties, the Administrative Agent and the Collateral Agent (which may be by email) that it has received the information from the Loan Parties required for the establishment of such accounts and that such accounts are established, operational and available to receive cash and Portfolio Investments.
"Permitted Non-USD Currency Accounts" means, collectively, the Permitted Non-USD Currency Custodial Accounts, the Permitted Non-USD Currency Interest Collection Accounts, the Permitted Non-USD Currency Principal Collection Accounts and the Permitted Non-USD Currency Unfunded Exposure Accounts, established by the Securities Intermediary in respect of each Permitted Non-USD Currency as set forth on the Transaction Schedule, in each case, to which Portfolio Investments, Eligible Investments and other financial assets denominated in such Permitted Non-USD Currency may be credited, and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.
"Permitted Non-USD Currency Collection Accounts" means the Permitted Non-USD Currency Interest Collections Account and the Permitted Non-USD Currency Principal Collection Accounts, collectively.
"Permitted Non-USD Currency Custodial Accounts" means, collectively, the accounts established by the Securities Intermediary in respect of each Permitted Non-USD Currency as set forth on the Transaction Schedule to which Portfolio Investments, Eligible Investments and other financial assets denominated in such Permitted Non-USD Currency may be credited, and any successor accounts established in connection with the resignation or removal of the Securities Intermediary. For the avoidance of doubt, "Permitted Non-USD Currency Custodial Accounts" shall include each account of the Investment Subsidiary identified on the Transaction Schedule as being a "custodial" account for funds denominated in a Permitted Non-USD Currency.

"Permitted Non-USD Currency Equivalent" means, with respect to any amount in USD, the amount of any Permitted Non-USD Currency that could be purchased with such amount of USD using the reciprocal foreign exchange rate(s) obtained as described in the definition of the term Spot Rate.
"Permitted Non-USD Currency Interest Collection Accounts" means, collectively, the accounts established by the Securities Intermediary in respect of each Permitted Non-USD Currency as set forth on the Transaction Schedule for the deposit of Interest Proceeds denominated in such Permitted Non-USD Currency and any successor accounts established in connection with the resignation or removal of the Securities Intermediary. For the avoidance of doubt, "Permitted Non-USD Currency Interest Collection Accounts" shall include each account of the Investment Subsidiary identified on the Transaction Schedule as being established for the deposit of Interest Proceeds denominated in a Permitted Non-USD Currency.
"Permitted Non-USD Currency Principal Collection Accounts" means, collectively, the accounts established by the Securities Intermediary in respect of each Permitted Non-USD Currency as set forth on the Transaction Schedule for the deposit of Principal Proceeds denominated in such Permitted Non-USD Currency and any successor accounts established in connection with the resignation or removal of the Securities Intermediary. For the avoidance of doubt, "Permitted Non-USD Currency Principal Collection Accounts" shall include each account of the Investment Subsidiary identified on the Transaction Schedule as being established for the deposit of Principal Proceeds denominated in a Permitted Non-USD Currency.
"Permitted Non-USD Currency Unfunded Exposure Accounts" means, collectively, the accounts established by the Securities Intermediary in respect of each Permitted Non-USD Currency as set forth on the Transaction Schedule for the deposit of funds denominated in such Permitted Non-USD Currency used to cash collateralize the Unfunded Exposure Amount in respect of Portfolio Investments denominated in such Permitted Non-USD Currency, and any successor accounts established in connection with the resignation or removal of the Securities Intermediary. For the avoidance of doubt, "Permitted Non-USD Currency Unfunded Exposure Accounts" shall include each account of the Investment Subsidiary identified on the Transaction Schedule as being an "unfunded exposure" account for funds denominated in a Permitted Non-USD Currency.
"Permitted RIC Distribution" means distributions to the Parent (from the Collection Accounts and/or the Permitted Non-USD Currency Collection Accounts or otherwise) to the extent reasonably required to allow the Parent to make sufficient distributions to qualify as a regulated investment company within the meaning of Section 851 of the Code and to otherwise eliminate federal or state income or excise taxes payable by the Parent in or with respect to any taxable year of the Parent (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Parent shall not exceed 115% of the amounts that the Company would have been required to distribute to the Parent to: (i) allow the Company to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Company’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Company’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Company had qualified to be taxed as a RIC under the Code, (B) after the occurrence and during the continuance of an Event of Default, the amount of Permitted RIC Distributions made in any calendar quarter shall not exceed U.S.$1,500,000 (or such greater amount consented to by the Administrative Agent in its sole discretion) and (C) amounts may be distributed pursuant to this definition only to the extent of available Excess Interest Proceeds and/or Principal Proceeds and only so long as (x) the Borrowing Base Test is satisfied immediately prior to and immediately after giving effect to such Permitted RIC Distribution (unless otherwise consented to by the Administrative Agent in its sole discretion), (y) the Company gives at least one (1) Business Day's prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator and (z) the Company and the Administrative Agent confirm in writing (which may be by email) to the

Collateral Agent and the Collateral Administrator that the conditions to a Permitted RIC Distribution set forth herein are satisfied.
"Permitted Working Capital Lien" has meaning set forth in the definition of "Senior Secured Loan".
"Person" means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.
"Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) subject to Section 412 of the Code or Title IV of ERISA established by the Company or any ERISA Affiliate.
"Plan Asset Rules" means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA.
"Portfolio" means all Portfolio Investments Purchased hereunder and not otherwise sold or liquidated.
"Portfolio Investments" has the meaning set forth in the introductory section of this Agreement. Notwithstanding anything herein to the contrary, the Portfolio Investments held by the Investment Subsidiary will be deemed to not be Portfolio Investments hereunder until the Luxembourg Security Effective Date.
"Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
"Principal Collection Account" means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of Principal Proceeds denominated in USD, and any successor accounts established in connection with the resignation or removal of the Securities Intermediary. For the avoidance of doubt, the "IS Principal Collection Account" identified on the Transaction Schedule shall be a Principal Collection Account for all purposes hereunder.
"Principal Proceeds" means all amounts received with respect to the Portfolio Investments or any other Collateral, and all amounts otherwise on deposit in the Collateral Accounts (including cash contributed or deposited by the applicable Loan Party and the proceeds of Advances made in accordance herewith), in each case other than Interest Proceeds or amounts on deposit in the Unfunded Exposure Account and the Permitted Non-USD Currency Unfunded Exposure Accounts. For the avoidance of doubt, the proceeds of any payment received by the Company from the Investment Subsidiary in respect of debt owed by the Investment Subsidiary to the Company will be treated as Principal Proceeds for all purposes under this Agreement.
"Priority of Payments" has the meaning set forth in Section 4.05.
"Proceeding" has the meaning set forth in Section 10.07(b).
"Purchase" means each acquisition of a Portfolio Investment hereunder by way of (x) a sale, contribution or grant of a Participation Interest by the Parent to the Company pursuant to the Master Participation Agreement, (y) purchase from any other affiliated or unaffiliated party pursuant to an arms' length transaction or (z) originating any Loan.
"Purchase Commitment" has the meaning set forth in Section 1.02(a).

"Ramp-Up Period" means the period from and including the Original Effective Date to, but excluding, October 1, 2019.
"Reaffirmation Agreement" means a reaffirmation agreement, by and between the New Parent and the Administrative Agent, substantially in the form attached as Exhibit B hereto.
"Recipient" means the Administrative Agent and any Lender.
"Recurring Revenue Loan" means any Loan that is underwritten on multiples of annual recurring revenue of the applicable obligor as determined by the Administrative Agent in accordance with the related underlying instruments.
"Reference Rate" means (i) with respect to Advances denominated in USD and related calculations, the Term SOFR Rate, (ii) with respect to Advances denominated in CAD and related calculations, Term CORRA, (iii) with respect to Advances denominated in GBP and related calculations, Daily Simple SONIA, (iv) with respect to Advances denominated in Euros and related calculations, EURIBOR and (v) with respect to Advances denominated in AUD and related calculations, the AUD Screen Rate. The Reference Rate shall be determined by the Administrative Agent (and notified to the Collateral Administrator and the Servicer), and such determination shall be conclusive absent manifest error. The Reference Rate in respect of each Advance (other than Daily Simple SONIA) shall have a tenor of three months determined pursuant to the applicable definitions related thereto.
"Register" has the meaning set forth in Section 3.01(c).
"Reinvestment Period" means the period beginning on, and including, the Original Effective Date and ending on, but excluding, the earliest of (i) October 15, 2028 (provided that, if the Scheduled Termination Date is extended upon a Maturity Extension Request, October 15, 2029), (ii) the date on which a Market Value Event occurs and (iii) the date on which an Event of Default occurs.
"Related Parties" has the meaning set forth in Section 9.01.
"Request for Advance" has the meaning set forth in Section 2.03(d).
"Required Lenders" means Lenders holding 50.1% or more of the sum of (i) the aggregate principal amount of the outstanding Advances plus (ii) the aggregate undrawn amount of the outstanding Financing Commitments.
"Responsible Officer" means with respect to the Collateral Agent or the Collateral Administrator, any officer of the Collateral Agent customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Agreement, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Agreement.
"Restricted Payment" means (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any shares or other equity interests in a Loan Party now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by a Loan Party of any shares or other equity interests in such Loan Party now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other equity interests in a Loan Party now or hereafter outstanding.
"Revolving Loan" means any Loan (other than a Delayed Funding Term Loan, but including funded and unfunded portions of revolving credit lines) that under the underlying instruments relating thereto may require one or more future advances to be made to the obligor by a creditor, but any such Loan will be a Revolving Loan only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or are irrevocably reduced to zero.

"Sale Agreement" has the meaning set forth in the introductory section of this Agreement.
"Sanctioned Country" means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and Crimea).
"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of Sanctions.
"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state or Her Majesty's Treasury of the United Kingdom.
"Scheduled Financing Commitment Increase" means, the First Scheduled Financing Commitment Increase, if any, the Second Scheduled Financing Commitment Increase, if any, and the Third Scheduled Financing Commitment Increase, if any.
"Scheduled Financing Commitment Increase Date" means each of the First Scheduled Financing Commitment Increase Date, the Second Scheduled Financing Commitment Increase Date and the Third Scheduled Financing Commitment Increase Date.
"Scheduled Financing Commitment Increase Conditions" means, with respect to any Scheduled Financing Commitment Increase, (i) the Administrative Agent (with a copy to the Collateral Agent) shall have received a certificate of an officer of the Company (which may be by email), certifying that as of the date of such Scheduled Financing Commitment Increase, each of the following conditions is satisfied:
(1)    no Market Value Event has occurred;
(2)    no Event of Default or Default has occurred and is continuing;
(3)    the Reinvestment Period has not otherwise ended;
(4)    with respect to the Second Scheduled Financing Commitment Increase, the First Scheduled Financing Commitment Increase has occurred;
(5)    with respect to the Third Scheduled Financing Commitment Increase, the Second Scheduled Financing Commitment Increase has occurred; and
(6)    all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Scheduled Financing Commitment Increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date; and
(ii) the Company shall have paid to the Administrative Agent (I) in connection with the First Scheduled Financing Commitment Increase, on or prior to the First Scheduled Financing Commitment

Increase Date, the applicable amount set forth in the Fourth Amendment Effective Date Letter and (II) in connection with the Second Scheduled Financing Commitment Increase, on or prior to the Second Scheduled Financing Commitment Increase Date, the applicable amount set forth in the Fourth Amendment Effective Date Letter.
"Second Amendment Date" means March 28, 2022.
"Second Effective Date Letter Amendment" means that certain letter agreement, dated as of the Second Amendment Date, between the Company and the Administrative Agent.
"Second Lien Loan" means a Loan (i) that is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens permitted under the related underlying instruments that are reasonable and customary for similar Loans) under Applicable Law (other than a Loan that is second priority to a Permitted Working Capital Lien) and (ii) the Servicer determines in good faith that the value of the collateral securing the Loan (including based on enterprise value) on or about the time of origination or acquisition by the applicable Loan Party equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by the same collateral.
"Second Scheduled Financing Commitment Increase" means, subject to the satisfaction of the Scheduled Financing Commitment Increase Conditions, the increase in the Financing Commitment by U.S.$100,000,000 to occur on the Second Scheduled Financing Commitment Increase Date.
"Second Scheduled Financing Commitment Increase Date" means June 12, 2026 (or such earlier date as agreed to by the Administrative Agent and the Company (or the Servicer on its behalf), each in their sole discretion, upon fifteen (15) Business Days’ prior notice of such proposed date from the Servicer to the Administrative Agent (with a copy to the Collateral Agent)).
"Secured Obligation" has the meaning set forth in Section 8.02(a).
"Secured Party" has the meaning set forth in Section 8.02(a).
"Securities Intermediary" has the meaning set forth in the introductory section of this Agreement.
"SEK" means Swedish kroner.
"Seller" has the meaning set forth in the introductory section of this Agreement; provided that for all purposes hereunder and under each other Loan Document, "Seller" shall mean (a) at any time prior to the Merger Effective Date, Initial Parent and (b) at any time on or after the Merger Effective Date, New Parent.
"Senior Secured Loan" means any Loan, that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable underlying instruments), (ii) is secured by a pledge of collateral, which security interest is (a) validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable underlying instruments that are reasonable for similar Loans, and liens accorded priority by law in favor of any Governmental Authority) or (b)(1) validly perfected and second priority in the accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts (as such terms are defined in the UCC) and any other assets securing any Working Capital Revolver under Applicable Law and proceeds of any of the foregoing (a first priority lien on such assets a "Permitted Working Capital Lien") and (2) validly perfected and first priority (subject to liens permitted under the related underlying instruments that are reasonable and customary for similar Loans) in all other collateral under Applicable Law, and (iii) the Servicer determines in good faith that the value of the collateral for such Loan (including based on enterprise value) on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by a first priority Lien over the same collateral.
"Servicer" means (a) at any time prior to the Merger Effective Date, Initial Parent and (b) at any time on or after the Merger Effective Date, New Parent.
"Settlement Date" has the meaning set forth in Section 1.03.
"Sixth Amendment" means that certain Consent and Sixth Amendment to Amended and Restated Loan and Security Agreement, dated as of October 27, 2026, among the Company, Servicer, the Investment Subsidiary, the Lenders party thereto, the Administrative Agent, the Collateral Agent, the Collateral Administrator and the Securities Intermediary.
"Sixth Amendment Effective Date" means October 27, 2026.
"Sixth Amendment Effective Date Letter" means the Sixth Amendment Effective Date Letter, dated as of the Sixth Amendment Effective Date, by and between the Administrative Agent and the Company.
"Sixth Amendment Permitted Non-USD Currencies" means each of CHF, DKK, NOK and SEK.
"Sixth Amendment Permitted Non-USD Currency Account" means, with respect to each Sixth Amendment Permitted Non-USD Currency, the Permitted Non-USD Currency Custodial Account, the Permitted Non-USD Currency Interest Collection Account, the Permitted Non-USD Currency Principal Collection Account and the Permitted Non-USD Currency Unfunded Exposure Account, established by the Securities Intermediary in respect of such Sixth Amendment Permitted Non-USD Currency as set forth on the Transaction Schedule, to which Portfolio Investments, Eligible Investments and other financial assets denominated in such Sixth Amendment Permitted Non-USD Currency may be credited, and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.
"Sixth Amendment Permitted Non-USD Currency Account Conditions" means, with respect to a Sixth Amendment Permitted Non-USD Currency, satisfaction of each of the following:
(i) the Administrative Agent shall have received a fully executed copy of the amended Account Control Agreements with respect to such Sixth Amendment Permitted Non-USD Currency, in each case in form and substance acceptable to the Administrative Agent; and
(ii) delivery of a Permitted Non-USD Currency Account Opening Notice by the Securities Intermediary with respect to such Sixth Amendment Permitted Non-USD Currency and acknowledgement thereof by the Administrative Agent (which acknowledgement may be by email).
"SOFR" means the Secured Overnight Financing Rate.
"Solvent" means, with respect to any Person, that as of the date of determination, (a) the sum of such Person's debt (including contingent liabilities) does not exceed the present fair value of such Person's present assets; (b) such Person's capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement; and (c) such Person has not incurred debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
"SONIA" means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

"SONIA Administrator" means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
"SONIA Administrator's Website" means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
"Specified Investment" means either (i) a Recurring Revenue Loan or (ii) a Portfolio Investment for which the obligor has a Net Leverage Ratio greater than 7.5x.
"Specified Matter" means any Amendment of a Portfolio Investment that (a) reduces the principal amount of such Portfolio Investment, (b) reduces the rate of interest payable on such Portfolio Investment, (c) postpones the due date of any scheduled payment or distribution in respect of such Portfolio Investment, (d) alters the pro rata allocation or sharing of payments or distributions required by any related underlying instrument in a manner adverse to the applicable Loan Party, (e) releases any material guarantor of such Portfolio Investment from its obligations, (f) terminates or releases any lien on a material portion on the collateral securing such Portfolio Investment, (g) changes any of the provisions of any such underlying instrument specifying the number or percentage of lenders required to effect any of the foregoing or (h) materially changes any financial maintenance covenant.
"Spot Rate" means, as of any date of determination and with respect to any then-current Permitted Non-USD Currency, (x) with respect to actual currency exchange between USD and CAD, Euros, GBP, AUD, CHF, NOK, SEK or DKK and the calculations made pursuant to Section 1.06(b), the applicable currency-USD rate available through the Collateral Agent's banking facilities (or, if the Collateral Agent has notified the Administrative Agent and the Company that it will no longer provide such services or if U.S. Bank Trust Company, National Association or one of its Affiliates is no longer the Collateral Agent, through such other source agreed to by the Administrative Agent in writing) at the time of such exchange or calculation and (y) with respect to all other purposes between USD and CAD, Euros, GBP, AUD, CHF, NOK, SEK or DKK, the applicable currency-USD spot rate that appeared on the BFIX page of Bloomberg Professional Service (or any successor thereto) (or such other recognized service or publication used by the Collateral Administrator for purposes of determining currency spot rates in the ordinary course of its business from time to time) for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day, as determined by the Collateral Administrator. The determination of the Spot Rate shall be conclusive absent manifest error.
"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.
"TARGET2 Settlement Day" means any day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET2) system is open.
"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
"Term CORRA" means, for each Calculation Period relating to an Advance denominated in CAD, the Term CORRA Reference Rate for a tenor of three (3) months, as such rate is published by the Term CORRA Administrator on the Term CORRA Determination Date for such Calculation Period; provided, however, that if as of 1:00 p.m. (Toronto time) on the Term CORRA Determination Date the Term CORRA Reference Rate for such tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term

CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator; provided, further, that, in the event that the rate resulting from the sum of any Term CORRA shall be less than zero, such rate shall be deemed to be the zero for purposes of this Agreement.
"Term CORRA Administrator" means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
"Term CORRA Determination Date" means, with respect to each Calculation Period, the day that is two (2) Business Days prior to the first day of such Calculation Period.
"Term CORRA Reference Rate" the forward-looking term rate based on CORRA.
"Term SOFR Rate" means, for each Calculation Period relating to an Advance denominated in USD, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) Business Days prior to the commencement of such Calculation Period for rates with a tenor of three months, as such rate is published by the CME Term SOFR Administrator.
"Term SOFR Reference Rate" means, for any day and time (such day, the "Term SOFR Determination Day"), for each Calculation Period relating to an Advance denominated in USD, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR; provided that if the Term SOFR Reference Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement. If by 5:00 pm (Central Standard time) on the fifth (5th) Business Day immediately following any Term SOFR Determination Day, the "Term SOFR Reference Rate" for the applicable tenor has not been published by the CME Term SOFR Administrator, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.
"Third Amendment Effective Date Letter" means the Third Amendment Effective Date Letter, dated as of June 4, 2024, by and between the Administrative Agent and the Company.
"Third Scheduled Financing Commitment Increase" means, subject to the satisfaction of the Scheduled Financing Commitment Increase Conditions, the increase in the Financing Commitment by U.S.$100,000,000 to occur on the Third Scheduled Financing Commitment Increase Date.
"Third Scheduled Financing Commitment Increase Date" means January 20, 2027 (or such earlier date as agreed to by the Administrative Agent and the Company (or the Servicer on its behalf), each in their sole discretion, upon fifteen (15) Business Days’ prior notice of such proposed date from the Servicer to the Administrative Agent (with a copy to the Collateral Agent)).
"Trade Date" has the meaning set forth in Section 1.03.
"Transaction Schedule" has the meaning set forth in the introductory section of this Agreement.
"UCC" means the Uniform Commercial Code in effect in the State of New York.
"Uncertificated Security" has the meaning set forth in the UCC.
"Unfunded Exposure Account" means the account established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of USD used to cash collateralize the Unfunded Exposure Amount in respect of Portfolio Investments denominated in USD, and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Unfunded Exposure Amount" means, on any date of determination, with respect to any Delayed Funding Term Loan or Revolving Loan, an amount equal to the aggregate amount of all unfunded commitments associated with such Delayed Funding Term Loan or Revolving Loan, as applicable.
"Unfunded Exposure Shortfall" means, on any date of determination, an amount equal to the greater of (x) 0 and (y) the aggregate Unfunded Exposure Amount for all Portfolio Investments minus the sum of (i) the amounts on deposit in the Unfunded Exposure Account and the Permitted Non-USD Currency Unfunded Exposure Accounts and (ii) 5% of the Collateral Principal Amount.
"USD" means United States dollars.
"USD Collateral Accounts" has the meaning set forth in Section 8.01(a).
"U.S. Person" means any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Code.
"U.S. Tax Compliance Certificate" has the meaning set forth in Section 3.03(f).
"Withholding Agent" means the Company and the Administrative Agent.
"Working Capital Revolver" means a revolving lending facility secured on a first lien basis solely by all or a portion of the current assets of the related obligor, which current assets subject to such security interest do not constitute a material portion of the obligor's total assets.
Luxembourg Terms
In this Agreement and any other Loan Document, where it relates to an entity established or incorporated in Luxembourg, a reference to:
(a)winding up, administration or dissolution includes, without limitation, any procedure or proceeding in relation to an entity becoming bankrupt (faillite), insolvency, voluntary dissolution or liquidation (dissolution or liquidation volontaire), court ordered liquidation (liquidation judiciaire), administrative dissolution without liquidation (dissolution administrative sans liquidation), reorganisation by amicable agreement (réorganisation par accord amiable) pursuant to the Luxembourg Business Preservation Law, judicial reorganisation proceedings (procédure de réorganisation judiciaire), moratorium or reprieve from payment (sursis de paiement), general settlement with creditors ,or any other similar proceedings affecting the rights of creditors generally under Luxembourg law;
(b)commencing negotiation in order to reschedule its indebtedness including starting discussions with the Minister of the Economy (Ministre ayant l’Économie dans ses attributions) or the Minister for Small and Medium-Sized Enterprises (Ministre ayant les Classes moyennes dans ses attributions) in respect of financial difficulties which could jeopardize all or part of its business under the Luxembourg Business Preservation Law;
(c)a receiver, administrative receiver, administrator, or the like includes, without limitation, a juge-comissaire, curateur, liquidateur, juge-délégué, conciliateur d'entreprise, mandataire de justice or an administrateur provisoire;
(d)a matured obligation includes any exigible, certaine and liquide obligation;
(e)a "Lien", "security" or a "security interest" includes any hypothèque, nantissement, gage, privilège, accord de transfert de propriété à titre de garantie or sûreté réelle whatsoever whether granted or arising by operation of law or agreement or arrangement having a similar effect;

(f)for the avoidance of doubt, articles 2011 et seq. of the Luxembourg Civil Code do not apply to any Loan Party guaranty (including the Investment Subsidiary Guaranty);
(g)a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) or having lost of its commercial creditworthiness (ébranlement de crédit);
(h)an "attachment" includes an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire);
(i)a reference to "governing documents" or "governing instruments" or "constituent documents" includes the up-to-date (consolidated (as applicable)) articles of association (statuts or statuts coordonnés as applicable);
(j)"gross negligence" is a reference to faute lourde and "willful misconduct" is a reference to faute dolosive;
(k)a "subsidiary" includes any filiale within the meaning of Article 1711-1 of the Luxembourg law of 10 August 1915 on commercial companies, as amended from time to time (loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée); and
(l)a director, officer or manager includes a gérant or an administrateur.
ARTICLE I
THE PORTFOLIO INVESTMENTS
SECTION 1.01.Purchases of Portfolio Investments. On the Original Effective Date, the Company acquired the Initial Portfolio Investments from the Seller pursuant to the Sale Agreement or the Master Participation Agreement, as applicable, subject to the conditions specified in this Agreement. From time to time during the Reinvestment Period, each Loan Party may Purchase additional Portfolio Investments, or request that Portfolio Investments be Purchased for such Loan Party’s account, all on and subject to the terms and conditions set forth herein.
SECTION 1.02.Procedures for Purchases and Related Advances.
(a)Timing of Notices of Acquisition. No later than five (5) Agent Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) before the date on which the applicable Loan Party proposes that a binding commitment or other agreement to acquire any Portfolio Investment (other than an Initial Portfolio Investment) be made by it or for its account (a "Purchase Commitment"), the Servicer, on behalf of such Loan Party, shall deliver to the Administrative Agent a notice of acquisition (a "Notice of Acquisition").
(b)Contents of Notices of Acquisition. Each Notice of Acquisition shall consist of one or more electronic submissions to the Administrative Agent (in such format and transmitted in such a manner as the Administrative Agent, the Servicer and the applicable Loan Party may reasonably agree (which shall initially be the format and include the information regarding such Portfolio Investment identified on Schedule 2)), and shall be accompanied by such other information as the Administrative Agent may reasonably request.
(c)Eligibility of Portfolio Investments. The Administrative Agent shall have the right, on behalf of all Lenders, to reasonably request additional information regarding any proposed Portfolio Investment. The Administrative Agent shall notify the Servicer and the applicable Loan Party (including via email) of its initial determination of approval or failure to approve each Portfolio Investment proposed to be acquired pursuant to a Notice of Acquisition no later than the third (3rd) Agent Business Day succeeding the date on which it receives such Notice of Acquisition and any information requested in connection therewith and shall notify the Servicer and the applicable Loan Party of its final approval or failure to approve each such Portfolio Investment no later than the second (2nd) Agent Business Day succeeding the date of its initial determination (and, if approved, an initial Market Value for such Portfolio Investment); provided that (i) any Initial Portfolio Investment shall be deemed to be approved by the Administrative Agent and (ii) the failure of the Administrative Agent to notify the

Servicer and the applicable Loan Party of its final approval in accordance with this Section 1.02(c) shall be deemed to be a disapproval of such proposed acquisition.
(d)The failure of the Administrative Agent to approve the acquisition of a Portfolio Investment will not prohibit a Loan Party from acquiring such Portfolio Investment (subject to the conditions set forth in Section 1.03); provided that any Portfolio Investment not so approved prior to its Trade Date shall be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment has received final approval from the Administrative Agent in accordance with Section 1.02(c).
(e)Notwithstanding anything herein to the contrary, in connection with the purchase or acquisition of any Portfolio Investment, the Loan Parties (and the Servicer on their behalf) may arrange for the funding of the acquisition of such Portfolio Investment on behalf of the Loan Parties through arrangements whereby funds from the Collection Account or any Collateral Accounts from which funds for the purchase or acquisition of any Portfolio Investment may be used, as applicable, are held in escrow with a third party in order to fund the acquisition of the Portfolio Investment. The Servicer shall not release, or cause the release of, such funds from escrow for the funding of the acquisition of such Portfolio Investment until it shall have received and delivered to the Collateral Agent an executed copy of the related pre-funding letter, each assignment and assumption agreement, transfer document or other instrument (including any loan assignment) or credit agreement relating to such Portfolio Investment evidencing the acquisition of such Portfolio Investment directly by the Loan Parties. The Servicer shall cause such funds to be redeposited into the Collection Account (or such other applicable Collateral Account) if such funds are not utilized to acquire such Portfolio Investment within five (5) Business Days of their withdrawal from the Collection Account (or such other applicable Collateral Account). The Collateral Agent, U.S. Bank National Association and U.S. Bank Trust Company, National Association (in each of their other capacities) are hereby authorized to release, at the direction of the Servicer, funds from the Collection Account (or such other applicable Collateral Account) for such purposes as described in this Section 1.02 and to take such other actions as directed by the Servicer in connection therewith, and neither the Collateral Agent, U.S. Bank National Association nor U.S. Bank Trust Company, National Association (in each of their other capacities) shall be liable for any such release or action or the failure of the Servicer to cause the return or release of such funds in accordance with this Section 1.02 or delivery of such documents as are required to be delivered in connection with such release.
SECTION 1.03.Conditions to Purchases. No Purchase Commitment or Purchase shall be entered into or made unless each of the following conditions is satisfied (or waived by the Administrative Agent to the applicable Loan Party and the Servicer in writing (including via email) in its sole discretion) as of the date on which such Purchase Commitment is entered into or such Purchase would otherwise be made (such Portfolio Investment's "Trade Date"):
(1)the information contained in the Notice of Acquisition accurately describes, in all material respects, such Portfolio Investment and such Portfolio Investment satisfies the eligibility criteria set forth in Schedule 3 (the "Eligibility Criteria");
(2)with respect to a Purchase, the proposed Settlement Date for such Portfolio Investment is not later than (i) in the case of a Loan, the date that is fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after such Trade Date or (ii) in the case of any other Portfolio Investment, the date that is three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after such Trade Date;
(3)no Market Value Event has occurred and no Event of Default or event that, with notice or lapse of time or both, would constitute an Event of Default (a "Default"), has occurred and is continuing, and the Reinvestment Period has not otherwise ended; and
(4)after giving pro forma effect to the Purchase of such Portfolio Investment and the related Advance, the Borrowing Base Test is satisfied.

If the above conditions to a Purchase Commitment or a Purchase are satisfied or waived by the Administrative Agent, the Servicer shall determine, in consultation with the Administrative Agent and with notice to the Lenders, the Collateral Agent and the Collateral Administrator, the date on which such Purchase (if any) shall settle (the "Settlement Date" for such Portfolio Investment).
SECTION 1.04.Sales of Portfolio Investments. No Loan Party will sell, transfer or otherwise dispose of any Portfolio Investment or any other asset without the prior consent of the Administrative Agent, except that, subject to Section 6.02(w), a Loan Party may sell any Portfolio Investment (including any Ineligible Investment) or other asset without consent from, or prior notice to, the Administrative Agent so long as, (x) immediately prior to such sale or other disposition, no Market Value Event has occurred and no Default or Event of Default has occurred and is continuing, (y) after giving effect thereto, no Market Value Trigger Event and no Default or Event of Default will occur and (z) the sale of such asset by the applicable Loan Party shall be on an arm's-length basis at fair market value and in accordance with the Servicer's standard market practices. In addition, (a) within two (2) Business Days of any Delayed Funding Term Loan or Revolving Loan with an unfunded commitment becoming an Ineligible Investment, the applicable Loan Party, subject to clauses (x), (y) and (z) in the immediately preceding sentence, shall sell such Delayed Funding Term Loan or Revolving Loan and shall pay any amount payable in connection with such sale and (b) upon the request of the Administrative Agent within two (2) Business Days of any other Portfolio Investment becoming an Ineligible Investment, the applicable Loan Party shall, subject to clauses (x), (y) and (z) in the immediately preceding sentence, sell such Portfolio Investment.
Notwithstanding anything in this Agreement to the contrary (but subject to this Section 1.04): (i) following the occurrence and during the continuance of an Event of Default, neither any Loan Party nor the Servicer on its behalf shall have any right to cause the sale, transfer or other disposition of a Portfolio Investment or any other asset (including, without limitation, the transfer of amounts on deposit in the Collateral Accounts) without the prior written consent of the Administrative Agent (which consent may be granted or withheld in the sole discretion of the Administrative Agent), (ii) following the occurrence of a Market Value Event, each Loan Party shall use commercially reasonable efforts to sell Portfolio Investments (individually or in lots, including a lot comprised of all of the Portfolio Investments) at the sole direction of, and in the manner (including, without limitation, the time of sale, sale price, principal amount to be sold and purchaser) required by the Administrative Agent (provided that the Administrative Agent shall only require sales at the direction of the Required Lenders and at least equal to the then-current fair market value and in accordance with the Administrative Agent's standard market practices) and the proceeds from such sales shall be used to prepay the Advances outstanding hereunder and (iii) following the occurrence of a Market Value Event, the Servicer shall have no right to act on behalf of, or otherwise direct, any Loan Party, the Administrative Agent, the Collateral Agent or any other Person in connection with a sale of Portfolio Investments pursuant to any provision of this Agreement except with the prior written consent of the Administrative Agent. Following the occurrence of a Market Value Event and in connection with the sale of any Portfolio Investment by or at the direction of the Administrative Agent, the Servicer shall take such actions as the Administrative Agent may reasonably request in writing (including via email) to facilitate the consummation of such sale including, without limitation and if so requested, using commercially reasonable efforts to cause any of its Affiliates acting as administrative agent with respect to such Portfolio Investment to execute and deliver an assignment agreement in respect of such Portfolio Investment naming the Administrative Agent or such other Person designated by it as assignee.
Any prepayments made pursuant to this paragraph shall automatically reduce the Financing Commitments as provided in Section 4.07(c).
In connection with any sale of Portfolio Investments required by the Administrative Agent following the occurrence of a Market Value Event, the Administrative Agent or a designee of the Administrative Agent shall:

(i)notify the Company at the Designated Email Notification Address promptly upon distribution of bid solicitations regarding the sale of such Portfolio Investments; and
(ii)direct the applicable Loan Party to sell such Portfolio Investments to the Designated Independent Dealer if the Designated Independent Dealer provides the highest bid in the case where bids are received in respect of the sale of such Portfolio Investments, it being understood that if the Designated Independent Dealer provides a bid to the Administrative Agent that is the highest bona fide bid to purchase a Portfolio Investment on a line-item basis where such Portfolio Investment is part of a pool of Portfolio Investments for which there is a bona fide bid on a pool basis proposed to be accepted by the Administrative Agent (in its sole discretion), then the Administrative Agent shall accept any such line-item bid only if such line-item bid (together with any other line-item bids by the Designated Independent Dealer or any other bidder for other Portfolio Investments in such pool) is greater than the bid on a pool basis.
For purposes of this paragraph, the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Designated Independent Dealer if, in the Administrative Agent's judgment (acting reasonably):
(A)either:
(x)    the Designated Independent Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for the relevant Portfolio Investments; or
(y)    the Designated Independent Dealer would not, through the exercise of its commercially reasonable efforts, be able to obtain any consent required under any agreement or instrument governing or otherwise relating to the relevant Portfolio Investments to the assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, to it; or
(B)such bid is not bona fide, including, without limitation, due to (x) the insolvency of the Designated Independent Dealer or (y) the inability, failure or refusal of the Designated Independent Dealer to settle the purchase of the relevant Portfolio Investments or any portion thereof, as applicable, or otherwise settle transactions in the relevant market or perform its obligations generally.
For the avoidance of doubt, the bid(s) provided by the Designated Independent Dealer may be provided on behalf of the applicable Loan Party, the Servicer, any Affiliate of the Servicer or any account or fund serviced or managed by the Servicer or an Affiliate of the Servicer if so agreed between the Designated Independent Dealer and any such Person.
In connection with any sale of a Portfolio Investment directed by the Administrative Agent pursuant to this Section 1.04 and the application of the net proceeds thereof, each Loan Party hereby appoints the Administrative Agent as its attorney-in-fact (it being understood that the Administrative Agent shall not be deemed to have assumed any of the obligations of such Loan Party by this appointment), with full authority in the place and stead of such Loan Party and in the name of such Loan Party to effectuate the provisions of this Section 1.04 (including, without limitation, the power to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 1.04 or any direction or notice to the Collateral Agent in respect of the application of net proceeds of any such sales). None of the Administrative Agent, the Lenders, the Collateral Administrator, the Securities Intermediary, the Collateral Agent or any Affiliate of any thereof shall incur any liability to any Loan Party, the Servicer, any Lender or any other Person in connection with any sale effected at the direction of the Administrative Agent in accordance with this Section 1.04, including, without limitation, as a result of the price obtained for any Portfolio Investment, the timing of any sale or sales of Portfolio Investments or the notice or lack of notice provided to any Person in connection with any such sale, so long as, in the case of the Administrative Agent only, any such sale does not violate Applicable Law.
SECTION 1.05.Certain Assumptions relating to Portfolio Investments and the Advances.
(a)    For purposes of all calculations and related reports hereunder, any Portfolio Investment for which the trade date in respect of a sale thereof by the applicable Loan Party has occurred, but the settlement date for such sale has not occurred, shall be considered to be owned by such Loan Party until such settlement date.
(b)    [Reserved].
SECTION 1.06.Currency Equivalents.
(a)    Except as set forth in clause (b) and Section 4.06(b), for purposes of all valuations and calculations under the Loan Documents, (i) the principal amount of all Portfolio Investments denominated in a Permitted Non-USD Currency, (ii) proceeds denominated in a Permitted Non-USD Currency on deposit in any Permitted Non-USD Currency Account and (iii) for the purposes of Net Advances and the Borrowing Base Test, the outstanding aggregate principal amount of Advances denominated in a Permitted Non-USD Currency shall be converted to USD at the Spot Rate in accordance with the definition of such term in consultation with the Administrative Agent on the applicable date of valuation or calculation, as applicable.
(b)    Except as provided in Section 4.06(b), for purposes of determining (i) whether the amount of any Advance, together with all other Advances then outstanding or to be made at the same time as such Advances, would exceed the aggregate amount of the Financing Commitments, (ii) the aggregate unutilized amount of the Financing Commitments and (iii) the limitations on the portion of the Financing Limit and the Financing Commitment that may be utilized in a Permitted Non-USD Currency shall be deemed to be the Dollar Equivalent of the amount of the Permitted Non-USD Currency of such Advances determined as of the date such Advances were made. Wherever in this Agreement in connection with an Advance, an amount, such as a required minimum or multiple amount, is expressed in USD, but such Advance is denominated in a Permitted Non-USD Currency, such amount shall be the Permitted Non-USD Currency Equivalent of such USD amount (rounded to the nearest 1,000 units of the applicable Permitted Non-USD Currency).
ARTICLE II
THE ADVANCES
SECTION 2.01.Financing Commitments. Subject to the terms and conditions set forth herein, only during the Reinvestment Period, each Lender hereby severally agrees to make available to the Company Advances, in a Currency, in an aggregate amount outstanding not exceeding the amount of such Lender's Financing Commitment (or such Lender's Financing Commitment related to the Permitted Non-USD Currencies, as applicable). The Financing Commitments shall terminate on the earliest of (a) the close of business on the last day of the Reinvestment Period, (b) the Maturity Date and (c) the occurrence of a Market Value Event.
SECTION 2.02.[Reserved].
SECTION 2.03.Advances; Use of Proceeds.
(a)Subject to the satisfaction or waiver of the conditions to the Purchase of a Portfolio Investment set forth in Section 1.03 and/or an Advance set forth in Section 2.05 as of (i) both the related Trade Date and Settlement Date and/or (ii) the Advance date, as applicable, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to the Company on the related Settlement Date (or otherwise on the related Advance date if no Portfolio Investment is being acquired on such date) as provided herein. If the Company requests an Advance for application to a Permitted Distribution, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to the Company on the date requested by the Company subject to the satisfaction or waiver of the conditions to Advance set forth in Section 2.05.
(b)Except as expressly provided herein, the failure of any Lender to make any Advance required hereunder shall not relieve any other Lender of its obligations hereunder. If any Lender shall fail to provide any Advance to the Company required hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations hereunder until all such unsatisfied obligations are fully paid.
(c)Subject to Section 2.03(f), the Company shall use the proceeds of the Advances received by it hereunder to (w) purchase for its account or the account of the Investment Subsidiary the Portfolio Investments identified in the related Notice of Acquisition, (x) make advances to the obligors of Delayed Funding Term Loans or Revolving Loans that it owns in accordance with the underlying instruments relating thereto, (y) on and after the Luxembourg Security Effective Date, deposit into the Principal Collection Account of the Investment Subsidiary in order for the Investment Subsidiary to pay costs, fees and expenses related to owning and holding its Portfolio Investments (including to purchase any approved Portfolio Investment or to make advances to the obligors of Delayed Funding Term Loans or Revolving Loans owned by the Investment Subsidiary in accordance with the underlying instruments relating thereto); provided that any amount transferred to the Investment Subsidiary pursuant to this clause (y) shall be in an amount such that, after giving effect thereto and the related purchase (if any) of the applicable Portfolio Investment(s) or any other application of proceeds thereof, the Borrowing Base Test is satisfied, or (z) make a Permitted Distribution specified in the related Request for Advance; provided that, if the proceeds of an Advance are deposited in a Principal Collection Account or an applicable Permitted Non-USD Currency Principal Collection Account as provided in Section 3.01 prior to or on the Settlement Date for any Portfolio Investment but the applicable Loan Party is unable to Purchase such Portfolio Investment on the related Settlement Date, or if there are proceeds of such Advance remaining after such Purchase, then, subject to Section 3.01(a), upon written notice from the Servicer the Collateral Agent shall apply such proceeds (x) subject to the conditions to the Purchase of a Portfolio Investment set forth in Section 1.03, to purchase Portfolio Investments (including to fund unfunded Delayed Funding Term Loans) prior to the next date on which funds must be applied pursuant to Section 4.05 or (y) if such purchase is not made pursuant to the immediately preceding subclause (x), then as provided in Section 4.05 (for the avoidance of doubt, without any premium or penalty). The proceeds of the Advances shall not be used for any other purpose.
(d)With respect to any Advance, the Servicer shall, on behalf of the Company, submit a request substantially in the form of Exhibit A (a "Request for Advance") to the Lenders and the Administrative Agent, with a copy to the Collateral Agent and the Collateral Administrator, not later than 2:00 p.m. New York City time, one (1) Business Day prior to the Business Day specified as the date on which such Advance shall be made and, upon receipt of such request, the Lenders shall make such Advances in accordance with the terms set forth in Section 3.01. Any requested Advance shall be in an amount such that, after giving effect thereto and the related purchase (if any) of the applicable Portfolio Investment(s), the Borrowing Base Test is satisfied.
(e)[Reserved]
(f)If, on any date of determination prior to the last day of the Reinvestment Period, there exists an Unfunded Exposure Shortfall, the Company shall (i) request an Advance and, if the conditions to such Advance are satisfied and such Advance is made in accordance with this Agreement, deposit the proceeds thereof in the Unfunded Exposure Account (or, with respect to any portion of the Unfunded Exposure Shortfall relating to Portfolio Investments denominated in a Permitted Non-USD Currency, in the related Permitted Non-USD Currency Unfunded Exposure Account) and/or (ii) deposit cash from other sources into the Unfunded Exposure Account (or, with respect to any portion of the Unfunded Exposure Shortfall relating to Portfolio Investments denominated in a Permitted Non-USD Currency, in the related Permitted Non-USD Currency Unfunded Exposure Account), in an aggregate amount at least equal to the aggregate Unfunded Exposure Shortfall. If two Business Days prior to the end of the Reinvestment Period there exists any Unfunded Exposure Amount, then the Servicer, on behalf of the Company, shall be deemed to have requested one or more Advances on such date, and the Lenders shall make a corresponding Advance(s) on the last day of the Reinvestment Period (with written notice to the Collateral Administrator and the Collateral Agent by the Administrative Agent) in accordance with Article III in an amount, to be deposited in the Unfunded Exposure Account (or, with respect to any portion of the Unfunded Exposure Amount relating to Portfolio Investments denominated in a Permitted Non-USD Currency, in the related Permitted Non-USD Currency Unfunded Exposure Account), equal in the aggregate to the least of (i) the aggregate Unfunded Exposure Amount, (ii) the Financing Commitments in excess of the aggregate principal amount of the outstanding Advances and (iii) an amount such that the Borrowing Base Test is satisfied after giving effect to such Advance; provided that, if the Company provides evidence to the Administrative Agent that it has cash from other sources that is available in accordance with the terms of this Agreement to make any such future advances in respect of any Delayed Funding Term Loan or Revolving Loan, then, so long as such cash is deposited in accordance with the next succeeding sentence, the amount of any such Advance shall be reduced by the amount of such funds. The Company shall cause (x) the proceeds of each such Advance to be deposited into the Unfunded Exposure Account (or, with respect to any portion of the Unfunded Exposure Amount relating to Portfolio Investments denominated in a Permitted Non-USD Currency, in the related Permitted Non-USD Currency Unfunded Exposure Account) on the last day of the Reinvestment Period and (y) cash from other sources that are available in accordance with the terms of this Agreement referred to in the immediately preceding sentence to be deposited into the Unfunded Exposure Account (or, with respect to any portion of the Unfunded Exposure Amount relating to Portfolio Investments denominated in a Permitted Non-USD Currency, in the related Permitted Non-USD Currency Unfunded Exposure Account) not later than one Business Day prior to the last day of the Reinvestment Period, such that the aggregate amount under clauses (x) and (y) above (together with amounts already on deposit in the Unfunded Exposure Account) is at least equal to the aggregate Unfunded Exposure Amount.
SECTION 2.04.Conditions to Amended and Restated Effective Date. Notwithstanding anything to the contrary herein, this Agreement shall not become effective until the date (the "Amended and Restated Effective Date") on which each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion):
(a)Executed Counterparts. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)[Reserved].
(c)Opinions. The Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of counsel for the Company and the Servicer, covering such matters relating to the transactions contemplated hereby and by the other Loan Documents as the Administrative Agent shall reasonably request in writing.
(d)Corporate Documents. The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of the Company and the Servicer as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each officer thereof or other Person authorized to act in connection with this Agreement and the other Loan Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company and the Servicer and any other legal matters relating to the Company, the Servicer, this Agreement or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.
(e)Payment of Fees, Etc. The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable by the Company in connection herewith on or prior to the Amended and Restated Effective Date, including the fee payable pursuant to Section 4.03(e) and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including legal fees and expenses) required to be reimbursed or paid by the Company hereunder.
(f)PATRIOT Act, Etc. (i) To the extent requested by the Administrative Agent, the Collateral Agent or any Lender, the Administrative Agent, Collateral Agent or such Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "PATRIOT Act") and other applicable "know your customer" and anti-money laundering rules and regulations and (ii) to the extent the Company qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, at least five days prior to the Amended and Restated Effective Date, any Lender that has requested, in a written notice to the Company at least 10 days prior to the Amended and Restated Effective Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification.
(g)Filings. Copies of proper financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder.
(h)Certain Acknowledgements. The Administrative Agent shall have received (i) UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches indicating that there are no effective lien notices or comparable documents that name the Company as debtor and that are filed in the jurisdiction in which the Company is organized and (ii) such other searches that the Administrative Agent deems necessary or appropriate.
(i)Officer’s Certificate. The Administrative Agent (or its counsel) shall have received a certificate of an officer of the Company, certifying that (x) the conditions set forth in Sections 2.05(3), 2.05(4) and 2.05(6) have been satisfied and (y) the Borrowing Base Test is satisfied, in each case, on and as of the Amended and Restated Effective Date.
(j)Other Documents. Such other documents as the Administrative Agent may reasonably require.
SECTION 2.05.Conditions to Advances. No Advance shall be made unless each of the following conditions is satisfied as of the proposed date of such Advance:
(1)the Amended and Restated Effective Date shall have occurred;
(2)the Company shall have delivered a Request for Advance in accordance with Section 2.03(d);
(3)no Market Value Event has occurred;
(4)no Event of Default or Default has occurred and is continuing;
(5)the Reinvestment Period has not ended;
(6)all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date; and

(7)after giving pro forma effect to such Advance (and any related Purchase) hereunder:
(x)    the Borrowing Base Test is satisfied;
(y)    the aggregate principal balance of Advances then outstanding will not exceed the limit for Advances set forth in the Transaction Schedule; and
(z)    in the case of an Advance made in connection with a Purchase, the amount of such Advance shall be not less than U.S.$2,000,000.
If the above conditions to an Advance are satisfied or waived by the Administrative Agent, the Servicer shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which any Advance shall be provided.
ARTICLE III
ADDITIONAL TERMS APPLICABLE TO THE ADVANCES
SECTION 3.01.The Advances.
(a)Making the Advances. If the Lenders are required to make an Advance to the Company as provided in Section 2.03, then each Lender shall make such Advance in USD (or, in the case of Advances made to purchase Portfolio Investments denominated in a Permitted Non-USD Currency, in such Permitted Non-USD Currency) on the proposed date thereof by wire transfer of immediately available funds to the Collateral Agent for deposit to the Company's Principal Collection Account (or, in the case of Advances denominated in a Permitted Non-USD Currency, the applicable Permitted Non-USD Currency Principal Collection Account of the Company). Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Company to repay such Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, the Company may borrow and prepay Advances. The Company may, during the Reinvestment Period, reborrow Advances in an amount up to the aggregate unused Financing Commitments of the Lenders on such date, subject to the terms and conditions set forth herein. Except as set forth in the immediately preceding sentence, once prepaid, Advances may not be reborrowed. For the avoidance of doubt, all proceeds of Advances made hereunder shall be initially deposited in the Principal Collection Account of the Company (or, in the case of Advances denominated in a Permitted Non-USD Currency, the applicable Permitted Non-USD Currency Collection Account of the Company) and not in any Investment Subsidiary Account but, on and after the Luxembourg Security Effective Date, may subsequently be transferred to an Investment Subsidiary Account in accordance with the terms of this Agreement.
(b)Interest on the Advances. Subject to Section 3.02, all outstanding Advances shall bear interest (from and including the date on which such Advance is made to and including the date on which such Advance is repaid) at a per annum rate equal to the applicable Reference Rate for each Calculation Period in effect plus the Applicable Margin for Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default, all outstanding Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default to and including the applicable date on which each such Advance is repaid) at a per annum rate equal to the applicable Reference Rate for each Calculation Period in effect plus the Adjusted Applicable Margin ; provided further that, for purposes of this Section 3.01(b), if the aggregate amount of outstanding Advances at any time is less than the Minimum Funding Amount (including due to the prepayment of outstanding Advances pursuant to Section 4.03(c) following the last day of the Non-Call Period), the amount of such difference shall bear interest at a per annum rate equal to the Applicable Margin for Advances set forth on the Transaction Schedule. Notwithstanding anything else herein, interest due and payable pursuant to Section 4.05(b) with respect to an Advance for which the One Month SONIA Adjustment has been selected shall be payable on the fifteenth (15th) calendar day of each month during which an Interest Payment Date does not occur and the related Calculation Period Start Date and Calculation Period shall each be monthly.
(c)Evidence of the Advances. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder and the applicable Currency thereof. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a register (the "Register") in which it shall record (1) the amount of each Advance made hereunder, (2) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (3) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof. The entries made in the Register maintained pursuant to this paragraph (c) shall be conclusive absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such Register or any error therein shall not in any manner affect the obligation of the Company to repay the Advances in accordance with the terms of this Agreement.
Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if a registered note is requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
(d)Pro Rata Treatment. Except as otherwise provided herein, all borrowings of, and payments in respect of, the Advances shall be made on a pro rata basis by or to the Lenders in accordance with their respective portions of the Financing Commitments in respect of Advances held by them.
(e)Illegality. Notwithstanding any other provision of this Agreement, if any Lender or the Administrative Agent shall notify the Company that the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, makes it unlawful, or any Governmental Authority asserts that it is unlawful, for a Lender or the Administrative Agent to perform its obligations hereunder to fund or maintain Advances hereunder (in the aggregate or in any applicable Currency), then (1) the obligation of such Lender or the Administrative Agent hereunder shall immediately be suspended (in the aggregate or with respect to the applicable Currency) until such time as such Lender or the Administrative Agent determines (in its sole discretion) that such performance is again lawful, (2) at the request of the Company, such Lender or the Administrative Agent, as applicable, shall use reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses), until such time as the Advances are required to be prepaid as required under clause (3) below, to transfer all of its rights and obligations under this Agreement (in the aggregate or with respect to the applicable Currency) to another of its offices, branches or Affiliates with respect to which such performance would not be unlawful, and (3) if such Lender or the Administrative Agent is unable to effect a transfer under clause (2), then any outstanding Advances of such Lender (in the aggregate or with respect to such Currency, as applicable) shall be promptly paid in full by the Company (together with all accrued interest and other amounts owing hereunder) but not later than the earlier of (x) if the Company requests such Lender or the Administrative Agent to take the actions set forth in clause (2) above, 20 calendar days after the date on which such Lender or the Administrative Agent notifies the Company in writing that it is unable to transfer its rights and obligations under this Agreement as specified in such clause (2) and (y) such date as shall be mandated by law; provided that, to the extent that any such adoption or change makes it unlawful for the Advances to bear interest by reference to a particular Reference Rate, then the foregoing clauses (1) through (3) shall not apply and the Advances subject to such Reference Rate shall bear interest (from and after the last day of the Calculation Period ending immediately after such adoption or change) at a per annum rate equal to the applicable Base Rate plus the related Applicable Margin for Advances set forth on the Transaction Schedule; provided, further, that no breakage costs resulting from the repayment of Advances on a date other than an Interest Payment Date shall be payable in connection with a repayment of Advances in accordance with this Section 3.01(e).
(f)Increased Costs.
(i)If any Change in Law shall:
(A)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;
(B)impose on any Lender or the applicable interest rate market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender; or
(C)subject any Lender or the Administrative Agent to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon request by such Lender or the Administrative Agent, the Company will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.
(ii)If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Advances made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material (which demand shall be accompanied by a statement setting forth the basis for such demand; provided that in no event shall any Lender be required to provide any information or documentation to the extent such Lender reasonably determines providing the same would constitute a breach by such Lender of confidentiality obligations), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.
(iii)A certificate of a Lender setting forth the amount or amounts necessary to compensate, and the basis for such compensation of, such Lender or its holding company, as the case may be, as specified in paragraph (i) or (ii) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(iv)Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Administrative Agent's right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Administrative Agent notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Administrative Agent's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(v)Each of the Lenders and the Administrative Agent agrees that it will take such commercially reasonable actions as the Company may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 3.01(f); provided that no Lender or the Administrative Agent shall be obligated to take any actions that would, in the reasonable opinion of such Lender or the Administrative Agent, be disadvantageous to such Lender or the Administrative Agent (including, without limitation, due to a loss of money). In no event will the Company be responsible for increased amounts referred to in this Section 3.01(f) which relates to any other entities to which any Lender provides financing.
(vi)If any Lender (A) provides notice of unlawfulness or requests compensation under clause (e) above, this clause (f) or Section 3.03(c) or (B) is a Defaulting Lender under clause (i) of the definition of such term (or, in the case of a requirement to assign or delegate interests, rights and obligations as set forth below, is otherwise a Defaulting Lender), then the Company may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, prepay the Advances of such Lender or require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related transaction documents to an assignee identified by the Company that shall assume such obligations (whereupon such Lender shall be obligated to so assign), provided that, (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder through the date of such assignment and (y) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. No prepayment fee that may otherwise be due hereunder shall be payable to such Lender in connection with any such prepayment or assignment.
(g)No Set-off or counterclaim. Subject to Section 3.03, all payments to be made hereunder by the Company in respect of the Advances shall be made without set-off or counterclaim and in such amounts as may be necessary in order that every such payment (after deduction or withholding for or on account of any present or future Taxes imposed by the jurisdiction in which the Company is organized or any political subdivision or taxing authority therein or thereof) shall not be less than the amounts otherwise specified to be paid under this Agreement.
SECTION 3.02.Interest Rate Unascertainable, Inadequate or Unfair.
(a)    If prior to the commencement of any Calculation Period for an Advance, (x) the Administrative Agent (in its commercially reasonable judgment) determines that adequate and reasonable means do not exist for ascertaining a Reference Rate (including, without limitation, because such Reference Rate is not available or published on a current basis) for the applicable Currency and such Calculation Period or (y) the Administrative Agent is advised by the Required Lenders that the applicable Reference Rate for the applicable Currency and such Calculation Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) included in such Advance for such Calculation Period (determined in their commercially reasonable judgment), then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, any Advance denominated in such Currency made by the Lenders or requested to be made by the Lenders shall thereupon constitute a Base Rate Advance.

SECTION 3.03.Taxes.
(a)Payments Free of Taxes. All payments to be made hereunder by the Loan Parties in respect of the Advances shall be made without deduction or withholding for any Taxes, except as required by Applicable Law (including FATCA). If any Applicable Law requires the deduction or withholding of any Tax from any such payment by the Company, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Company. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Indemnification by the Company. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)Indemnification by the Lenders. Each Lender shall indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.03, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)Status of Secured Parties. (i) Any Secured Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.03(f) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an IRS Form W-8BEN or IRS Form W-8BEN-E or any applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;
(ii)an executed IRS Form W-8ECI;
(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, is not a "10 percent shareholder" of the Company or the Parent within the meaning of Section 881(c)(3)(B) of the Code, and is not a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) an executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form; or
(iv)to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(E)The Administrative Agent shall deliver to the Company an electronic copy of an IRS Form W-9 upon becoming a party under this Agreement. The Administrative Agent represents to the Company that it is a "U.S. person" and a "financial institution" within the meaning of Treasury Regulations Section 1.1441-1 and a "U.S. financial institution" within the meaning of Treasury Regulations Section 1.1471-3 and that it will comply with its obligations to withhold under Section 1441 and FATCA.
(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.03 (including by the payment of additional amounts pursuant to this Section 3.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Survival. Each party's obligations under this Section 3.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document.
ARTICLE IV
COLLECTIONS AND PAYMENTS
SECTION 4.01.Interest Proceeds. Each Loan Party, as applicable, shall notify the obligor with respect to each Portfolio Investment to remit all amounts that constitute Interest Proceeds to the applicable Interest Collection Account; provided that Interest Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Interest Collection Account. To the extent Interest Proceeds are received other than by deposit into the applicable Interest Collection Account or the applicable Permitted Non-USD Currency Interest Collection Account, the applicable Loan Party shall cause all Interest Proceeds received on the Portfolio Investments to be deposited in the applicable Interest Collection Account or the applicable Permitted Non-USD Currency Interest Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the applicable Interest Collection Account or the applicable Permitted Non-USD

Currency Interest Collection Account all Interest Proceeds received by it immediately upon receipt thereof in accordance with the written direction of the Servicer.
Interest Proceeds shall be retained in the applicable Interest Collection Account or the applicable Permitted Non-USD Currency Interest Collection Account and held in cash and/or (other than in the case of the Permitted Non-USD Interest Collection Account in respect of GBP, AUD, Euros, CAD, CHF, NOK, SEK and DKK) invested (and reinvested) at the written direction of the applicable Loan Party (or the Servicer on its behalf) delivered to the Collateral Agent in Cash Equivalents denominated in the applicable Currency selected by the Servicer (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent) ("Eligible Investments"). Eligible Investments shall mature no later than the end of the then-current Calculation Period.
Interest Proceeds on deposit in the Interest Collection Account and the Permitted Non-USD Currency Interest Collection Accounts shall be withdrawn by the Collateral Agent (at the written direction of the Company or the Servicer on its behalf (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement or (ii) to make Permitted Distributions or Permitted RIC Distributions in accordance with this Agreement.
SECTION 4.02.Principal Proceeds. Each Loan Party, as applicable, shall notify the obligor with respect to each Portfolio Investment to remit all amounts that constitute Principal Proceeds to the applicable Principal Collection Account; provided that Principal Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Principal Collection Account. To the extent Principal Proceeds are received other than by deposit into the applicable Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account, the applicable Loan Party shall cause all Principal Proceeds received on the Portfolio Investments to be deposited in the applicable Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the applicable Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account all Principal Proceeds received by it immediately upon receipt thereof in accordance with the written direction of the Servicer.
All Principal Proceeds shall be retained in the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account and held in cash and/or (other than in the case of the Permitted Non-USD Principal Collection Account in respect of GBP, AUD, Euros, CAD, CHF, NOK, SEK and DKK) invested (and reinvested) at the written direction of the Administrative Agent in Eligible Investments selected by the Servicer (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent). All investment income on such Eligible Investments shall constitute Interest Proceeds.
Principal Proceeds on deposit in the Principal Collection Account or an applicable Permitted Non-USD Currency Principal Collection Account shall be withdrawn by the Collateral Agent (at the written direction of the applicable Loan Party or the Servicer on its behalf (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement, (ii) towards the purchase price of Portfolio Investments purchased in accordance with this Agreement or to be deposited into the Unfunded Exposure Account or the applicable Permitted Non-USD Currency Unfunded Exposure Account or (iii) to make Permitted Distributions or Permitted RIC Distributions in accordance with this Agreement, in each case with prior notice to the Administrative Agent. For the avoidance of doubt, Principal Proceeds received in connection with the sale of any Portfolio Investment pursuant to Section 1.04 following a Market Value Event shall be used to prepay Advances as set forth therein at the written direction of the Administrative Agent.

SECTION 4.03.Principal and Interest Payments; Prepayments; Commitment Fee.
(a)The Company shall pay the unpaid principal amount of the Advances (together with accrued interest thereon) to the Administrative Agent for the account of each Lender on the Maturity Date in accordance with the Priority of Payments and any and all cash in the Collateral Accounts shall be applied to the satisfaction of the Secured Obligations on the Maturity Date and on each Additional Distribution Date in accordance with the Priority of Payments.
(b)Accrued interest on the Advances shall be payable in arrears on each Interest Payment Date, each Additional Distribution Date and on the Maturity Date in accordance with the Priority of Payments; provided that (i) interest accrued pursuant to the first proviso to Section 3.01(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. "Interest Payment Date" means the fifteenth (15th) calendar day of the month in which each Calculation Period ends (or, if any such date is not a Business Day, the immediately succeeding Business Day); provided that for the purposes of determining Interest Payment Dates, "Calculation Period" shall not include modifications for an Advance for which the One Month SONIA Adjustment has been selected.
(c)(i)    Subject to the requirements of this Section 4.03(c), the Company shall have the right from time to time to prepay outstanding Advances in whole or in part (A) on any Business Day (x) following any date that JPMorgan Chase Bank, National Association ceases to act as Administrative Agent, (y) following the date of a Non-Call Termination Event or (z) on which the Company prepays the Advances in whole and terminates the outstanding Financing Commitments using the proceeds of another similar asset based credit facility with respect to which JPMorgan Chase Bank, National Association or any Affiliate thereof is the administrative agent and the lender, (B) in connection with a Market Value Cure or (C) otherwise up to but not more than eight times (or such greater number of times as the Administrative Agent consents to in writing (including via email) in its sole discretion) during any Calculation Period. The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to Section 4.03(c)(i)(A) or Section 4.03(c)(i)(C) not later than 5:00 p.m., New York City time, two (2) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except in connection with a Market Value Cure, each partial prepayment of outstanding Advances shall be in an amount not less than U.S.$2,000,000. Prepayments shall be accompanied by accrued and unpaid interest.
(d)The Company agrees to pay to the Administrative Agent, for the account of each Lender (other than a Defaulting Lender), a commitment fee in accordance with the Priority of Payments which shall accrue at 0.75% per annum (or, with respect to any specified period of time, such lesser percentage agreed to by the Administrative Agent in writing in its sole discretion) on the average daily unused amount of the Financing Commitment of such Lender (excluding any portion of such unused amount with respect to which interest is payable in accordance with Section 3.01(b)) during the period from and including the Original Effective Date to but excluding the last day of the Reinvestment Period. Accrued commitment fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Financing Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(e)The Company agrees to pay the Administrative Agent on the date of this Agreement, for the account of each Lender, an upfront fee on the date hereof in an aggregate amount specified in the Effective Date Letter Amendment. The Company agrees to pay the Administrative Agent an upfront fee in accordance with and in an amount specified in the Third Amendment Effective Date Letter. The Company agrees to pay the Administrative Agent an upfront fee in accordance with and in an amount specified in the Fifth Amendment. The Company agrees to pay the Administrative Agent an upfront fee in accordance with and in an amount specified in the Sixth Amendment Effective Date Letter. Once paid, such fees or any part thereof shall not be refundable under any circumstances.

(f)The Company agrees to pay the Administrative Agent on the date on which a Maturity Extension Request is consented to by the Administrative Agent, for the account of each Lender, a fee equal to the percentage of the Financing Commitment as of the date of such Maturity Extension Request specified in the Effective Date Letter. The payment of such fee on such date shall be a condition precedent to the effectiveness of the extension of the Scheduled Termination Date pursuant to such Maturity Extension Request.
(g)Without limiting Section 4.03(c), the Company shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04 and as set forth in Section 8.01(c). All such prepayments shall be accompanied by accrued and unpaid interest.
SECTION 4.04.MV Cure Account.
(a)The Company shall cause all cash received by it in connection with a Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be invested in overnight Eligible Investments at the written direction of the Administrative Agent. All amounts contributed to the Company by Parent in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim.
(b)Amounts on deposit in the MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Company or the Servicer on its behalf (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and remitted to the Company with prior notice to the Administrative Agent (or, following the occurrence of an Event of Default and the declaration of the Advances then outstanding to be due and payable pursuant to Article VII or following the occurrence of a Market Value Event, and at the written direction of the Administrative Agent, to the Lenders for prepayment of Advances and reduction of Financing Commitment); provided that the Company may not direct any withdrawal from the MV Cure Account if the Borrowing Base Test is not satisfied (or would not be satisfied after such withdrawal).
SECTION 4.05.Priority of Payments. On (w) each Interest Payment Date, (x) the Maturity Date (subject to Section 4.03(a)), (y) each Agent Business Day after the occurrence of a Market Value Event and (z) each Agent Business Day after the occurrence of an Event of Default and the declaration of the Secured Obligations as due and payable (each date set forth in clauses (y) and (z) above, an "Additional Distribution Date"), the Collateral Agent shall distribute all amounts in the Collection Accounts and the Permitted Non-USD Currency Collection Accounts in the following order of priority (the "Priority of Payments"):
(a)to pay (i) first, amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities Intermediary hereunder and under the Account Control Agreement (including fees, out-of-pocket expenses and indemnities) up to a maximum amount under this subclause (i) of U.S.$50,000 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same calendar quarter)and (ii) second, any other accrued and unpaid fees (other than the commitment fee payable to the Lenders) and out-of pocket expenses. including indemnities due hereunder or payable to any Governmental Authority in respect of Taxes payable by the Company or, on and after the Luxembourg Effective Date, the Investment Subsidiary, or filing, registration or similar fees, up to a maximum amount under this clause (a) of U.S.$100,000 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same calendar quarter);
(b)to pay interest due in respect of the Advances and any increased costs and commitment fees payable to the Lenders (pro rata based on amounts due);

(c)to pay (i) on each Interest Payment Date, all prepayments of the Advances permitted or required under this Agreement (including any applicable premium) and (ii) on the Maturity Date (and, if applicable, any Additional Distribution Date), principal of the Advances until the Advances are paid in full;
(d)(i) prior to the end of the Reinvestment Period, at the direction of the Servicer, to fund the Unfunded Exposure Account and each applicable Permitted Non-USD Currency Unfunded Exposure Account up to the Unfunded Exposure Amount in respect of each Currency and (ii) after the Reinvestment Period, to fund the Unfunded Exposure Account and each applicable Permitted Non-USD Currency Unfunded Exposure Account up to the aggregate Unfunded Exposure Amount;
(e)to pay all amounts set forth in clause (a) above not paid due to the limitation set forth therein;
(f)to make any Permitted Distributions or Permitted RIC Distributions directed pursuant to this Agreement; and
(g)(i) on any Interest Payment Date, to deposit any remaining amounts into the applicable Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account, as Principal Proceeds (or, in the case of remaining Interest Proceeds, at the election of the Servicer on behalf of the Company, deposit such remaining amounts into the applicable Interest Collection Account or the applicable Permitted Non-USD Currency Interest Collection Account, as Interest Proceeds) and (ii) on the Maturity Date and any Additional Distribution Date, any remaining amounts to the Company or the Investment Subsidiary (as directed by the Company (or the Servicer on its behalf)).
(h)Subject to Section 4.06(b), with respect to any amounts payable under Sections 4.05(a) through (g) above resulting from an Advance denominated in a Permitted Non-USD Currency, such amounts shall be paid using Interest Proceeds and/or Principal Proceeds denominated in such Currency from the applicable Permitted Non-USD Currency Collection Account.
SECTION 4.06.Payments Generally. (a) All payments to the Lenders or the Administrative Agent shall be made to the Administrative Agent at the account designated in writing to the Loan Parties and the Collateral Agent for further distribution by the Administrative Agent (if applicable). The Administrative Agent shall give written notice to the Collateral Agent and the Collateral Administrator (on which the Collateral Agent and the Collateral Administrator may conclusively rely) and the Servicer of the calculation of amounts payable to the Lenders in respect of the Advances and the amounts payable to the Servicer. At least two (2) Business Days prior to each Interest Payment Date, the Administrative Agent shall deliver an invoice to the Servicer, the Collateral Agent and the Collateral Administrator in respect of the interest due on such Interest Payment Date. All payments not made to the Administrative Agent for distribution to the Lenders shall be made as directed in writing by the Administrative Agent. Subject to Section 3.03 hereof, all payments by the Company hereunder shall be made without setoff or counterclaim. All payments hereunder shall be made in USD, other than payments of interest and principal made in respect of Advances denominated in a Permitted Non-USD Currency, which shall be made in such Permitted Non-USD Currency. All interest calculated using the Reference Rate (other than Term CORRA) hereunder shall be computed on the basis of a year of 360 days and all interest calculated using the Base Rate and Term CORRA hereunder shall be computed on the basis of a year of 365 days in each case, payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    If, at least four (4) Business Days prior to any Interest Payment Date or the Maturity Date or an Additional Distribution Date, the Collateral Administrator shall have notified the Company, the Collateral Agent and the Administrative Agent that the Company does not have a sufficient amount of funds in a Currency on deposit in the Collection Account or the Permitted Non-USD Currency Collection Account in respect of the applicable Currency, as applicable, that will be needed (1) to pay to the Lenders all of the amounts required to be paid on such date and/or (2) to pay any expenses required to be paid in accordance with the Priority of Payments, in each case, in such Currency as required for such payment (a "Currency Shortfall"), then, so long as no Event of Default shall have occurred and be continuing and no Market Value Event has occurred, the Company shall exchange (or shall direct the Collateral Agent to exchange) amounts in another Currency in any Permitted Non-USD Currency Collection Account or the Collection Account, as applicable, for the Currency in respect of which there is a Currency Shortfall in an amount necessary to cure such Currency Shortfall. Each such exchange shall occur no later than one Business Day prior to such Interest Payment Date or Additional Distribution Date or the Maturity Date, as applicable, and shall be made at the Spot Rate at the time of conversion. If for any reason the Company shall have failed to effect any such currency exchange by such date, then the Administrative Agent shall be entitled to (but shall not be obligated to) direct such currency exchange on behalf of the Company.
(c)    At any time following the occurrence of a Market Value Event or if an Event of Default has occurred and is continuing, the Administrative Agent may in its sole discretion direct the Collateral Agent to exchange amounts attributable to the Company held in any Permitted Non-USD Currency Account for USD, or exchange amounts in the Collection Account for any Permitted Non-USD Currency, in each case, at the Spot Rate for application hereunder.
(d)    The Investment Subsidiary hereby (i) agrees that on and after the Luxembourg Security Effective Date, it shall be obligated on each Interest Payment Date, each Additional Distribution Date and the Maturity Date to remit funds in the applicable Investment Subsidiary Accounts to be applied as set forth in Article IV (including to repay Advances made in connection with the Investment Subsidiary Assets) and (ii) acknowledges that it has received (directly or indirectly) amounts borrowed by the Company in respect of the Investment Subsidiary Assets.
SECTION 4.07.Termination or Reduction of Financing Commitments.
(a)After the Non-Call Period (or any other date set forth in Section 4.03(c)(i)(A)), the Company shall be entitled at its option and upon three (3) Business Days' prior written notice to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) to either (i) terminate the Financing Commitments in whole upon payment in full of all Advances, all accrued and unpaid interest, all applicable premium and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) or (ii) reduce in part the portion of the Financing Commitments that exceeds the sum of the outstanding Advances. In addition, there shall be no premium or penalty for any prepayment of Advances following a Non-Call Termination Event); provided that, for the avoidance of doubt, the Financing Commitments may not be reduced to an amount less than the then-current aggregate Advances.
(b)The Financing Commitments shall be automatically and irrevocably reduced on the date of any prepayment made in accordance with the definition of "Market Value Cure" in an amount equal to the amount of such prepayment.
(c)The Financing Commitments shall be automatically and irrevocably reduced by all amounts that are used to prepay or repay Advances following the occurrence of a Market Value Event or an Event of Default.
(d)All unused Financing Commitments as of the last day of the Reinvestment Period shall automatically be terminated.
(e)The Financing Commitments shall be irrevocably reduced by the amount of any repayment or prepayment of Advances following the last day of the Reinvestment Period.

ARTICLE V
THE SERVICER
SECTION 5.01.Appointment and Duties of the Servicer. Each Loan Party hereby appoints the Servicer as its servicer under this Agreement to perform the investment management functions of such Loan Party set forth herein, and the Servicer hereby accepts such appointment. For so long as no Market Value Event has occurred and no Event of Default has occurred and is continuing and subject to Section 1.04, the services to be provided by the Servicer shall consist of (x) supervising the Portfolio, including communicating with obligors, executing amendments, providing consents and waivers, enforcing and collecting on the Portfolio and otherwise managing the Portfolio on behalf of the Loan Parties, delivering Notices of Acquisition on behalf of and in the name of the Loan Parties and (y) acting on behalf of the Loan Parties for all other purposes hereof and the transactions contemplated hereby. The Servicer agrees to comply with all covenants and restrictions imposed on the Loan Parties herein and in each other Loan Document and not to act in contravention of this Agreement. Each Loan Party hereby irrevocably appoints the Servicer its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for herein. Without limiting the foregoing:
(a)    The Servicer shall perform its obligations hereunder with reasonable care and in good faith, using a degree of skill not less than that which the Servicer exercises with respect to assets of the nature of the Portfolio Investments that it manages for itself and others having similar investment objectives and policies; and
(b)    The Servicer shall not (and shall not cause either Loan Party to) take any action that it knows or reasonably should know would (1) violate the constituent documents of such Loan Party, (2) violate any law, rule or regulation applicable to such Loan Party, (3) require registration of such Loan Party as an "investment company" under the Investment Company Act of 1940, or (4) cause such Loan Party to violate the terms of this Agreement, any other Loan Document or any instruments relating to the Portfolio Investments.
The Servicer may employ third parties (including its Affiliates) to render advice (including investment advice) and assistance to the Loan Parties and to perform any of the Servicer's duties hereunder, provided that the Servicer shall not be relieved of any of its duties or liabilities hereunder regardless of the performance of any services by third parties. For the avoidance of doubt, neither the Administrative Agent nor any Lender shall have the right to remove or replace the Servicer as servicer hereunder.
SECTION 5.02.Servicer Representations as to Eligibility Criteria; Etc. The Servicer represents to the other parties hereto that (a) as of the Trade Date and Settlement Date for each Portfolio Investment purchased, such Portfolio Investment meets all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and, except as otherwise permitted hereunder, the Concentration Limitations shall be satisfied (unless otherwise consented to by the Administrative Agent) and (b) all of the information contained in the related Notice of Acquisition is true, correct and complete in all material respects; provided that, to the extent any such information was furnished to the applicable Loan Party by any third party, such information is as of its delivery date true, complete and correct in all material respects to the knowledge of the Servicer.
SECTION 5.03.Indemnification; Limitation of Liability. The Servicer shall indemnify and hold harmless the Loan Parties, the Agents, the Collateral Administrator, the Securities Intermediary and the Lenders and their respective affiliates, directors, officers, stockholders, partners, agents, employees and controlling persons (each, an "Indemnified Person") from and against any and all losses, claims, demands, damages or liabilities of any kind, including legal fees and disbursements (collectively, "Liabilities"), and shall reimburse each such Indemnified Person on a current basis for all reasonable and documented expenses (including reasonable and documented fees and disbursements of counsel), incurred by such Indemnified Person in connection with investigating, preparing, responding to or defending any investigative, administrative, judicial or regulatory action, suit, claim or proceeding, relating to or arising out of (a) any breach by the Servicer of any of its obligations hereunder and (b) the failure of any of the representations or warranties of the Servicer set forth herein to be true when made or when deemed made or repeated, except to the extent that such Liabilities or expenses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person. Except as set forth in the immediately preceding sentence to the extent such Indemnified Person incurs such Liabilities from a third party, in no event shall the Servicer be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if the Servicer has been advised of such loss or damage and regardless of the form of action. For the avoidance of doubt, without limiting clauses (a) or (b) of this Section 5.03, in no event shall the Servicer be liable for any Liabilities arising solely from the performance of the Portfolio Investments (including Liabilities that represent losses from Portfolio Investments due to the related obligor's financial inability to pay).
This Section 5.03 shall survive the termination of this Agreement and the repayment of all amounts owing to the Secured Parties hereunder.
ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS
SECTION 6.01.Representations and Warranties. Each Loan Party (and, with respect to clauses (a) through (e), (l), (n), (o), (t) through (w) and (aa), the Servicer) represents to the other parties hereto solely with respect to itself that as of the date hereof, the Fifth Amendment Effective Date, the Luxembourg Security Effective Date, the Merger Effective Date and each Trade Date (or as of such other date as maybe expressly set forth below):
(a)it is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to which it is or may become a party and to consummate the transactions herein and therein contemplated;
(b)the execution, delivery and performance of this Agreement and each such other Loan Document, and the consummation of the transactions contemplated herein and therein have been duly authorized by it and this Agreement and each other Loan Document to which it is or may become a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law);
(c)the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and will not violate in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected;
(d)it is not subject to any Adverse Proceeding;
(e)it has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;
(f)it is not required to register as an "investment company" as defined in the Investment Company Act of 1940, as amended;

(g)it has not issued any securities that are or are required to be registered under the Securities Act of 1933, as amended, and it is not a reporting company under the Securities Exchange Act of 1934, as amended;
(h)it has no Indebtedness other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) Indebtedness incurred under the terms of the Intercompany Loans, (iii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (iv) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan;
(i)(x) it does not have underlying assets which constitute "plan assets" within the meaning of the Plan Asset Rules; and (y) it has not within the last six years sponsored, maintained, contributed to, or been required to contribute to and does not have any liability with respect to any Plan (including, in the case of contribution or liability with respect to a Plan, on behalf of an ERISA Affiliate);
(j)as of the date of this Agreement it is, and after giving effect to any Advance it will be, Solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors;
(k)it is not in default under any other contract to which it is a party except where such default would not reasonably be expected to have a Material Adverse Effect;
(l)it has complied in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Portfolio, except where noncompliance would not reasonably be expected to have a Material Adverse Effect;
(m)it does not have any Subsidiaries or own any Investments in any Person other than the Portfolio Investments or Investments (i) constituting Eligible Investments (as measured at their time of acquisition), (ii) acquired by it with the approval of the Administrative Agent, or (iii) those it shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;
(n)(x) it has disclosed to the Administrative Agent all material agreements, instruments and corporate or other restrictions to which it is subject, and all other matters actually known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (y) no information (other than projections, forward-looking information, general economic data or industry information) heretofore furnished by or on behalf of the Company in writing to the Administrative Agent or any Lender in connection with this Agreement or any transaction contemplated hereby (after taking into account all updates, modifications and supplements to such information) contains (or, to the extent any such information was furnished by a third party or relates to a third party, to the Company's knowledge contains), when taken as a whole, as of its delivery date, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (z) as of the Amended and Restated Effective Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Amended and Restated Effective Date to any Lender in connection with this Agreement is true and correct in all respects;
(o)all of the conditions to the acquisition of the Portfolio Investments specified in Section 1.03 have been satisfied or waived;
(p)has timely filed all Tax returns required by Applicable Law to have been filed by it; all such Tax returns are true and correct in all material respects; and has paid or withheld (as applicable) all Taxes owing or required to be withheld by it (if any) shown on such Tax returns, except, in each case (x) any such Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP on its books and records or

(y) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect;
(q)it is and will be treated as a disregarded entity for U.S. federal income tax purposes;
(r)(1) the Company is and will be wholly owned by the Parent, which is a U.S. Person, and (2) the Investment Subsidiary is and will be (i) prior to the Fifth Amendment Effective Date, wholly owned directly by the Parent, which is a U.S. Person and (ii) on and after the Fifth Amendment Effective Date, wholly owned directly by the Company, which is a U.S. Person.
(s)prior to the date hereof, no Loan Party has engaged in any business operations or activities other than as an ownership entity for Portfolio Investments and similar Loan or debt obligations and activities incidental thereto;
(t)neither it nor any of its Affiliates is (i) the subject or target of Sanctions; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a "Non-Cooperative Jurisdiction" by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a "Foreign Shell Bank" within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns. It is in compliance with all applicable Sanctions and also in compliance with all applicable provisions of the PATRIOT Act. This representation is not made or sought by any party hereto that is subject to Council Regulation (EC) No 2271/96 of November 22, 1996 (as amended, the “Blocking Regulation”) if and to the extent that such representation would constitute or give rise to a violation by such party of the Blocking Regulation (or any law or regulation implementing such Blocking Regulation in any member state of the European Union);
(u)the Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its agents and their respective directors, managers, officers and employees (as applicable) with Anti-Corruption Laws and applicable Sanctions, and the Company and its officers and directors and, to its knowledge, its employees, members and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Company being designated as a Sanctioned Person. None of (i) the Company or its directors, officers or managers or (ii) to the knowledge of the Company, any director, manager, employee or agent of the Company that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. This representation is not made or sought by any party hereto that is subject to the Blocking Regulation if and to the extent that such representation would constitute or give rise to a violation by such party of the Blocking Regulation (or any law or regulation implementing such Blocking Regulation in any member state of the European Union);
(v)the Loan Documents represent all of the material agreements between the Servicer, the Parent and the Seller, on the one hand, and the Loan Parties, on the other. The Company has good and marketable title to all Portfolio Investments and other Collateral free of any Liens (other than Permitted Liens) and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming the Company or the Seller as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as "Secured Party" pursuant hereto, as necessary or advisable in connection with the Sale Agreement, the Investment Subsidiary Sale Agreement, the Master Participation Agreement, or which has been terminated;
(w)the Company is not relying on any advice (whether written or oral) of any Lender, Agent or any of their respective Affiliates in connection with the Loan Documents or the transactions contemplated thereby;

(x)there are no judgments for Taxes with respect to the Company and no claim is being asserted with respect to the Taxes of the Company, except to the extent that any such claim is being contested in compliance with clause (p) above;
(y)upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest under United States and Luxembourg law, as applicable (except, as to priority, for any Permitted Liens) in the Collateral acquired with the proceeds of such Advance, free and clear of any adverse claim (other than Permitted Liens) or restrictions on transferability;
(z)the Parent (i) is not required to register as an investment company under the Investment Company Act of 1940, as amended and (ii) has elected to be treated as a business development company for purposes of the Investment Company Act of 1940, as amended;
(aa)[Reserved];
(ab)no ERISA Event has occurred;
(ac)all proceeds of the Advances will be used by the Company only in accordance with the provisions of this Agreement. No part of the proceeds of any Advance will be used by the Company to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve Board. No Advance is secured, directly or indirectly, by Margin Stock, and the Collateral does not include Margin Stock;
(ad)the Investment Subsidiary has its place of central administration (siège de l'administration centrale) in the Grand Duchy of Luxembourg and the center of its main interests (centre des intérêts principaux) (as such term is used in Article 3(1) of the Insolvency Regulation) is situated at the place of its registered office (siège statutaire) in the Grand Duchy of Luxembourg and has no “establishment” (as such term is used in Article 2(10) of the Insolvency Regulation) outside the Grand Duchy of Luxembourg; and
(ae)the Investment Subsidiary is in full compliance with the amended law of 31 May 1999 on the domiciliation of companies, to the extent applicable.
SECTION 6.02.Covenants of the Loan Parties and the Servicer. Each of (I) the Company, (II) with respect to clauses (e), (g), (h), (k), (n), (o), (r), (gg), (hh), (ii) and (jj), the Servicer) and (III) with respect to clauses (a) through (o), (q) through (w) and (aa) through (hh), the Investment Subsidiary:
(a)shall at all times: (i) maintain at least one independent director; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from Parent and any other Person (although, in connection with certain advertising and marketing, it may be identified as a subsidiary of Parent); (iv) have a board of directors separate from that of Parent and any other Person; (v) file its own Tax returns, if any, as may be required under Applicable Law, to the extent that the Company and/or the Investment Subsidiary is (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division or disregarded entity for tax purposes of another taxpayer, and pay any Taxes so required to be paid under Applicable Law; (vi) not commingle its assets with the assets of any other Person; (vii) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence (although, in connection with certain regulatory filings, advertising and marketing, it may be identified as a subsidiary of Parent); (viii) maintain separate financial statements except to the extent that its financial and operating results are consolidated with those of Parent in consolidated financial statements; provided that all audited financial statements of Parent that are consolidated to include the Company (and the Investment Subsidiary, if applicable), will contain detailed notes clearly stating that (x) all of the Company’s and Investment Subsidiary's assets are owned by the Company and the Investment Subsidiary, respectively, and (y) the Company and the Investment Subsidiary are separate legal entities; (ix) pay its own liabilities only out of its own funds; (x) not hold out its credit or assets as being available to satisfy the obligations of others; (xi) allocate fairly and reasonably any overhead for shared office space; (xii) use separate stationery, invoices and checks; (xiii) not pledge its assets to secure the obligations of any other Person except as otherwise permitted by the Loan Documents; (xiv) correct any known misunderstanding regarding its separate identity; (xv) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and (except as permitted by this Agreement, the Effective Date Letter and the other Loan Documents) pay its operating expenses and liabilities from its own assets; (xvi) (A) with respect to the Company, cause its Board of Directors to meet or act pursuant to written consent and keep minutes of such meetings and actions, in each case in accordance with Delaware limited liability company formalities, and observe in all material respects all other Delaware limited liability company formalities and (B) with respect to the Investment Subsidiary, cause its governing body to comply in all material respects with all corporate formalities required under Luxembourg law; (xvii) not acquire the obligations or any securities of its Affiliates except as otherwise permitted by the Loan Documents; (xviii) cause its directors, officers, agents and other representatives to act at all times with respect to it consistently and in furtherance of the foregoing and in the best interests of the Company and the Investment Subsidiary, as applicable, and (xix) with respect to the Company, maintain at least one special member, who, upon the dissolution of the sole member or the withdrawal or the disassociation of the sole member from the Company, shall immediately become the member of the Company in accordance with its organizational documents.
(b)shall not (i) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the preceding clause (a), including, other than with respect to any warrants received in connection with a Portfolio Investment, controlling the decisions or actions respecting the daily business or affairs of any other Person except as otherwise permitted hereunder (which, for the avoidance of doubt, shall not prohibit any Loan Party from taking, or refraining to take, any action under or with respect to a Portfolio Investment); (ii) fail to be Solvent; (iii) release, sell, transfer, convey or assign any Portfolio Investment unless in accordance with the Loan Documents; (iv) except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the applicable Loan Party, enter into any transaction with an Affiliate of any Loan Party except on commercially reasonable terms similar to those available to unaffiliated parties in an arm's-length transaction; (v) identify itself as a department or division of any other Person; or (vi) own any asset or property other than the Collateral and the related assets and incidental personal property necessary for the ownership or operation of these assets.
(c)shall take all actions consistent with and shall not take any action contrary to the "Facts and Assumptions" sections in (i) with respect to the Company, the opinions of Latham & Watkins LLP, dated the Original Effective Date, relating to certain true sale and non-consolidation matters, and (ii) with respect to the Investment Subsidiary, the opinions of Latham & Watkins LLP, dated the Luxembourg Security Effective Date, relating to certain non-consolidation matters;
(d)shall not create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) Indebtedness incurred under the terms of the Intercompany Loans, (iii) to pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (iv) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan; provided that no Loan Party shall acquire any Delayed Funding Term Loan or Revolving Loan if such acquisition would cause the Unfunded Exposure Amount, collateralized or uncollateralized, to exceed 10% of the Collateral Principal Amount;
(e)shall comply in all material respects with all Anti-Corruption Laws and applicable Sanctions and shall maintain in effect and enforce policies and procedures designed to ensure compliance, in all material respects, by such Loan Party and its directors, managers, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. This undertaking is not made or sought by any party hereto that is subject to the Blocking Regulation if and to the extent that such undertaking would constitute or give rise to a violation by such party of the Blocking Regulation (or any law or regulation implementing such Blocking Regulation in any member state of the European Union);

(f)shall not amend (1) any of its constituent documents or (2) any document to which it is a party in any manner that would reasonably be expected to adversely affect the Lenders in any material respect, without, in each case, the prior written consent of the Administrative Agent;
(g)shall not (A) permit the validity or effectiveness of this Agreement or any grant hereunder to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, any other Loan Document or the Advances, except as may be expressly permitted hereby, (B) permit any Lien to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, in each case, other than Permitted Liens or (C) take any action that would cause the Lien of this Agreement not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except for Permitted Liens;
(h)shall not, without the prior consent of the Administrative Agent, which consent may be withheld in the sole and absolute discretion of the Administrative Agent, enter into any hedge agreement;
(i)shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Company (or by the Collateral Agent on behalf of the Company) in accordance with subsection (a) above materially misleading or change its jurisdiction of organization, unless the Company shall have given the Administrative Agent and the Collateral Agent at least 30 days (or such shorter period as agreed to by the Administrative Agent in its sole discretion) prior written notice thereof, and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent and Administrative Agent together with written confirmation to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed);
(j)shall do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company in good standing in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Loan Documents or any of the Collateral;
(k)shall comply with all Applicable Law (whether statutory, regulatory or otherwise), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;
(l)shall not merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, in each case, without the prior written consent of the Administrative Agent;
(m)except for Investments permitted by Section 6.02(u)(C) and without the prior written consent of the Administrative Agent, shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any Loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Loan Documents;
(n)(i) shall conduct its affairs so that its underlying assets do not constitute "plan assets" within the meaning of the Plan Asset Rules, and (ii) shall not sponsor, maintain, contribute to, or become required to contribute, or have any liability with respect to any Plan (including, in the case of contribution or liability with respect to a Plan, on behalf of an ERISA Affiliate);
(o)except for the security interest granted hereunder and as otherwise permitted hereunder, shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens), and each

Loan Party shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under such Loan Party (other than Permitted Liens);
(p)
(i)shall promptly furnish to the Administrative Agent, and the Administrative Agent shall furnish to the Lenders, copies of the following financial statements, reports and information: (A) as soon as available, but in any event within 120 days after the end of each fiscal year of the Parent, a copy of the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year, the related consolidated statements of income for such year and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; provided, that the financial statements required to be delivered pursuant to this clause (A) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Parent's annual report on Form 10-K, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; (B) as soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), an unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries as of the end of such fiscal quarter and including the prior comparable period (if any), and the unaudited consolidated statements of income of the Parent and its consolidated Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and the unaudited consolidated statements of cash flows of the Parent and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter; provided, that the financial statements required to be delivered pursuant to this clause (B) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in Parent's quarterly report on Form 10-Q, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; and (C) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request;
(ii)shall promptly furnish to the Administrative Agent as soon as available, but no later than the date any financial statements are due pursuant to Section 6.02(p)(i) or (ii), a compliance certificate, certified by a Responsible Officer of the Company to be true and correct, (A) stating whether any Default or Event of Default exists; (B) stating that the Company is in compliance with the covenants set forth in this Agreement, including a certification that the Collateral has been Delivered to the Collateral Agent; (C) stating that the representations and warranties of the Company contained in Article IV, or in any other Loan Document, or which are contained in any document furnished at any time or in connection herewith or therewith, are true and correct in all material respects on and as of the date thereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and (D) certifying that such financial statements fairly present in all material respects, the financial condition and the results of operations of the Company on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments;
(q)shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon it or upon its income, profits or property; provided that it shall not be required to pay or discharge or cause to be paid or discharged any such Tax (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect;
(r)shall permit representatives of the Administrative Agent at any time and from time to time as the Administrative Agent shall reasonably request, and at the Company's expense (subject to a cap of $50,000 in any 12-month period for so long as no Event of Default has occurred and is continuing and no Market Value Event has occurred), (A) to inspect and make copies of and abstracts from its records relating to the Portfolio Investments and (B) to visit its properties in connection with the collection, processing or managing of the Portfolio Investments for the purpose of examining such records, and to discuss matters relating to the Portfolio Investments or such Person's performance under this Agreement and the other Loan Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters (including, if requested by the Administrative Agent, quarterly telephone conferences with representatives of the Loan Parties with respect to review of the Portfolio Investments). Each Loan Party agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided that such assistance shall not interfere in any material respect with any Loan Party's or the Servicer's business and operations. So long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, such visits and inspections shall occur only (i) upon five (5) Business Days' prior written notice, (ii) during normal business hours and (iii) no more than once in any calendar year. Following the occurrence of a Market Value Event or following the occurrence and during the continuance of an Event of Default, there shall be no limit on the timing or number of such inspections and only one (1) Business Day' prior notice will be required before any inspection, which shall occur during normal business hours. Notwithstanding anything to the contrary in this clause (r), neither the Loan Parties nor the Servicer will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (x) constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which access or inspection by, or disclosure to, the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Applicable Law (or any binding confidentiality agreement or (z) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that, (I) in the event the Servicer or any Loan Party withholds information from the Administrative Agent or the Lenders in reliance on this sentence, each Loan Party shall provide (to the extent possible without violation of such Applicable Law, any binding confidentiality agreement, attorney-client or attorney work product privilege) notice to the Administrative Agent or such applicable Lender that such information is being withheld and shall use commercially reasonable efforts to communicate the applicable information in a way that would not violate the Applicable Law or binding confidentiality agreement or risk waiver of such attorney-client or attorney work product privilege and (II) no such information withheld pursuant to a binding confidentiality agreement shall be withheld if such information would be customary and necessary (in the reasonable determination of the Administrative Agent) in order for the Administrative Agent to effectuate a sale of Portfolio Investments pursuant to Section 1.04 or an assignment of the Financing Commitments pursuant to Section 10.06;
(s)shall not use any part of the proceeds of any Advance, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board of Governors of the Federal Reserve System of the United States of America, including Regulations T, U and X;
(t)shall not make any Restricted Payments without the prior written consent of the Administrative Agent; provided that (x) such Loan party may make Permitted Distributions or Permitted RIC Distributions subject to the other requirements of this Agreement and (y) the Investment Subsidiary may make distributions of Interest Proceeds and Principal Proceeds to the Company by deposit thereof to the applicable Collateral Account of the Company, provided that any such amounts so distributed shall be deemed to constitute Interest Proceeds or Principal Proceeds, as applicable, of the Company for all purposes of this Agreement, as if received directly by the Company from the applicable Portfolio Investment(s);
(u)shall not make or hold any Investments, except (A) the Portfolio Investments or Investments constituting Eligible Investments (measured at the time of acquisition), (B) those that have been consented to by the Administrative Agent or (C) those Investments such Loan Party shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;
(v)shall not request any Advance, and no Loan Party shall directly or, to the knowledge of such loan Party, indirectly, use, and shall procure that its directors, officers, employees and agents shall not directly or indirectly use, the proceeds of any Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in a material violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the material violation of any Sanctions applicable to any party hereto. This undertaking is not made or sought by any party hereto that is subject to the Blocking Regulation if and to the extent that such undertaking would constitute or give rise to a violation by such party of the Blocking Regulation (or any law or regulation implementing such Blocking Regulation in any member state of the European Union);
(w)other than pursuant to the Sale Agreement, the Master Participation Agreement and the Investment Subsidiary Sale Agreement, shall not transfer to any of its Affiliates any Portfolio Investment purchased from any of its Affiliates (other than sales to Affiliates conducted on terms and conditions consistent with those of an arm's length transaction and at fair market value);
(x)shall post on a password protected website maintained by the Administrative Agent to which the Servicer will have access or deliver via email to the Administrative Agent, with respect to each obligor in respect of a Portfolio Investment, without duplication of any other reporting requirements set forth in this Agreement or any other Loan Document, any management discussion and analysis provided by such obligor and any financial reporting packages and notifications of credit events with respect to such obligor and with respect to each Portfolio Investment for such obligor (including any attached or included information, statements and calculations, including compliance certificates with corresponding calculations), in each case within five (5) Business Days of the receipt thereof by the Company or the Servicer; provided that the Company shall post on a password protected website maintained by the Administrative Agent to which the Servicer will have access and deliver via email to the Administrative Agent notice of any credit event relating to an obligor promptly upon (and in no event later than two (2) Business Days after) obtaining knowledge thereof. The Company shall cause the Servicer to provide such other information as the Administrative Agent may reasonably request with respect to any Portfolio Investment or obligor (to the extent reasonably available to the Servicer);
(y)shall not elect to be classified as other than a disregarded entity or partnership for U.S. federal income tax purposes, nor shall the Company take any other action or actions that would cause it to be classified, taxed or treated as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (including transferring interests in the Company on or through an established securities market or secondary market (or the substantial equivalent thereof), within the meaning of Section 7704(b) of the Code (and Treasury regulations thereunder);
(z)shall only have partners or owners that are treated as U.S. Persons or that are disregarded entities owned by a U.S. Person and shall not recognize the transfer of any interest in the Company that constitutes equity for U.S. federal income tax purposes to a Person that is not a U.S. Person;
(aa)shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Secured Parties hereunder and to grant more effectively all or any portion of the Collateral, maintain or preserve the security interest (and the priority thereof) of this Agreement or to carry out more effectively the purposes hereof, perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement, preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral and the Collateral Agent against the claims of all Persons and parties, pay any and all Taxes levied or assessed upon all or any part of the Collateral and use its commercially reasonable efforts to minimize Taxes and any other costs arising in connection with its activities or give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to this Agreement or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, and hereby authorizes the Collateral Agent (without obligation and without limiting the duties of any Loan Party pursuant to this Section 6.02(aa)) to file a UCC financing statement listing 'all assets of the debtor' (or substantially similar language) in the collateral description of such financing statement;

(ab)shall use all commercially reasonable efforts to elevate all Participation Interests granted under the Master Participation Agreement to absolute assignments within the applicable then-current standard settlement timeframes set forth in LSTA guidelines;
(ac)shall not hire any employees;
(ad)shall not maintain any bank accounts or securities accounts other than the Collateral Accounts or the Excluded Account;
(ae)except as otherwise expressly permitted herein, shall not cancel or terminate any of the underlying instruments in respect of a Portfolio Investment to which it is party or beneficiary (in any capacity), or consent to or accept any cancellation or termination other than by the terms of such Portfolio Investment of any of such agreements (in each case) without payment in full of such Portfolio Investment or the applicable portion thereof so cancelled or terminated unless (in each case) the Administrative Agent shall have consented thereto in writing in its sole discretion;
(af)shall not make or incur any capital expenditures except as reasonably required to perform its functions in accordance with this Agreement;
(ag)shall provide to the Administrative Agent (with a copy to the Collateral Agent) (x) as soon as available and in any event within ten (10) Business Days after the end of each fiscal quarter, the identity of each Portfolio Investment that is a Partial Deferrable Obligation and the portion of interest payable under such Partial Deferrable Obligation that is actually being paid in kind rather than in cash (with such update to be substantially in the form of Schedule 7 and which may be delivered via email) and (y) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request with respect to any Partial Deferrable Obligation;
(ah)shall not act on behalf of a Sanctioned Country or a Sanctioned Person. No Loan Party owns or will acquire, and the Servicer will not cause any Loan Party to own or acquire, any security issued by, or interest in, any country, territory, or entity whose direct ownership would be or is prohibited under Sanctions for a natural person or entity required to comply with Sanctions. This undertaking is not made or sought by any party hereto that is subject to the Blocking Regulation if and to the extent that such undertaking would constitute or give rise to a violation by such party of the Blocking Regulation (or any law or regulation implementing such Blocking Regulation in any member state of the European Union); and
(ai)shall give notice to the Administrative Agent in writing promptly upon (and in no event later than three (3) Business Days (or, in the case of an Event of Default, one (1) Business Day) after) the occurrence of any of the following:
(1)any Adverse Proceeding;
(2)any Default or Event of Default;
(3)any Loan Party or the Servicer obtaining actual knowledge of any material adverse claim asserted against any of the Portfolio Investments, the Collateral Accounts or any other Collateral; and
(4)any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification
(aj)in connection with the Merger, shall, (A) notify the Administrative Agent in writing (which may be by email) at least one (1) Business Day prior to the proposed Merger Date, (B) [reserved], and (C) promptly (but in no event later than the next succeeding Business Day after the

Merger Effective Date (or such later date as the Administrative Agent may agree in its sole discretion)), deliver each of the following to the Administrative Agent:
(i)fully executed copies of each of the Reaffirmation Agreement, amended Sale Agreement, and amended Investment Subsidiary Sale Agreement, in each case dated as of the Merger Effective Date;
(ii)evidence of the filing of a financing statement naming the New Parent as debtor with the Delaware Secretary of State;
(iii)the Merger Effective Date Officer's Certificate;
(iv)each Merger Effective Date Legal Opinion; and
(v)a certificate of merger filed with the Delaware Secretary of State with respect to the Merger.
SECTION 6.03.Amendments of Portfolio Investments, Etc. If any Loan Party or the Servicer receives any notice or other communication concerning any amendment, supplement, consent, waiver or other modification of any Portfolio Investment or any related underlying instrument or rights thereunder (each, an "Amendment") with respect to any Portfolio Investment or any related underlying instrument, or makes any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, it will give prompt (and in any event, not later than three (3) Business Days') notice thereof to the Administrative Agent; provided that the applicable Loan Party or the Servicer, as applicable, shall not be required to give prior notice of an Amendment to the Administrative Agent if such Amendment relates solely to administrative matters. In any such event, the applicable Loan Party shall exercise all voting and other powers of ownership relating to such Amendment or the exercise of such rights or remedies as the Servicer shall deem appropriate under the circumstances; provided that if an Event of Default has occurred and is continuing or a Market Value Event has occurred, the applicable Loan Party will exercise all voting and other powers of ownership as the Administrative Agent shall instruct (it being understood that if the terms of the related underlying instrument expressly prohibit or restrict any such rights given to the Administrative Agent, then such right shall be limited to the extent necessary so that such prohibition or restriction is not violated). In any such case, following a Loan Party's receipt thereof, such Loan Party shall promptly provide to the Administrative Agent copies of all executed amendments to underlying instruments, executed waiver or consent forms or other documents executed or delivered in connection with any Amendment.
ARTICLE VII
EVENTS OF DEFAULT
If any of the following events ("Events of Default") shall occur:
(a)the Company shall fail to pay any amount owing by it in respect of the Secured Obligations (whether for principal, interest, fees or other amounts) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and solely in the case of amounts other than principal and interest, such failure continues for a period of two (2) Business Days following the earlier of (x) the Company or the Servicer becoming aware of such failure and (y) receipt of written notice by the Company or the Servicer of such failure;
(b)any representation or warranty made or deemed made by or on behalf of any Loan Party, the Servicer or the Seller (collectively, the "Credit Risk Parties") herein or in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document (other than projections, forward-looking information, general economic data or industry information) furnished pursuant hereto or in connection herewith or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute a failure) and, other than in the case of any representation or warranty set forth in clauses (a), (b), (c), (f), (h), (j), (m), (v), (y) or (cc) of Section 6.01, if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party of written notice of such inaccuracy from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such inaccuracy;
(c)(A) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a)(i) through (vii), (xi), (xiv) or (xix), (b)(i) through (iv), (d), (f), (h), (i), (l), (m), (o), (t), (v), (w), (cc), (hh), (ii) or (jj), Section 8.02(b) or the last sentence of the first paragraph of Section 1.04 or (B) any Credit Risk Party shall fail to observe or perform any other covenant, condition or agreement contained herein (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute such a failure) or in any other Loan Document and, in the case of this clause (B), if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party of written notice of such failure from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such failure;
(d)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Risk Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Risk Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(e)any Credit Risk Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Credit Risk Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(f)any Credit Risk Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(g)the passing of a resolution by the equity holders of any Loan Party in respect of the winding up on a voluntary basis of such Loan Party;
(h)any final judgments or orders (not subject to appeal or otherwise non-appealable) by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of U.S.$1,000,000 (after giving effect to insurance, if any, available with respect thereto) shall be rendered against any Loan Party, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of sixty (60) days after the date on which the right to appeal has expired;
(i)an ERISA Event occurs;
(j)a Change of Control occurs;
(k)any Loan Party or the pool of Collateral shall become required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

(l)the Servicer (i) resigns as Servicer under this Agreement, (ii) assigns any of its obligations or duties as Servicer in contravention of the terms of this Agreement or (iii) otherwise ceases to act as Servicer in accordance with the terms of this Agreement and, in each case, an Affiliate of the Servicer is not appointed (and has accepted such appointment) with the prior written consent of the Administrative Agent;
(m)the Net Advances are greater than the product of (1) the Net Asset Value multiplied by (2) 80%;
(n)(i) failure of the Loan Parties to fund the Unfunded Exposure Account and/or any applicable Permitted Non-USD Currency Unfunded Exposure Account when required in accordance with Section 2.03(f) other than in the case that any Lender fails to make the Advance required in accordance with Section 2.03(f) or (ii) failure of any Loan Party to satisfy its obligations in respect of unfunded obligations with respect to any Delayed Funding Term Loan or Revolving Loan (including the payment of any amount in connection with the sale thereof to the extent required under this Agreement); provided that the failure of a Loan Party to undertake any action set forth in this clause (n) is not remedied within two (2) Business Days, or
(o)any Loan Document (or material provision thereof) shall (except in accordance with its terms) cease to be the legally valid, binding and enforceable obligation of the Credit Risk Parties;
then, and in every such event (other than an event with respect to a Loan Party described in clause (d) or (e) of this Article), and at any time thereafter in each case during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Financing Commitments, and thereupon the Financing Commitments shall terminate immediately, and (ii) declare all of the Secured Obligations then outstanding to be due and payable in whole (or in part, in which case any Secured Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Secured Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (d) or (e) of this Article, the Financing Commitments shall automatically terminate and all Secured Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.
ARTICLE VIII
COLLATERAL ACCOUNTS; COLLATERAL SECURITY
SECTION 8.01.The Collateral Accounts.
(a)Establishment and Maintenance of Collateral Accounts. Each Loan Party hereby appoints the Securities Intermediary to establish, and the Securities Intermediary has established each Custodial Account, each Principal Collection Account, each Interest Collection Account, the MV Cure Account and each Unfunded Exposure Account (collectively, the "USD Collateral Accounts", together with the Permitted Non-USD Currency Accounts, the "Collateral Accounts"). In addition, each Loan Party hereby direct the Securities Intermediary to establish, and the Securities Intermediary has established the Permitted Non-USD Currency Accounts for the purposes of holding cash and Portfolio Investments denominated in a Permitted Non-USD Currency pursuant to the terms hereof. Promptly upon establishment of any new Permitted Non-USD Currency Account, the Securities Intermediary shall provide a written notice to each of the Loan Parties, the Collateral Agent, the Collateral Administrator and the Administrative Agent setting forth, with respect to such Permitted Non-USD Currency Account, the applicable Currency, the account name (as set forth in the Transaction Schedule) and number of such Permitted Non-USD Currency Account.
(b)The Collateral Accounts shall (i) with respect to Collateral Accounts held by the Company, at all times be subject to the Borrower Account Control Agreement and (ii) with respect to Collateral Accounts held by the Investment Subsidiary, at all times on and after the Luxembourg Security Effective Date, be subject to the Investment Subsidiary Account Control Agreement. The Securities Intermediary agrees to maintain the Collateral Accounts of the applicable Loan Party in accordance with each Account Control Agreement as a "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC), in the name of the applicable Loan Party subject to the lien of the Collateral Agent.
(c)Notwithstanding the foregoing, it is understood and agreed that no Sixth Amendment Permitted Non-USD Currency Account shall be utilized until such time as the Sixth Amendment Permitted Non-USD Currency Account Conditions with respect to the applicable Sixth Amendment Permitted Non-USD Currency are satisfied.
(d)Investment of Funds on Deposit in the Unfunded Exposure Account and the Permitted Non-USD Currency Unfunded Exposure Accounts. All amounts on deposit in the Unfunded Exposure Account and (other than the Permitted Non-USD Currency Unfunded Exposure Account in respect of GBP, AUD, Euros, CAD, CHF NOK, SEK and DKK) the Permitted Non-USD Currency Unfunded Exposure Accounts shall be invested (and reinvested) at the written direction of the Company (or the Servicer on its behalf) delivered to the Collateral Agent in Eligible Investments; provided that, following the occurrence and during the continuance of an Event of Default or following a Market Value Event, all amounts on deposit in the Unfunded Exposure Account and such Permitted Non-USD Currency Unfunded Exposure Accounts shall be invested, reinvested and otherwise disposed of at the written direction of the Administrative Agent delivered to the Collateral Agent. Amounts on deposit in the Permitted Non-USD Currency Unfunded Exposure Account in respect of GBP, AUD, Euros, CAD, CHF, NOK, SEK and DKK shall remain uninvested and if no direction is delivered to the Collateral Agent, amounts in the Unfunded Exposure Account and the other Permitted Non-USD Currency Unfunded Exposure Accounts will remain uninvested.
(e)Unfunded Exposure Account and Permitted Non-USD Currency Unfunded Exposure Accounts.
(i)Amounts may be deposited into the Unfunded Exposure Account and/or any Permitted Non-USD Currency Unfunded Exposure Account from time to time in accordance with Section 4.05. Amounts shall also be deposited into the Unfunded Exposure Account and each applicable Permitted Non-USD Currency Unfunded Exposure Account as set forth in Section 2.03(f).
(ii)While no Event of Default has occurred and is continuing and no Market Value Event has occurred and subject to satisfaction of the Borrowing Base Test (after giving effect to such release), the Servicer may direct, by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator), the release of funds on deposit in an Unfunded Exposure Account or any Permitted Non-USD Currency Unfunded Exposure Account (i) for the purpose of funding a Loan Party's unfunded commitments with respect to Delayed Funding Term Loans and Revolving Loans in the related Currency, for deposit into the applicable Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account and (ii) so long as no Unfunded Exposure Shortfall exists or would exist after giving effect to the withdrawal. Following the occurrence of an Event of Default and the declaration of the Advances then outstanding to be due and payable in accordance with Article VII or following the occurrence of a Market Value Event, at the written direction of the Administrative Agent (with a copy to the Collateral Administrator), the Securities Intermediary shall transfer all amounts in each Unfunded Exposure Account to the related Principal Collection Account and all amounts in each Permitted Non-USD Currency Unfunded Exposure Account to the related Permitted Non-USD Currency Principal Collection Account, in each case, to be applied pursuant to Section 4.05. Upon the direction of the Company by means of an instruction in writing to the Securities

Intermediary (with a copy to the Collateral Administrator, the Collateral Agent and the Administrative Agent), any amounts on deposit in any Unfunded Exposure Account in excess of outstanding funding obligations of the applicable Loan Party in respect of USD denominated Delayed Funding Term Loans and Revolving Loans shall be released to the applicable Principal Collection Account and any amounts on deposit in any Permitted Non-USD Currency Unfunded Exposure Account in excess of outstanding funding obligations of the Company or the Investment Subsidiary, as applicable, in respect of Delayed Funding Term Loans and Revolving Loans in the related currency shall be released to the applicable Permitted Non-USD Currency Principal Collection Account, in each case, to prepay the outstanding Advances.
SECTION 8.02.Collateral Security; Pledge; Delivery.
(a)Grant of Security Interest. As collateral security for the prompt payment in full when due of all the Company's obligations to the Agents, the Securities Intermediary, the Collateral Administrator and the Lenders (collectively, the "Secured Parties") under this Agreement (collectively, the "Secured Obligations"):
(i) the Company has granted on the Original Effective Date, and herby confirms the grant and pledge to the Collateral Agent and grants a continuing security interest in favor of the Collateral Agent in all of the Company's right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, investment property, and any and all other property of any type or nature owned by it (all of the property described in this clause (a)(i) being collectively referred to herein as "Company Collateral"), including, without limitation: (1) each Portfolio Investment, (2) all of the Company's interests in the Collateral Accounts and all investments, obligations and other property from time to time credited thereto, (3) the Sale Agreement, the Master Participation Agreement and any other Loan Document and all rights related to each such agreement (4) all other property of the Company and (5) all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof; and
(ii)The Investment Subsidiary hereby hypothecates, charges, mortgages, assigns, collaterally assigns, grants and pledges to the Collateral Agent on and effective as of the Luxembourg Security Effective Date, a continuing security interest in favor of the Collateral Agent in all of the Investment Subsidiary's right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts (other than any accounts subject to a pledge (gage) under the relevant Luxembourg law governed Luxembourg Security Documents), payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, investment property, and any and all other property of any type or nature owned by it (all of the property described in this clause (a)(ii) being collectively referred to herein as the "Investment Subsidiary Collateral" and, together with the Company Collateral, the "Collateral"; provided that the Collateral shall not include the Excluded Account), including, without limitation: (1) each Portfolio Investment, (2) all of the Investment Subsidiary's interests in the Collateral Accounts and all investments, obligations and other property from time to time credited thereto, (3) the Investment Subsidiary Sale Agreement and any other Loan Document and all rights related to each such agreement (4) all other property of the Investment Subsidiary and (5) all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof. Notwithstanding the foregoing, solely to the extent validly and effectively pledged pursuant to the terms of the Luxembourg Security Documents, the Pledged Assets (as defined in the Luxembourg Security Documents) shall only be pledged in accordance with the terms of the Luxembourg Security Documents.
(b)Delivery and Other Perfection. In furtherance of the collateral arrangements contemplated herein, each Loan Party shall (1) Deliver to the Collateral Agent the Collateral hereunder as and when acquired by such Loan Party; (2) if any of the securities, monies or other property pledged by such Loan Party hereunder are received by such Loan Party, forthwith take such action as is necessary to ensure the Collateral Agent's continuing perfected security interest in such Collateral (including

Delivering such securities, monies or other property to the Collateral Agent); and (3) upon the reasonable request of the Administrative Agent, deliver to the Administrative Agent, the Lenders and the Collateral Agent, at the expense of the Company, legal opinions from Latham & Watkins LLP or other counsel reasonably acceptable to the Administrative Agent and the Lenders, as to the perfection and priority of the Collateral Agent's security interest in any of the Collateral.
(c)Remedies, Etc. Following the declaration of the Secured Obligations then outstanding to be due and payable pursuant to Article VII, the Collateral Agent shall (but only if and to the extent directed in writing by the Administrative Agent) do any of the following:
(i)Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's or its designee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent or a designee of the Collateral Agent (acting at the direction of the Administrative Agent) may deem commercially reasonable. Each Loan Party agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days' prior notice to such Loan Party of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Collateral Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;
(ii)Transfer all or any part of the Collateral into the name of the Collateral Agent or a nominee thereof;
(iii)Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;
(iv)Endorse any checks, drafts, or other writings in any Loan Party's name to allow collection of the Collateral;
(v)Take control of any proceeds of the Collateral;
(vi)Execute (in the name, place and stead of any of the Loan Parties) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral; and/or
(vii)Perform such other acts as may be reasonably required to do to protect the Collateral Agent's rights and interest hereunder.
(d)Compliance with Restrictions. Each Loan Party and the Servicer agree that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent or its designee are hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel in writing is necessary in order to avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and each Loan Party and the Servicer further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to any Loan Party or the Servicer for any discount allowed by the reason of the fact that such Collateral is sold in good faith compliance with any such limitation or restriction.
(e)Private Sale. The Collateral Agent shall incur no liability as a result of a sale of the Collateral, or any part thereof, at any private sale pursuant to clause (c) above conducted in a commercially reasonable manner. Each Loan Party and the Servicer hereby waive any claims against each Agent and Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.
(f)Collateral Agent Appointed Attorney-in-Fact. Each Loan Party hereby appoints the Collateral Agent as the Company's attorney-in-fact (it being understood that the Collateral Agent shall not be deemed to have assumed any of the obligations of such Loan Party by this appointment), with full authority in the place and stead of such Loan Party and in the name of such Loan Party, from time to time in the Collateral Agent's discretion (exercised at the written direction of the Administrative Agent), after the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Agreement. Each Loan Party hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this clause is irrevocable during the term of this Agreement and is coupled with an interest.
(g)Further Assurances. Each Loan Party covenants and agrees that, from time to time upon the request of the Collateral Agent (as directed by the Administrative Agent), such Loan Party will execute and deliver such further documents, and do such other acts and things as the Collateral Agent (as directed by the Administrative Agent) may reasonably request in order fully to effect the purposes of this Agreement and to protect and preserve the priority and validity of the security interest granted hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided that no such document may alter the rights and protections afforded to the Loan Parties or the Servicer herein.
(h)Release of Security Interest upon Disposition of Collateral. Upon any sale, transfer or other disposition of any Collateral (or portion thereof) that is permitted hereunder, the security interest granted hereunder in such Portfolio Investment or other Collateral (or the portion thereof which has been sold or otherwise disposed of) shall, immediately upon the sale or other disposition of such Portfolio Investment or other Collateral (or such portion) and without any further action on the part of the Collateral Agent or any other Secured Party, be released. Upon any such release, the Collateral Agent will, at the Company's sole expense and upon receipt of a certification of the applicable Loan Party (or the Servicer on its behalf) that all conditions to such sale, transfer or disposition have been complied with, deliver to the applicable Loan Party, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the applicable Loan Party or its nominee such documents as the applicable Loan Party shall reasonably request to evidence such release.
(i)Termination. Upon the payment in full of all Secured Obligations and termination of the Financing Commitments, the security interests granted herein shall automatically (and without further action by any party) terminate and all rights to the Collateral shall revert to the applicable Loan Party. Upon any such termination, the Collateral Agent will, at the Company's sole expense, deliver to the applicable Loan Party, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the applicable Loan Party or its nominee such documents as the applicable Loan Party shall reasonably request to evidence such termination.
SECTION 8.03.Subordination.

Notwithstanding any other provision of this Agreement, the Company, the Parent and the Investment Subsidiary hereby agree that all Indebtedness and other payment obligations owed by the Investment Subsidiary to (a) the Parent (including under any Intercompany Loans) prior to the Fifth

Amendment Effective Date, and (b) the Company (including under any Intercompany Loans) from and after the Fifth Amendment Effective Date shall be subordinate and junior in right of payment to (and not subject to setoff, netting or recoupment prior to) the prior payment in full in cash of all the Secured Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding).
To the fullest extent permitted by Applicable Law, none of the Administrative Agent, the Collateral Agent, any Lender or any other Secured Party shall be prejudiced in its right to enforce the subordination of any Indebtedness or other obligations owed to the Parent or the Company by the Investment Subsidiary by any act or failure to act on the part of any party hereto.
Neither the Parent nor the Company shall, until the Secured Obligations have been paid in full in cash, exercise any remedies with respect to, or commence legal proceedings to enforce or collect on obligations of the Investment Subsidiary or any rights in respect thereof.
ARTICLE IX
THE AGENTS
SECTION 9.01.Appointment of Administrative Agent and Collateral Agent. Each of the Lenders hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent (each, an "Agent" and collectively, the "Agents") as its agent and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Anything contained herein to the contrary notwithstanding, each Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral hereunder, it being understood and agreed that all powers, rights and remedies hereunder with respect to the Collateral shall be exercised solely by the Collateral Agent for the benefit of the Secured Parties at the direction of the Administrative Agent.
Each financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender and may exercise the same as though it were not an Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company as if it were not an Agent hereunder.
No Agent or the Collateral Administrator shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except that the foregoing shall not limit any duty of the Administrative Agent expressly set forth in this Agreement to include such rights and powers or that such Agent is required to exercise as directed in writing by (i) in the case of the Collateral Agent, the Administrative Agent or (ii) in the case of any Agent, the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided herein), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company that is communicated to or obtained by the financial institution serving in the capacity of such Agent (except insofar as provided to it as Agent hereunder) or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct or with the consent or at the request or direction of the Administrative Agent (in the case of the Collateral Administrator and the Collateral Agent only) or the Required Lenders (or such other number or percentage of Lenders that shall be permitted herein to direct such action or forbearance). None of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be deemed to have knowledge of any Default, Event of Default, Market Value Event or satisfaction or failure of the

Borrowing Base Test unless and until a Responsible Officer has received written notice thereof from the Company, a Lender or the Administrative Agent. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness, genuineness, value or sufficiency of this Agreement, any other agreement, instrument or document or the Collateral, or (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to such Agent. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be required to risk or expend its own funds in connection with the performance of its obligations hereunder if it reasonably believes it will not receive reimbursement therefor hereunder. Without limitation to the immediately preceding sentence, none of the Collateral Agent, the Collateral Administrator, the Securities Intermediary nor the Administrative Agent shall be required to take any action under this Agreement or any other Loan Document if taking such action (A) would subject such Person to Tax in any jurisdiction where it is not then subject to Tax, or (B) would require such person to qualify to do business in any jurisdiction where it is not then so qualified.
Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, direction, opinion, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it in good faith, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
In the event the Collateral Agent or the Collateral Administrator shall receive conflicting instruction from the Administrative Agent and the Required Lenders, the instruction of the Required Lenders shall govern. Neither the Collateral Administrator nor the Collateral Agent shall have any duties or obligations under or in respect of any other agreement (including any agreement that may be referenced herein) to which it is not a party. The grant of any permissive right or power to the Collateral Agent hereunder shall not be construed to impose a duty to act.
It is expressly acknowledged and agreed that neither the Collateral Administrator nor the Collateral Agent shall be responsible for, and shall not be under any duty to monitor or determine, compliance with the Eligibility Criteria or the Concentration Limitations in any instance, to determine any characteristic of any Portfolio Investment, to determine if the conditions of "Deliver" have been satisfied or otherwise to monitor or determine compliance by any other Person with the requirements of this Agreement.
Each of the Collateral Administrator, the Securities Intermediary and each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents, sub-custodians or bailees appointed by it. None of the Collateral Administrator, the Securities Intermediary or any Agent shall be responsible for any misconduct or negligence on the part of any sub-agent, sub-custodian, bailee or attorney appointed by such Person with due care. Each of the Collateral Administrator, the Securities Intermediary and each Agent and any such sub-agent, sub-custodian or bailee may perform any and all its duties and exercise its rights and powers through their respective

Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates (the "Related Parties") for such Agent. The exculpatory provisions in this Article 9 shall apply to any such sub-agent, sub-custodian or bailee and to the Related Parties of the Collateral Administrator, the Securities Intermediary and each Agent and any such sub-agent, sub-custodian or bailee and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as the case may be.
Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent, the Securities Intermediary and the Administrative Agent may resign at any time upon 30 days' notice to each Agent, the Lenders, the Servicer, the Securities Intermediary and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor (a) in the case of the Collateral Administrator, the Collateral Agent and the Securities Intermediary, so long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, with the consent of the Servicer and (b) in the case of the Administrative Agent, so long as no Event of Default has occurred and is continuing and no Market Value Event has occurred (i) following consultation with the Servicer and (ii) if the proposed successor is an Ineligible Person, with the prior written consent of the Servicer. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Administrator, Collateral Agent, Securities Intermediary or Administrative Agent, as applicable, gives notice of its resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor (a) in the case of the Collateral Administrator, the Collateral Agent and the Securities Intermediary, so long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, with the consent of the Servicer and (b) in the case of the Administrative Agent, so long as no Event of Default has occurred and is continuing and no Market Value Event has occurred (i) following consultation with the Servicer and (ii) if the proposed successor is an Ineligible Person, with the prior written consent of the Servicer, which successor shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. If no successor shall have been so appointed and shall have accepted such appointment within sixty (60) days after the retiring Agent, Collateral Administrator or Securities Intermediary gives notice of its resignation, such Agent, Collateral Administrator or Securities Intermediary may petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be, hereunder (and, if applicable, under the Account Control Agreements) by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, Collateral Administrator or Securities Intermediary, as applicable, hereunder and under the Account Control Agreements, and the retiring Agent, Collateral Administrator or Securities Intermediary, as applicable, shall be discharged from its duties and obligations hereunder and under the Account Control Agreements. After the retiring Agent's, Collateral Administrator's or Securities Intermediary's resignation hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such retiring Agent, Collateral Administrator or Securities Intermediary, as applicable, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be.
Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Securities Intermediary and the Collateral Agent may be removed at any time with 30 days' notice by the Company (with the written consent of the Administrative Agent), with notice to the Collateral Administrator, the Collateral Agent, the Securities Intermediary, the Lenders and the Servicer (which removal of the Collateral Agent or the Securities Intermediary will also be effective as removal under the Account Control Agreements). Upon any such removal, the Company shall have the right (with the written consent of the Administrative Agent) to appoint a successor to the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary, as applicable. If no successor to any such Person shall have been so appointed by the Company and shall have accepted such appointment within thirty (30) days after such notice of removal, then the Administrative Agent may (with, so long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, the consent of the Company) appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. If no successor shall have been so appointed and shall have accepted such appointment within sixty (60) days after the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary receives notice of removal, the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary, as applicable, may petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the removed Collateral Agent, the Collateral Administrator and/or the Securities Intermediary hereunder and under the Account Control Agreements, and the removed Collateral Agent, the Collateral Administrator and/or the Securities Intermediary shall be discharged from its duties and obligations hereunder (and, if applicable, under the Borrower Account Control Agreement and/or the Investment Subsidiary Account Control Agreement). After the removed Collateral Agent's, the Collateral Administrator's and/or the Securities Intermediary's removal hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such removed Collateral Agent, Collateral Administrator and/or Securities Intermediary, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be.
Upon the request of the Company or the Administrative Agent or the successor Agent, Collateral Administrator or Securities Intermediary, any such retiring or removed Agent, Collateral Administrator or Securities Intermediary shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor party all the rights, powers and trusts of the retiring or removed Agent, Collateral Administrator or Securities Intermediary, and shall duly assign, transfer and deliver (or cause its sub-custodian or bailee to so assign, transfer and deliver) to such successor agent all property and money held by such retiring or removed Agent, Collateral Administrator or Securities Intermediary hereunder (and under the Borrower Account Control Agreement and/or the Investment Subsidiary Account Control Agreement, if applicable). Upon request of any such successor, the Company and the Administrative Agent shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor agent all such rights, powers and trusts.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, any corporation into which the Collateral Agent, the Securities Intermediary or the Collateral Administrator may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be a party, or any corporation succeeding to the business of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be the successor of the Collateral Agent, the Securities Intermediary or the Collateral Administrator hereunder (and, if applicable, under the Borrower Account Control Agreement and/or the Investment Subsidiary Account Control Agreement) without the execution or filing of any paper with any Person or any further act on the part of any Person.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
Anything in this Agreement notwithstanding, in no event shall any Agent, the Collateral Administrator or the Securities Intermediary be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if such Agent, the Collateral Administrator or the Securities Intermediary, as the case may be, has been advised of such loss or damage and regardless of the form of action.
Each Agent and the Collateral Administrator shall not be liable for any error of judgment made in good faith by an officer or officers of such Agent or the Collateral Administrator, unless it shall be conclusively determined by a court of competent jurisdiction that such Agent or the Collateral Administrator was grossly negligent in ascertaining the pertinent facts.
Each Agent and the Collateral Administrator shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Agreement.
Each Agent and the Collateral Administrator shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond or other document or have any responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.
In the absence of gross negligence or willful misconduct on the part of the Agents, the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document furnished to the Agents, reasonably believed by the Agents to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement but, in the case of a request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Agents, the Agents shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that it conforms to the form required by such provision.
No Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts include but are not limited to acts of God, strikes, lockouts, riots and acts of war. In connection with any payment, the Collateral Agent and the Collateral Administrator are entitled to rely conclusively on any instructions provided to them by the Administrative Agent.
Before the Collateral Agent or Collateral Administrator acts or refrains from acting, it may require, and may conclusively rely on, a certificate (which may be constituted by written directions provided in accordance with this Agreement) of an officer of the Company, the Servicer or Administrative Agent. The Collateral Agent or Collateral Administrator shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate.

The Collateral Agent or Collateral Administrator may, from time to time, request that the parties hereto deliver a certificate (upon which the Collateral Agent or Collateral Administrator may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement or any related document together with a specimen signature of such authorized officers and the Collateral Agent or Collateral Administrator shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.
In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering ("Applicable Bank Law"), the entity serving as Collateral Agent, Securities Intermediary or Collateral Administrator is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with such entity. Accordingly, each of the parties agrees to provide to the Collateral Agent, the Securities Intermediary or the Collateral Administrator upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent, the Securities Intermediary or the Collateral Administrator to comply with Applicable Bank Law.
The rights, protections and immunities given to the Collateral Agent in this Section 9.01 and the second paragraph of Section 9.02(a), the last sentence of Section 9.02(b), Section 9.02(c) and Section 9.02(h) shall likewise be available and applicable in all respects to the Securities Intermediary and the Collateral Administrator regardless of whether such Person is expressly mentioned in such provision.
SECTION 9.02.Additional Provisions Relating to the Collateral Agent and the Collateral Administrator.
(a)Collateral Agent May Perform. The Collateral Agent shall from time to time take such action (at the written direction of the Administrative Agent) for the maintenance, preservation or protection of any of the Collateral or of its security interest therein and the Administrative Agent may direct the Collateral Agent in writing to take any action incidental thereto; provided that in each case the Collateral Agent shall have no obligation to take any such action in the absence of such direction and shall have no obligation to comply with any such direction if it reasonably believes that the same (1) is contrary to Applicable Law or this Agreement or (2) is reasonably likely to subject the Collateral Agent to any loss, liability, cost or expense, unless the Administrative Agent or the Required Lenders, as the case may be, make provision reasonably satisfactory to the Collateral Agent for payment of same (which provision may be payment of such cost or expense by the Company in accordance with the Priority of Payments if such arrangement is reasonably satisfactory to the Collateral Agent). With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Administrative Agent.
If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent shall request written instructions from the Administrative Agent as to the course of action desired by it and shall not be liable for any action taken or omitted to be taken prior to receipt of such instruction. If the Collateral Agent does not receive such instructions within five (5) Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such five (5) Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(b)Custody and Preservation. The Collateral Agent is required to hold in custody and preserve any of the Collateral in its possession pursuant to the terms of this Agreement and the standard of care set forth herein, provided that the Collateral Agent shall be deemed to have complied with the terms of this Agreement with respect to the custody and preservation of any of the Collateral if it takes such action for that purpose as the Company reasonably requests (or, following the occurrence of a Market Value Event or following the occurrence and during the continuance of an Event of Default, as the Administrative Agent reasonably requests), but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to comply with the terms of this Agreement. The Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any liens thereon.
(c)Collateral Agent Not Liable. Except to the extent arising from the gross negligence or willful misconduct of the Collateral Agent, the Collateral Agent shall not be liable by reason of its compliance with the terms of this Agreement with respect to (1) the investment of funds held thereunder in Eligible Investments (other than for losses attributable to the Collateral Agent's failure to make payments on investments issued by the Collateral Agent, in its commercial capacity as principal obligor and not as collateral agent, in accordance with their terms) or (2) losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity. It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming liability for the obligations of the other parties hereto or any parties to the Portfolio Investments or other Collateral.
(d)Certain Rights and Obligations of the Collateral Agent. Without further consent or authorization from any Lenders, the Collateral Agent may execute any documents or instruments necessary to release any lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or as otherwise permitted or required hereunder or to which the Required Lenders have otherwise consented. Anything contained herein to the contrary notwithstanding, in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, any Agent or Lender may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Lenders (but not any Lender in its individual capacity unless the Required Lenders shall otherwise agree), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the purchaser at such sale.
(e)Collateral Agent, Securities Intermediary and Collateral Administrator Fees and Expenses. The Company agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator such fees as the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator and the Servicer, may agree in writing, subject to the Priority of Payments. The Company further agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator, or reimburse the Collateral Agent, the Securities Intermediary and the Collateral Administrator for paying, reasonable and documented out-of-pocket expenses, including attorney's fees and, in the case of the Securities Intermediary, expenses incurred by any sub-agent, sub-custodian or bailee of the Securities Intermediary, in connection with this Agreement and the transactions contemplated hereby, subject to the Priority of Payments.
(f)Execution by the Collateral Agent, the Securities Intermediary and the Collateral Administrator. The Collateral Agent, the Securities Intermediary and the Collateral Administrator are executing this Agreement solely in their capacity as Collateral Agent, Securities Intermediary and Collateral Administrator, respectively, hereunder and in no event shall have any obligation to make any Advance, provide any Advance or perform any obligation of the Administrative Agent hereunder.
(g)Reports by the Collateral Administrator. Each Loan Party hereby appoints U.S. Bank Trust Company, National Association as Collateral Administrator and directs the Collateral Administrator to prepare the reports substantially in the form reasonably agreed by the Loan Parties, the Collateral Administrator and the Administrative Agent. The Loan Parties and the Servicer shall cooperate with the Collateral Administrator in connection with the matters described herein, including calculations relating to the reports contemplated herein or as otherwise reasonably requested hereunder. Without limiting the generality of the foregoing, the Servicer shall supply in a timely fashion any determinations, designations, classifications or selections made by it relating to a Portfolio Investment, including in connection with the acquisition or disposition thereof, and any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Portfolio Investment and reasonably need to complete the reports required to be prepared by the Collateral Administrator hereunder or reasonably required to permit the Collateral Administrator to perform its obligations hereunder. The Collateral Administrator shall endeavor to deliver a draft of each such report to the Servicer and the Servicer shall review, verify and approve the contents of the aforesaid reports. To the extent any of the information in such reports conflicts with data or calculations in the records of the Servicer, the Servicer shall notify the Collateral Administrator of such discrepancy and use reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy. Upon reasonable request by the Collateral Administrator, the Servicer further agrees to provide to the Collateral Administrator from time to time during the term of this Agreement, on a timely basis, any information relating to the Portfolio Investments and any proposed purchases, sales or other dispositions thereof as to enable the Collateral Administrator to perform its duties hereunder. For the avoidance of doubt, (i) prior to the Luxembourg Security Effective Date, all reports prepared by the Collateral Administrator pursuant to this Agreement shall be produced for each Loan Party individually in respect of the Portfolio Investments held by such Loan Party from time to time and (ii) on and after the Luxembourg Security Effective Date all reports prepared by the Collateral Agent pursuant to this Agreement shall be produced on a single aggregated basis in respect of the Portfolio Investments held collectively by the Loan Parties from time to time.
(h)Information Provided to Collateral Agent and Collateral Administrator. Without limiting the generality of any terms of this Section, neither the Collateral Agent nor the Collateral Administrator shall have liability for any failure, inability or unwillingness on the part of the Servicer, the Administrative Agent, any Loan Party or the Required Lenders to provide accurate and complete information on a timely basis to the Collateral Agent or the Collateral Administrator, as applicable, or otherwise on the part of any such party to comply with the terms of this Agreement, and, absent gross negligence or willful misconduct of the Collateral Agent or the Collateral Administrator, as applicable, shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent's or Collateral Administrator's, as applicable, part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.
(i)Luxembourg Security Documents. On the Luxembourg Security Effective Date, the Collateral Agent is hereby authorized and directed to enter into each Luxembourg Security Document to which it is a party on behalf of the Secured Parties. The Collateral Agent shall act thereunder pursuant to the direction of the Administrative Agent in accordance with the terms of the relevant Luxembourg Security Document. In accepting and performing its obligations under this Section 9.02(i) and each Luxembourg Security Document, the Collateral Agent shall (i) be entitled to all of the rights, protections, benefits, immunities and indemnities provided to the Collateral Agent hereunder, mutatis mutandis, (ii) only be responsible for the express duties set forth herein and in the applicable Luxembourg Security Document and shall have no implied covenants or obligations (fiduciary or otherwise), and (iii) not be liable for any action taken or not taken by it with the consent or at the direction of the Administrative Agent or in the absence of its own gross negligence or willful misconduct. It is understood and agreed that any rights granted to the Collateral Agent on behalf of the Secured Parties under any Luxembourg Security Document are solely for purposes of protecting the rights of the Secured Parties, and, without limiting any rights of the Secured Parties, the Collateral Agent shall not have any obligation to take enforcement actions outside of the United States in respect thereof; provided that for the purpose of any such enforcement, the Administrative Agent shall be entitled to appoint (or direct the Collateral Agent to appoint) a sub-agent or sub-custodian pursuant to Section 9.01 hereof (or other agent) in the relevant jurisdiction for any such purpose. The Collateral Agent shall not have any (i) obligation to monitor or supervise any such sub-agent or agent or provide any instruction to such party except to the extent directed to provide an instruction by the Administrative Agent or (ii) liability for any failure or delay in the exercise or enforcement of such rights resulting from the acts or omissions of any such sub-agent, sub-custodian or agent.

ARTICLE X
MISCELLANEOUS
SECTION 10.01.Non-Petition; Limited Recourse. Each of the Collateral Agent, the Securities Intermediary, the Collateral Administrator, the Servicer and the other parties hereto (other than the Administrative Agent) hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Company or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties hereto. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. The Administrative Agent or the Company may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Company shall promptly object to the institution of any bankruptcy, winding-up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 10.01 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted by the Company or against the Company by any Person other than a party hereto.
Notwithstanding any other provision of this Agreement or any other Loan Document, no recourse under any obligation, covenant or agreement of the Company or the Servicer contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of the Company, the Servicer or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company and (with respect to the express obligations of the Servicer under the Loan Documents) the Servicer and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of the Company, the Servicer or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Company or the Servicer contained in this Agreement or any other Loan Document, or implied therefrom, and that any and all personal liability for breaches by the Company or the Servicer of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.
SECTION 10.02.Notices. All notices and other communications in respect hereof (including, without limitation, any modifications hereof, or requests, waivers or consents hereunder) to be given or made by a party hereto shall be in writing (including by electronic mail or other electronic messaging system of .pdf or other similar files) to the other parties hereto at the addresses for notices specified on the Transaction Schedule (or, as to any such party, at such other address as shall be designated by such party in a notice to each other party hereto). All such notices and other communications shall be deemed to have been duly given when (a) transmitted by facsimile, (b) personally delivered, (c) in the case of a mailed notice, upon receipt, or (d) in the case of notices and communications transmitted by electronic mail or any other electronic messaging system, upon delivery, in each case given or addressed as aforesaid.
SECTION 10.03.No Waiver. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
SECTION 10.04.Expenses; Indemnity; Damage Waiver; Right of Setoff.
(a)The Company shall pay (1) all fees and reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and

their Related Parties, including the reasonable and documented fees, charges and disbursements of outside counsel for each Agent and the Collateral Administrator, and such other local counsel as required for the Agents and the Collateral Administrator, collectively, in connection with the preparation and administration of this Agreement, each Account Control Agreement or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (2) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator and the Lenders, including the fees, charges and disbursements of outside counsel for each Agent, the Collateral Administrator, the Securities Intermediary and such other local counsel as required for all of them and, in the case of the Securities Intermediary, expenses incurred by any sub-agent, sub-custodian or bailee of the Securities Intermediary, in connection herewith, including the enforcement or protection of their rights in connection with this Agreement and each Account Control Agreement, including their rights under this Section, or in connection with the Advances provided by them hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.
(b)The Company shall indemnify the Agents, the Collateral Administrator, the Securities Intermediary, the Lenders and their Related Parties (each such Person being called an "Indemnitee"), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of outside counsel for each Indemnitee and such other local counsel as required for any Indemnitees, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (1) the execution or delivery of this Agreement or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations (including, without limitation, any breach of any representation or warranty made by the Company or the Servicer hereunder (for the avoidance of doubt, after giving effect to any limitation included in any such representation or warranty relating to materiality or causing a Material Adverse Effect)) or the exercise of the parties thereto of their respective rights (including, without limitation, the approval or disapproval by the Administrative Agent of the acquisition of any Portfolio Investment in accordance with the terms of this Agreement) or the consummation of the transactions contemplated hereby, (2) any Advance or the use of the proceeds therefrom, or (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or is pursuing or defending any such action; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted (i) from the gross negligence or willful misconduct of such Indemnitee or (ii) solely from the failure of the Portfolio Investments to perform. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)To the extent permitted by Applicable Law, neither the Company nor any Indemnitee shall assert, and each hereby waives, any claim against the Company or any Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement, instrument or transaction contemplated hereby or thereby, any Advance or the use of the proceeds thereof; provided that (i) the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall not be prohibited from asserting consequential damages against the Company and (ii) if the Collateral Agent, the Collateral Administrator or the Securities Intermediary is assessed special, indirect, consequential or punitive damages by a court of competent jurisdiction in connection with a third party claim for which the Collateral Agent, the Collateral Administrator or the Securities Intermediary, as applicable, is entitled to indemnity pursuant to clause (b) above, such special, indirect, consequential or punitive damages so assessed shall constitute actual damages for purposes of this clause (c).
(d)If an Event of Default shall have occurred and the Advances then outstanding shall have been declared due and payable in accordance with Article VII, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this clause (d) are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
(e)This Section 10.04 shall survive the termination of this Agreement for any reason and, if applicable, the earlier resignation or removal any Indemnitee.
SECTION 10.05.Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including, without limitation, a writing evidenced by a facsimile transmission or electronic mail) and executed by each of the Administrative Agent, the Required Lenders, the Loan Parties and the Servicer; provided, however, that any amendment to this Agreement that the Administrative Agent determines in its commercially reasonable judgment is necessary to effectuate the purposes of Section 1.04 hereof following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event and which would not result in an increase or decrease in the rights, duties or liabilities of the Servicer or either Loan Party shall not be required to be executed by the Servicer or either Loan Party; provided further that the Administrative Agent may waive any of the Eligibility Criteria and the requirements set forth in Schedule 3 or Schedule 4 in its sole discretion; provided further that the consent of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be required for any amendment that affects its rights, duties, protections or immunities; provided further that any Material Amendment shall require the prior written consent of each Lender affected thereby.
SECTION 10.06.Successors; Assignments.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Servicer, the Administrative Agent and each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (except with respect to any delegation set forth in Section 5.01) the Servicer may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent. Except as expressly set forth herein, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Subject to the conditions set forth below, any Lender may assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances at the time owing to it) to a bank, a broker-dealer or an insurance company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, any other Person) (x) with the prior written consent (such consent not to be unreasonably withheld) of the Administrative Agent and upon reasonable prior written notice (including via email) to the Company, the Collateral Agent and the Servicer and (y) so long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, if the assignee is an Ineligible Person, with the prior written consent (such consent not to be unreasonably withheld) of the Servicer; provided that no consent of the Administrative Agent (or, for the avoidance of doubt, the Servicer) shall be required for an assignment of any Financing Commitment (x) to an assignee that is a Lender (or any Affiliate thereof) immediately prior to giving effect to such assignment or (y) following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event.
Assignments shall be subject to the following additional conditions: (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement; and (B) the parties to each assignment shall execute and deliver to the Administrative Agent an assignment and assumption agreement in form and substance acceptable to the Administrative Agent.
Subject to acceptance and recording thereof below, from and after the effective date specified in each assignment and assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of a

Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Agreement (and, in the case of an assignment and assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto as a Lender but shall continue to be entitled to the benefits of Sections 5.03 and 10.04).
The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each assignment and assumption delivered to it and the Register. The entries in the Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Lender and the Servicer, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed assignment and assumption executed by an assigning Lender and an assignee, the Administrative Agent shall accept such assignment and assumption and record the information contained therein in the Register.
(c)Any Lender may sell participations to one or more banks or other entities (a "Lender Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances owing to it); provided that (1) such Lender's obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (3) the Company, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Lender Participant, agree to any Material Amendment that affects such Lender Participant.
(d)Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Lender Participant and the principal amounts (and stated interest) of each Lender Participant's interest in the Advances or other obligations under this Agreement (the "Participant Register"); provided that, subject to clause (c) above, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Lender Participant or any information relating to a Lender Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Company agrees that each Lender Participant shall be entitled to the benefits of Sections 3.01(e) and 3.03 (subject to the requirements and limitations therein, including the requirements under Section 3.03(f) (it being understood that the documentation required under Section 3.03(f) shall be delivered to the Lender that sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Lender Participant (A) agrees to be subject to the provisions of Section 3.01(f) relating to replacement of Lenders as if it were an assignee under paragraph (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01(e) and 3.03, with respect to any participation, than the Lender that sells the participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Lender Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company's request and expense, to use reasonable efforts to cooperate with the Company to effectuate the replacement of Lenders provisions set forth in Section 3.01(f) with respect to any Lender Participant.
SECTION 10.07.Governing Law; Submission to Jurisdiction; Etc.
(a)Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York.
(b)Submission to Jurisdiction. Any suit, action or proceedings relating to this Agreement (collectively, "Proceedings") shall be tried and litigated in the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City. With respect to any Proceedings, each party hereto irrevocably (i) submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings to enforce any judgment against any such party arising out of or relating to this Agreement in the courts of any place where such party or any of its assets may be found or located, nor will the bringing of such Proceedings in any one or more jurisdictions preclude the bringing of such Proceedings in any other jurisdiction.
(c)Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 10.08.Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under Applicable Law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 10.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 10.09.PATRIOT Act. Each Lender and Agent that is subject to the requirements of the PATRIOT Act hereby notifies the Company that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or Agent to identify the Company in accordance with the PATRIOT Act.
SECTION 10.10.Counterparts. This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. The words "delivery," "execution," "execute," "signed," "signature," and words of like import in or related to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures which shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 10.11.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12.Acknowledgement and Consent to Bail-In of Affected Financial Institutions.. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under this Agreement may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(1) a reduction in full or in part or cancellation of any such liability;
(2) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or
(3) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Affected Resolution Authority.
As used herein:
"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.
"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
"Bail-In Legislation" means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
"EEA Financial Institution" means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
"Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
"Write-Down and Conversion Powers" means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 10.13.Confidentiality.
Each Agent, the Collateral Administrator, the Securities Intermediary and each Lender agrees to maintain the confidentiality of the Information until the date that is two (2) years after receipt of such Information (or, with respect to Information relating to the financial and other material terms of this Agreement, until the date that is one (1) year after the Maturity Date), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors and, in the case of the Securities Intermediary, any sub-agent, sub-custodian or bailee of the Securities Intermediary (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder, the sale of any Portfolio Investment following the occurrence of a Market Value Event or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.13, to (x) any assignee of or Lender Participant in, or any prospective assignee of or Lender Participant in, any of its rights or obligations under this Agreement (in each case, pursuant to an assumption or participation agreement meeting the requirements of Section 10.06), or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (vii) with the consent of the Company (or the Administrative Agent, in the case of a disclosure by the Company), (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.13 by the delivering party or its Affiliates or (y) becomes available to any Agent, the Collateral Administrator, the Securities Intermediary or any Lender on a nonconfidential basis from a source other than the Company or (ix) to the extent permitted or required under this Agreement or the applicable Account Control Agreement. For the purposes of this Section 10.13, any Person required to maintain the confidentiality of Information as provided in this Section 10.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The provisions of this Section 10.13 shall supersede any prior confidentiality agreement among any of the parties hereto or their respective Affiliates relating to this Agreement and the transactions contemplated hereby.
[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
CARLYLE CREDIT SOLUTIONS SPV LLC,
as Company
By__________________________________
Name:
Title:
CARLYLE CREDIT SOLUTIONS, INC.,
as Servicer
By__________________________________
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent
By__________________________________
Name:
Title:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator
By__________________________________
Name:
Title:
U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary
By__________________________________
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent
By__________________________________
Name: James Greenfield
Title: Managing Director

The Lenders
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender
By__________________________________
Name: James Greenfield
Title: Managing Director

SCHEDULE 1
Transaction Schedule

1.	Types of Financing	Available	Financing Limit

	Advances	yes
U.S.$600,000,000; plus, on and after the Third Scheduled Financing Commitment Increase Date, subject to satisfaction of the Scheduled Financing Commitment Increase Conditions, the principal amount of the Third Scheduled Financing Commitment Increase (which will total U.S.$700,000,000), as reduced from time to time in conjunction with the reduction of the Financing Commitments pursuant to Section 4.07.

Notwithstanding anything in this Agreement to the contrary, (x) not more than 30% of the Financing Limit may be utilized in Permitted Non-USD Currencies, (y) not more than 30% of the Financing Limit may be utilized in GBP and (z) not more than 5% of the Financing Limit may be utilized in AUD.

2.	Lenders	Financing Commitment

JPMorgan Chase Bank, National Association
U.S.$600,000,000; plus, subject to satisfaction of the Scheduled Financing Commitment Increase Conditions, the principal amount of the Third Scheduled Financing Commitment Increase (which will total U.S.$700,000,000), as reduced from time to time pursuant to Section 4.07.

Notwithstanding anything in this Agreement to the contrary, (x) not more than 30% of such Financing Commitment may be utilized in Permitted Non-USD Currencies, (y) not more than 30% of such Financing Commitment may be utilized in GBP and (z) not more than 5% of the Financing Commitment may be utilized in AUD.

3.	Scheduled Termination Date:
April 3, 2030 (or, if a Maturity Extension Request is consented to by the Administrative Agent in its sole discretion, one calendar year anniversary of the Scheduled Termination Date in effect immediately prior to the Maturity Extension Request).

4.	Interest Rates

Applicable Margin for Advances:
With respect to Advances denominated in USD:

With respect to interest based on the applicable Reference Rate, 2.00% per annum (subject to increase in accordance with Section 3.01(b)).

With respect to interest based on the applicable Base Rate, 2.00% per annum (subject to increase in accordance with Section 3.01(b)).

With respect to Advances denominated in a Permitted Non-USD Currency:

With respect to interest based on the applicable Reference Rate, 2.00% per annum; provided that, in the case of Advances denominated in GBP, the Applicable Margin for Advances shall be 2.00% plus the Applicable SONIA Adjustment per annum; provided further that, in the case of Advances denominated in CAD, the Applicable Margin for Advances shall be 2.00% plus 0.32138% per annum (in each case, subject to increase in accordance with Section 3.01(b)).

With respect to interest based on the applicable Base Rate, 2.00% per annum (in each case, subject to increase in accordance with Section 3.01(b)).

5.	Account Numbers

Company Accounts

	Custodial Account:	191202-700
	Interest Collection Account:	191202-201
	Principal Collection Account:	191202-202
	MV Cure Account:	191202-702
	Unfunded Exposure Account:	191202-203

Permitted Non-USD Currency Accounts
CAD:

	CAD Custodial Account:	191202-206
	CAD Interest Collection Account:	191202-204

CAD Principal Collection Account:	191202-205
CAD Unfunded Exposure Account:	191202-207
GBP:
GBP Custodial Account:	191202-222
GBP Interest Collection Account:	191202-220
GBP Principal Collection Account:	191202-221
GBP Unfunded Exposure Account:	191202-223
Euro:
Euro Custodial Account:	191202-212
Euro Interest Collection Account:	191202-210
Euro Principal Collection Account:	191202-211
Euro Unfunded Exposure Account:	191202-213

AUD:

AUD Custodial Account:	191202-232
AUD Interest Collection Account:	191202-230
AUD Principal Collection Account:	191202-231
AUD Unfunded Exposure Account:	191202-233

CHF:

CHF Custodial Account:	191202-242
CHF Interest Collection Account:	191202-240
CHF Principal Collection Account:	191202-241
CHF Unfunded Exposure Account:	191202-243

NOK:

NOK Custodial Account:	191202-252
NOK Interest Collection Account:	191202-250
NOK Principal Collection Account:	191202-251
NOK Unfunded Exposure Account:	191202-253

SEK:

SEK Custodial Account:	191202-262
SEK Interest Collection Account:	191202-260
SEK Principal Collection Account:	191202-261
SEK Unfunded Exposure Account:	191202-263

DKK:

DKK Custodial Account:	191202-272
DKK Interest Collection Account:	191202-270
DKK Principal Collection Account:	191202-271
DKK Unfunded Exposure Account:	191202-273

Investment Subsidiary Accounts:

IS Custodial Account:	119375-700
IS Interest Collection Account:	119375-201
IS Principal Collection Account:	119375-202
IS Unfunded Exposure Account:	119375-203

CAD:

IS CAD Custodial Account:	119375-206
IS CAD Interest Collection Account:	119375-204
IS CAD Principal Collection Account:	119375-205
IS CAD Unfunded Exposure Account:	119375-207
GBP:

IS GBP Custodial Account:	119375-222
IS GBP Interest Collection Account:	119375-220
IS GBP Principal Collection Account:	119375-221
IS GBP Unfunded Exposure Account:	119375-223

Euro:

IS Euro Custodial Account:	119375-212
IS Euro Interest Collection Account:	119375-210
IS Euro Principal Collection Account:	119375-211
IS Euro Unfunded Exposure Account:	119375-213

AUD:

IS AUD Custodial Account:	119375-232
IS AUD Interest Collection Account:	119375-230
IS AUD Principal Collection Account:	119375-231
IS AUD Unfunded Exposure Account:	119375-233

CHF:

IS CHF Custodial Account:	119375-242
IS CHF Interest Collection Account:	119375-240
IS CHF Principal Collection Account:	119375-241
IS CHF Unfunded Exposure Account:	119375-243

NOK:

IS NOK Custodial Account:	119375-252
IS NOK Interest Collection Account:	119375-250
IS NOK Principal Collection Account:	119375-251
IS NOK Unfunded Exposure Account:	119375-253

SEK:

IS SEK Custodial Account:	119375-262
IS SEK Interest Collection Account:	119375-260
IS SEK Principal Collection Account:	119375-261
IS SEK Unfunded Exposure Account:	119375-263

DKK:

IS DKK Custodial Account:	119375-272
IS DKK Interest Collection Account:	119375-270
IS DKK Principal Collection Account:	119375-271
IS DKK Unfunded Exposure Account:	119375-273

6.	Market Value Trigger:	67%

7.	Market Value Cure Trigger:	60%

8.	Purchases of Restricted Securities

Notwithstanding anything herein to the contrary, no Portfolio Investment may constitute, at the time of initial purchase, a Restricted Security. As used herein, "Restricted Security" means any security that forms part of a new issue of publicly issued securities (a) with respect to which an Affiliate of any Lender that is a "broker" or a "dealer", within the meaning of the Securities Exchange Act of 1934, participated in the distribution as a member of a selling syndicate or group within 30 days of the proposed purchase by the Company and (b) which the Company proposes to purchase from any such Affiliate of any Lender.

Addresses for Notices
The Company:	Carlyle Credit Solutions SPV LLC c/o Carlyle Credit Solutions, Inc. One Vanderbilt Avenue New York, New York 10017	Attn: Tom Hennigan Telephone: (212) 813-4827 Electronic Mail Address: tom.hennigan@carlyle.com
The Investment Subsidiary:	CARS Lux Finance SPV S.à r.l. 2, avenue Charles de Gaulle, L 1653 Luxembourg, Grand Duchy of Luxembourg	Attn: Tim Fetter Telephone:(352) 26 86 24 13 Electronic Mail Address: Luxembourg-Credit@carlyle.com

The Servicer:	Carlyle Credit Solutions One Vanderbilt Avenue New York, NY 10017	Attn: Tom Hennigan Telephone: (212) 813-4827 Electronic Mail Address: tom.hennigan@carlyle.com

The Administrative Agent:	JPMorgan Chase Bank, National Association c/o JPMorgan Services Inc. 500 Stanton Christiana Rd., 3rd Floor Newark, Delaware 19713	Attention: Nicholas Rapak Telephone: (302) 634-4961

with a copy to
	JPMorgan Chase Bank, National Association 383 Madison Ave. New York, New York 10179	Attention: James Greenfield Telephone: 212-834-9340 Email: james.r.greenfield@jpmorgan.com With a copy to: de_custom_business@jpmorgan.com brian.m.larocca@jpmorgan.com

The Collateral Agent:	U.S. Bank Trust Company, National Association 8 Greenway Plaza Suite 1100 Houston, Texas 77046	Attention: Global Corporate Trust – Carlyle Credit Solutions SPV LLC Email: carlyle.team@usbank.com

The Securities Intermediary:	U.S. Bank National Association 8 Greenway Plaza Suite 1100 Houston, Texas 77046	Attention: Global Corporate Trust – Carlyle Credit Solutions SPV LLC Email: carlyle.team@usbank.com

The Collateral Administrator:	U.S. Bank Trust Company, National Association 8 Greenway Plaza Suite 1100 Houston, Texas 77046	Attention: Global Corporate Trust – Carlyle Credit Solutions SPV LLC Email: carlyle.team@usbank.com

JPMCB:	JPMorgan Chase Bank, National Association c/o JPMorgan Services Inc. 500 Stanton Christiana Rd., 3rd Floor Newark, Delaware 19713	Attention: Robert Nichols Facsimile: (302) 634-1092

	with a copy to: JPMorgan Chase Bank, National Association 383 Madison Ave. New York, New York 10179	Attention: James Greenfield Telephone: 212-622-9340

Each other Lender:	The address (or facsimile number or electronic mail address) provided by it to the Administrative Agent.

SCHEDULE 2
Contents of Notices of Acquisition
Each Notice of Acquisition shall include the following information for the related Portfolio Investment(s):
JPMorgan Chase Bank, National Association,
as Administrative Agent
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Attention: Nicholas Rapak
Email: de_custom_business@jpmorgan.com
JPMorgan Chase Bank, National Association,
as Administrative Agent
383 Madison Avenue
New York, New York 10179
Attention: Burton Chirinos
Email:    NA_Private_Financing_Diligence@jpmorgan.com
(cc: brian.m.larocca@jpmorgan.com)

JPMorgan Chase Bank, National Association,
as Lender
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Newark, Delaware 19713
Attention: Nicholas Rapak
cc:
U.S. Bank Trust Company, National Association, as Collateral Agent and Collateral Administrator
8 Greenway Plaza
Suite 1100
Houston, Texas 77046
Attention: Global Corporate Trust – Carlyle Credit Solutions SPV LLC

Ladies and Gentlemen:
Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of June 2, 2021 (as amended, the "Agreement"), among Carlyle Credit Solutions SPV LLC, as borrower (the "Company"), JPMorgan Chase Bank, National Association, as administrative agent (the "Administrative Agent"), Carlyle Credit Solutions, Inc., as Servicer (the "Servicer"), the lenders party thereto and the collateral agent, collateral administrator and securities intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.
Pursuant to the Agreement, the Servicer hereby [requests approval for the Company to acquire][notifies the Administrative Agent of the Company's intention to acquire] the following Portfolio Investment(s):1

1 Company to complete as applicable.

Fund
Issuer / Obligor
Jurisdiction
Identifier (LoanX; CUSIP)
Requested Notional Amount
Currency
Asset Class
Current Pay (Y/N)
Syndication Type
Lien
Tranche Size
Price
Spread / Coupon (if Partial Deferrable Obligation, payment-in-kind component)
Reference Rate
Payment Frequency
Reference Rate Floor
Maturity
Moody's Industry
LTM EBITDA (In Millions)
LTM Capital Expenditures (in Millions)
Leverage Through Tranche (Net)
Interest Coverage
Financial Covenants
Security Identifier
Security Description
Quantity
Partial Deferrable Obligation (Y/N)

To the extent available, we have included herewith (1) the material underlying instruments (including the final credit agreement and collateral and security documents) relating to each such Portfolio Investment, (2) an audited financial statement for the previous most recently ended three years of the obligor of each such Portfolio Investment, (3) quarterly statements for the previous most recently ended four fiscal quarters of the obligor of each such Portfolio Investment, (4) any appraisal or valuation reports conducted by third parties in connection with the proposed investment by the Company, (5) applicable "proof of existence" details (if requested by the Administrative Agent), and (6) investment committee memo. The Servicer acknowledges that it will provide such other information from time to time reasonably requested by the Administrative Agent.
We hereby certify that all conditions to the Purchase of such Portfolio Investment(s) set forth in Section 1.03 of the Agreement are satisfied.
Very truly yours,
Carlyle Credit Solutions, Inc.,
as Servicer
By_________________________________
Name:
Title:

SCHEDULE 3
Eligibility Criteria
1.Such obligation is a Loan and is not a Synthetic Security, a Zero-Coupon Security, a Structured Finance Obligation, a Participation Interest (other than Initial Portfolio Investments), a Mezzanine Obligation (or, for the avoidance of doubt, any other unsecured obligation of an obligor) or a Letter of Credit or an interest therein.
2.Such obligation does not require the making of any future advance or payment by the applicable Loan Party to the issuer thereof or any related counterparty except in connection with a Delayed Funding Term Loan or a Revolving Loan.
3.Such obligation is eligible to be entered into by, sold or assigned to the applicable Loan Party and pledged to the Collateral Agent.
4.Such obligation is denominated and payable in USD or a Permitted Non-USD Currency and purchased at a price that is at least 80% of the par amount of such obligation; provided that no such obligation shall be denominated in a Sixth Amendment Permitted Non-USD Currency unless the Sixth Amendment Permitted Non-USD Currency Account Conditions have been satisfied with respect thereto.
5.Such obligation is issued by a company organized in an Eligible Jurisdiction.
6.It is an obligation upon which no payments are subject to deduction or withholding for or on account of any withholding Taxes imposed by any jurisdiction unless the related obligor is required to make "gross-up" payments that cover the full amount of any such withholding Taxes (subject to customary conditions to such payments which the applicable Loan Party (or the Servicer on behalf of such Loan Party) in its good faith reasonable judgment expects to be satisfied).
7.Such obligation is not subject to an event of default (as defined in the underlying instruments for such obligation) in accordance with its terms (including the terms of its underlying instruments after giving effect to any grace and/or cure period set forth in the related loan agreement, but not to exceed five (5) days) and no Indebtedness of the obligor thereon ranking pari passu with or senior to such obligation is in default with respect to the payment of principal or interest or is subject to any other event of default that would trigger a default under the related loan agreement (after giving effect to any grace and/or cure period set forth in the related loan agreement, but not to exceed five (5) days) (a "Defaulted Obligation").
8.The timely repayment of such obligation is not subject to non-credit-related risk as determined by the Servicer in its good faith and reasonable judgment.
9.It is not at the time of purchase or commitment to purchase the subject of an offer other than an offer pursuant to the terms of which the offeror offers to acquire a debt obligation in exchange for consideration consisting solely of cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest.
10.Such obligation is not an equity security and does not provide, on the date of acquisition, for conversion or exchange at any time over its life into an equity security.
11.Such obligation provides for periodic payments of interest thereon in cash at least semi-annually and, if such obligation is a Partial Deferrable Obligation, the portion of interest payable thereon on each payment or distribution date that is required to be paid in cash shall be not less than the applicable Reference Rate plus 2.25% per annum.

12.Such obligation will not cause the applicable Loan Party or the pool of Collateral to be required to register as an investment company under the Investment Company Act of 1940, as amended.
13.The Portfolio Investment has been Delivered to the Collateral Agent.
14.Without limitation to clause 7 above, in the case of a Specified Investment, (i) the obligor on such obligation has not violated any financial covenant contained in such obligation's underlying instruments and (ii) no such financial covenant has been amended, modified or waived and, without limitation to the foregoing, no amendment to the underlying instruments with respect to such Portfolio Investment that relates to a Specified Matter has been entered into, in each case, since the date of the Purchase Commitment for such obligation (in the case of this subclause (ii), unless otherwise consented to by the Administrative Agent in its sole discretion).
15.In the case of a Portfolio Investment that is a Loan, (i) the Administrative Agent is an "Eligible Assignee" (as such term, or comparable term, is defined in the documents evidencing such Portfolio Investment) and such Portfolio Investment is otherwise permitted to be entered into by, sold or assigned to the Administrative Agent and (ii) if the administrative agent with respect to such Portfolio Investment is an affiliate of the Servicer, the applicable Loan Party shall have delivered to the Administrative Agent an assignment agreement duly executed by the administrative agent and/or obligor in respect of such Portfolio Investment, naming the Administrative Agent as assignee.
16.Following the relevant Trade Date, such Portfolio Investment has not been amended to (a) reduce the principal amount of such Portfolio Investment, (b) postpone the maturity date or any scheduled prepayment date in respect of such Portfolio Investment, in either case, for a period of time exceeding six calendar months, (c) alter the pro rata allocation or sharing of payments or distributions required by any related underlying instruments in a manner materially adverse to the applicable Loan Party (as determined by the Administrative Agent in its commercially reasonable judgment), (d) release any guarantor of such Portfolio Investment from its obligations, which release has a material adverse effect on the credit quality of such Portfolio Investment (as determined by the Administrative Agent in its commercially reasonable judgment), or (e) terminate or release any lien on any portion on the collateral securing such Portfolio Investment, which termination or release has a material adverse effect on the credit quality of such Portfolio Investment (as determined by the Administrative Agent in its commercially reasonable judgment), in each case without the re-approval of such Portfolio Investment by the Administrative Agent in the manner set forth in Section 1.02 of the Agreement following receipt of a request therefor from the Servicer and subject to satisfaction of the conditions set forth in clauses (1), (3) and (4) of Section 1.03 of the Agreement; provided that this clause 16 shall not be applicable for purposes of Section 1.03 of the Agreement in connection with the initial acquisition of such Portfolio Investment by the applicable Loan Party.
The following capitalized terms used in this Schedule 3 shall have the meanings set forth below:
"Eligible Jurisdictions" means the United States and any State therein, Australia, Canada, the United Kingdom, any country within the European Economic Area and any other jurisdiction consented to by the Administrative Agent in writing (including via email) to the Servicer (with a copy to the applicable Loan Party and the Collateral Agent) in its sole discretion.
"Letter of Credit" means a facility whereby (i) a fronting bank ("LOC Agent Bank") issues or will issue a letter of credit ("LC") for or on behalf of a borrower pursuant to an underlying instrument, (ii) if the LC is drawn upon, and the borrower does not reimburse the LOC Agent Bank, the lender/participant is obligated to fund its portion of the facility and (iii) the LOC Agent Bank passes on (in whole or in part) the fees and any other amounts it receives for providing the LC to the lender/participant.

"Partial Deferrable Obligation" means any obligation the underlying instruments of which permit a portion of interest payable thereon on any payment or distribution date to be deferred and/or capitalized.
"Structured Finance Obligation" means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities.
"Synthetic Security" means a security or swap transaction, other than a participation interest or a letter of credit, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.
"Zero-Coupon Security" means any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding or (b) pays interest only at its stated maturity.

SCHEDULE 4
Concentration Limitations
The "Concentration Limitations" shall be satisfied on any date of determination if, in the aggregate, the Portfolio Investments (other than any Ineligible Investments) owned (or in relation to a proposed purchase of a Portfolio Investment, proposed to be owned) by the Loan Parties comply with all the requirements set forth below:
1.Portfolio Investments issued by a single obligor and its Affiliates may not exceed an aggregate principal balance equal to 5% of the Collateral Principal Amount; provided that Portfolio Investments issued by two (2) obligors and their respective Affiliates may each constitute up to an aggregate principal balance equal to 7.5% of the Collateral Principal Amount so long as any Portfolio Investment (or portion thereof) that causes the aggregate principal balance of the Portfolio Investments issued by either such obligor or its Affiliates to exceed 5% of the Collateral Principal Amount is a Senior Secured Loan; provided, further, that Specified Investments issued by a single obligor and its Affiliates may not exceed an aggregate principal balance equal to 3% of the Collateral Principal Amount.
2.Not less than 85% of the Collateral Principal Amount may consist of Senior Secured Loans and cash and Eligible Investments on deposit in the Principal Collection Account and the Permitted Non-USD Currency Principal Collection Accounts as Principal Proceeds.
3.Not more than 15% of the Collateral Principal Amount may consist of Second Lien Loans.
4.Not more than an aggregate of 20% of the Collateral Principal Amount may consist of Specified Investments.
5.Not more than an aggregate of 15% of the Collateral Principal Amount may consist of Recurring Revenue Loans.
6. 100% of the Portfolio Investments must be issued by obligors that belong to an Industry Classification and not more than 20% of the Collateral Principal Amount may consist of Portfolio Investments that are issued by obligors that belong to the same Industry Classification; provided that (i) 30% of the Collateral Principal Amount may consist of Portfolio Investments that are issued by obligors that belong to one Industry Classification (other than High Tech Industries and Services: Business), (ii) 25% of the Collateral Principal Amount may consist of Portfolio Investments that are issued by obligors that belong to the "High Tech Industries" Industry Classification; and (iii) an aggregate of 40% of the Collateral Principal Amount may consist of Portfolio Investments that are issued collectively by obligors that belong to the "High Tech Industries: and "Services: Business" Industry Classifications. As used herein, (x) "Industry Classifications" means the Moody's Industry Classifications and up to three additional industry group classifications agreed to in writing (including via email) by the Servicer and the Administrative Agent, such agreement not to be unreasonably withheld, conditioned or delayed and (y) "Moody's Industry Classifications" means the industry classifications set forth in Schedule 6 hereto, as such industry classifications shall be updated at the option of the Servicer (with the consent of the Administrative Agent) if Moody's publishes revised industry classifications.
7.Not more than an aggregate of 35% of the Collateral Principal Amount may consist of Portfolio Investments whose obligors are organized in Eligible Jurisdictions other than the United States; provided that (i) not more than an aggregate of 10% of the Collateral

Principal Amount may consist of Portfolio Investments whose obligors are organized in Australia, (ii) not more than an aggregate of 10% of the Collateral Principal Amount may consist of Portfolio Investments whose obligors are organized in Switzerland, (iii) not more than an aggregate of 5% of the Collateral Principal Amount may consist of Portfolio Investments whose obligors are organized in Norway, (iv) not more than an aggregate of 5% of the Collateral Principal Amount may consist of Portfolio Investments whose obligors are organized in Sweden and (v) not more than an aggregate of 5% of the Collateral Principal Amount may consist of Portfolio Investments whose obligors are organized in Denmark.
8.Not more than an aggregate of 30% of the Collateral Principal Amount may consist of Portfolio Investments denominated in a Permitted Non-USD Currency; provided that (i) not more than an aggregate of 30% of the Collateral Principal Amount may consist of Portfolio Investments denominated in GBP, (ii) not more than an aggregate of 10% of the Collateral Principal Amount may consist of Portfolio Investments denominated in CHF, (iii) not more than an aggregate of 5% of the Collateral Principal Amount may consist of Portfolio Investments denominated in AUD, (iv) not more than an aggregate of 5% of the Collateral Principal Amount may consist of Portfolio Investments denominated in NOK, (v) not more than an aggregate of 5% of the Collateral Principal Amount may consist of Portfolio Investments denominated in SEK and (vi) not more than an aggregate of 5% of the Collateral Principal Amount may consist of Portfolio Investments denominated in DKK.
9.The Unfunded Exposure Amount shall not exceed 10% of the Collateral Principal Amount.
10.Not more than an aggregate of 25% of the Collateral Principal Amount may consist of Partial Deferrable Obligations which are currently deferring interest payments; provided that Partial Deferrable Obligations that provide for periodic payments of interest thereon in cash at least semi-annually with an applicable margin greater than or equal to 4.00% per annum over the applicable benchmark shall be excluded from the limitations set forth in this clause 9.

SCHEDULE 5
Initial Portfolio Investments

SCHEDULE 6

Moody's Industry Classifications
Industry Code	Description
1	Aerospace & Defense
2	Automotive
3	Banking, Finance, Insurance & Real Estate
4	Beverage, Food & Tobacco
5	Capital Equipment
6	Chemicals, Plastics & Rubber
7	Construction & Building
8	Consumer goods: Durable
9	Consumer goods: Non-durable
10	Containers, Packaging & Glass
11	Energy: Electricity
12	Energy: Oil & Gas
13	Environmental Industries
14	Forest Products & Paper
15	Healthcare & Pharmaceuticals
16	High Tech Industries
17	Hotel, Gaming & Leisure
18	Media: Advertising, Printing & Publishing
19	Media: Broadcasting & Subscription
20	Media: Diversified & Production
21	Metals & Mining
22	Retail
23	Services: Business
24	Services: Consumer
25	Sovereign & Public Finance
26	Telecommunications
27	Transportation: Cargo
28	Transportation: Consumer
29	Utilities: Electric
30	Utilities: Oil & Gas
31	Utilities: Water
32	Wholesale

SCHEDULE 7

Form of Partial Deferrable Obligations Notifications

Portfolio Investment	Paid PIK Interest in Quarter ended [Insert immediately prior Quarter] (Y/N)	Coupon Paid (Cash / PIK Interest)
1.
2.
3.
4.
5.

EXHIBIT A
Form of Request for Advance
JPMorgan Chase Bank, National Association,
as Administrative Agent
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Attention: Nicholas Rapak

JPMorgan Chase Bank, National Association,
as Administrative Agent
383 Madison Avenue
New York, New York 10179
Attention: James Greenfield
Email:    james.r.greenfield@jpmorgan.com
(cc: de_custom_business@jpmorgan.com)
(cc: brian.m.larocca@jpmorgan.com)
JPMorgan Chase Bank, National Association,
as Lender
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Newark, Delaware 19713
Attention: Robert Nichols
cc:
U.S. Bank Trust Company, National Association, as Collateral Agent and Collateral Administrator
8 Greenway Plaza
Suite 1100
Houston, Texas 77046
Attention: Global Corporate Trust – Carlyle Credit Solutions SPV LLC
Ladies and Gentlemen:
Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of June 2, 2021 (as amended, the "Agreement"), among Carlyle Credit Solutions SPV LLC, as borrower (the "Company"), JPMorgan Chase Bank, National Association, as administrative agent (the "Administrative Agent"), Carlyle Credit Solutions, Inc., as servicer (the "Servicer"), the lenders party thereto, and the collateral agent, collateral administrator and securities intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.
Pursuant to the Agreement, you are hereby notified of the following:
(1)The Company hereby requests an Advance under Section 2.03 of the Agreement to be funded on [____________].

(2)The aggregate amount of the Advance requested hereby is U.S.$[_________].2
(3)[The proposed purchases (if any) relating to this request are as follows:

Security	Par	Price	Purchased Interest (if any)]

(4)    The Currency of the proposed Advance is [USD][AUD][CAD][EUR][GBP].
(5)    [The Advance is requested to make a Permitted Distribution for the following purpose(s): [__].]
(6)    With respect to Advances denominated in GBP only, the Applicable SONIA Adjustment in respect of the Advance requested hereby is the [One Month SONIA Adjustment3] [Three Month SONIA Adjustment].
We hereby certify that all conditions [to the Purchase of such Portfolio Investment(s) set forth in Section 1.03 of the Agreement and] to an Advance set forth in Section 2.05 of the Agreement have been satisfied or waived as of the [related Trade Date (and shall be satisfied or waived as of the related Settlement Date) and] Advance date[, as applicable].
Very truly yours,
Carlyle Credit Solutions SPV LLC
By__________________________________
Name:
Title:

2 Note: The requested Advance shall be in an amount such that, after giving effect thereto and the related purchase of the applicable Portfolio Investment(s) (if any), the Borrowing Base Test is satisfied.
3 Interest payable with respect to an Advance for which the One Month SONIA Adjustment has been selected shall be payable on the fifteenth (15th) calendar day of each month pursuant to Section 3.01(b).